UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.       )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Under Rule 14a-12

Newmont Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Newmont™

2024 PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Wednesday, April 24, 2024
8:00 a.m., Mountain Daylight Time
Virtual Meeting of Stockholders
Online Meeting Only

LETTER FROM INDEPENDENT CHAIR OF THE BOARD OF DIRECTORS

Dear Fellow Stockholders:
I am pleased to present Newmont’s Proxy Statement and cordially invite you to our 2024 Annual Meeting of Stockholders to be held on Wednesday, April 24, 2024, at 8:00 a.m. Mountain Daylight Time. The Annual Meeting will be held entirely online, which will allow for participation by all of our stockholders, regardless of their geographic location. Please see the Notice of Annual Meeting for more information about how to attend virtually.
On behalf of the full Board of Directors, I sincerely thank you for the trust you have placed in the Board and for your continued investment in Newmont. It is a privilege to serve as your Independent Chair and to work closely with my fellow Directors to carry out our fiduciary responsibilities to you, our stockholders.
SUCCESSFULLY COMPLETED THE ACQUISITION OF NEWCREST
2023 marked a historic milestone for Newmont with the successful completion of the transformational acquisition of Newcrest, which created the world’s leading gold company with robust copper production. Shareholders overwhelmingly voted in favor of this transformational transaction. We appreciate our shareholders’ vote of confidence in Newmont’s strategy, proven operating model and seasoned management team. The acquisition strengthened Newmont’s position as the responsible gold mining leader through the combination of high-quality operations, projects and reserves concentrated in low-risk jurisdictions, including 10 Tier 1 operations* to support decades of safe, profitable and responsible gold and copper production. The Board of Directors and its Committees will hold the management team accountable for safely, efficiently, and responsibly integrating Newcrest’s assets and people into Newmont’s operating model, to accelerate the delivery of our value-focused strategy for all our stakeholders.
BOARD OVERSIGHT AND DIVERSITY
Guided by our purpose and values, the members of our Board leverage their diverse backgrounds, skills, and experiences to oversee strategy and evaluate risk and performance for Newmont’s long-term success. In connection with the Newcrest acquisition, we welcomed Philip Aiken AM and Sally-Anne Layman from the Newcrest Board to our Board of Directors. Mr. Aiken is a well-respected business leader and seasoned director with a robust understanding of the extractives industry, the Australian market and strategic development. Ms. Layman is an experienced director and former senior executive with extensive experience in the mining and finance sectors. Both Mr. Aiken and Ms. Layman bring to the Board a deep understanding of the people and assets being integrated into Newmont’s business.
Our Board understands the importance of leading by example and thoughtfully considers our Board’s composition. More than 63% of the independent directors nominated for election at the upcoming Annual Meeting bring a form of ethnic or gender diversity to the Board, with 45% female representation among independent directors. The Board believes that progressing an inclusive workplace culture is critical to attracting and retaining the talented and diverse workforce and leadership necessary to ensure that Newmont is well positioned to face operational and strategic challenges as an industry leader.
SUSTAINABILITY LEADERSHIP
We remain focused on maintaining industry leadership in safety, environmental, social, and governance performance as we integrate Newcrest’s assets. The Board’s oversight is guided by Newmont’s corporate purpose: to create value and improve lives through sustainable and responsible mining. Newmont’s commitment to sustainability is foundational to achieving that purpose. Both the Board and management have an ongoing responsibility and commitment to understanding the needs and expectations of our stakeholders. The Board understands that transparent and respectful engagement is essential to ensuring our social acceptance and our ability to be a trusted leader in mining and creating long-term value for all of our stakeholders. Newmont has been listed on the Dow Jones Sustainability World Index since 2007, and continues to be widely recognized for our sustainability practices. In 2023, Newmont was named most transparent company in the S&P 500, according to Bloomberg’s ESG Disclosure Score, and received a top 1% S&P Global ESG Score in the metals and mining sector. I invite you to visit Newmont’s Annual Sustainability Report, Climate Report, and other voluntary sustainability reporting at www.newmont.com/sustainability to learn more about how Newmont continues to build a safe, profitable, and responsible business.
YOUR VOTE AND FEEDBACK IS IMPORTANT
We would like to thank our stockholders and other stakeholders for the time they commit to engaging in productive dialogues with Newmont. We are grateful for the feedback shared with our leadership team and directly with members of the Board. The Board considers your input as an important factor in deliberations and decision-making. Please continue to share your opinions, suggestions, and concerns with us.
We encourage you to vote promptly, even if you plan to attend the 2024 Annual Meeting of Stockholders, and to submit questions in advance of the meeting.
The Board of Directors looks forward to serving your interests in 2024 and beyond. Thank you for your continued support of Newmont.
Very truly yours,
GREGORY H. BOYCE
Independent Chair of the Board of Directors
*See Annex A-2 for definition of Tier 1 assets.
2024 Proxy Statement      1

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Newmont Corporation will be held at 8:00 a.m., Mountain Daylight Time, on Wednesday, April 24, 2024, at https://meetnow.global/MKS9NSL. At the 2024 Annual Meeting, the stockholders will be asked to vote on the following proposals and to conduct any other business properly brought before the meeting.
Our Board’s Recommendation
Proposal One — Election of Directors: To elect the twelve directors named in our proxy statement.	✓ FOR
Proposal Two — Advisory Vote to Approve Executive Compensation: To seek an advisory vote on the approval of our executive compensation.	✓ FOR
Proposal Three — Ratification of Auditors: To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2024.	✓ FOR
Record Date: February 27, 2024
Date These Proxy Materials Are First Being Sent to Stockholders: On or about March 14, 2024
The 2024 Annual Meeting of Stockholders is being held in a virtual format conducted solely online which will allow for greater participation regardless of geographic location.
All holders of the Company’s Common Stock, CHESS Depositary Interests (“CDIs”) or PETS Depositary Interests (“PDIs”) as of the Record Date are invited to virtually attend the Annual Meeting.
To participate, holders of Newmont Common Stock will need the unique control number that was included in the proxy materials. If your shares of Common Stock are held in “street name,” meaning your shares are held in a brokerage account or by a bank or other nominee, and your proxy materials do not include a control number, you should contact the broker, bank or other nominee that holds your shares with any questions about obtaining a control number. Holders of Newmont CDIs and PDIs should follow the instructions in the section entitled “General Information” on page 109 to obtain a control number.
It is important that your shares be represented at the Annual Meeting whether or not you are able to attend. Please promptly vote your securities at your earliest convenience.
Holders of Newmont Common Stock as of the Record Date may vote online prior to the meeting by visiting http://envisionreports.com/NEM and entering the control number found in your Notice of Internet Availability of Proxy Materials, or, by phone or by mail. You may also vote during the Annual Meeting by visiting https://meetnow.global/MKS9NSL, entering the control number and following the instructions.
Holders of Newmont CDIs and PDIs as of the Record Date may direct the voting of the common stock underlying the Newmont CDIs or PDIs through the Company’s CDI Depositary, CHESS Depositary Nominees Pty Ltd (“CDN”) and PDI Depositary, PNGCSD Nominee Limited (“PNGCSD”), respectively. Each holder of Newmont CDIs and PDIs may instruct CDN or PNGCSD (as applicable) to vote at the Annual Meeting on their behalf: online at www.investorvote.com.au or by contacting Computershare Australia (using the details on the Notice of Access Letter) to request a hard copy of the CDI voting or PDI voting form (as applicable) to be sent in the mail to their registered address. Holders of CDIs and PDIs are invited to attend the Annual Meeting but may not vote electronically during the Annual Meeting. For more detailed information, see the section entitled “General Information — Voting Your Shares — If you hold Newmont CDIs or PDIs” on page 111.
Voting online or by telephone is fast, convenient, and enables your vote to be immediately confirmed and tabulated, which helps Newmont reduce postage and proxy tabulation costs. For more detailed information on how to vote and applicable deadlines, see the section entitled “General Information — Voting Your Shares” on page 110.
By Order of the Board of Directors,
LOGAN HENNESSEY
Deputy General Counsel and Corporate Secretary
Denver, Colorado
March 11, 2024

Scan this QR code to view digital versions of our Proxy Statement and 2023 Annual Report
The Notice of Annual Meeting, Proxy Statement, and 2023 Annual Report on Form 10-K are available at http://envisionreports.com/NEM

2      Newmont Corporation

2024 Proxy Statement      3

4      Newmont Corporation

ABOUT NEWMONT
Newmont is the world’s leading gold company and a producer of copper, zinc, lead, and silver. The Company’s world-class portfolio of assets, prospects, and talent is anchored in favorable mining jurisdictions in Africa, Australia, Latin America and Caribbean, North America, and Papua New Guinea. Newmont is the only gold producer listed in the S&P 500 Index and is widely recognized for its principled environmental, social, and governance practices. Newmont is an industry leader in value creation, supported by robust safety standards, superior execution, and technical expertise. Founded in 1921, the company and has been publicly traded since 1925.
2023 Highlights
2023 was a strategically transformational year for Newmont. The successful acquisition of Newcrest Mining Limited (“Newcrest Transaction”) on November 6, 2023, was a standout moment in Newmont’s history, which has positioned Newmont as the world’s largest gold mining company with an outstanding portfolio of Tier 1 assets, and a clear pathway to becoming a global-scale copper producer. We remain grounded in our values and guided by our purpose while holding ourselves and the industry accountable as we continuously work to set the standard for responsible mining.
Includes Newmont’s 40% interest in Pueblo Viejo and 32% interest in Lundin Gold (Fruta Del Norte), which are accounted for as an equity method investment.
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Reported Net Loss of $2.5 billion driven by $1.9 billion in impairment charges, $1.5 billion in reclamation charges and $464 million in Newcrest transaction and integration costs; these items are excluded from adjusted earnings results

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Adjusted Net Income (ANI)(2) of $1.57 per share and Adjusted EBITDA(2) of $4.2 billion for the full year; fourth quarter ANI was $0.50 per share

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Declared robust gold reserves of 135.9 million ounces and measured and indicated gold mineral resources of 104.8 million ounces and inferred resources of 69.1 million ounces(2); significant upside to other metals, including copper, silver, lead and zinc

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Ended the year with $3.0 billion of consolidated cash and approximately $6.1 billion of liquidity

(1)
Gold equivalent ounces (GEOs) calculated using Gold ($1,400/oz.), Copper ($3.50/lb.), Silver ($20.00/oz.), Lead ($1.00/lb.) and Zinc ($1.20/lb.) pricing for 2023.

(2)
AISC, Free Cash Flow, ANI and Adjusted EBITDA are non-GAAP metrics; see reconciliations in Annex A-2.

See cautionary statements and notes in Annex A.

2024 Proxy Statement      5

About Newmont
Our Values
Newmont’s commitment to acting responsibly as a business is reflected in our strategy and our values which have been developed in Newmont’s over 100-year history.

Safety	Integrity	Sustainability	Inclusion	Responsibility
We take care of our safety, health, and wellness by recognizing, assessing and managing risk, and choosing safer behaviors to drive a fatality, injury, and illness free workplace	We behave ethically and respect each other and the customs, cultures, and laws wherever we operate	We serve as a catalyst for local economic development through transparent and respectful stakeholder engagement, and as responsible stewards of the environment	We create an inclusive environment where employees have the opportunity to contribute, develop, and work together to deliver our strategy	We deliver on our commitments, demonstrate leadership, and have the courage to speak up and challenge the status quo

6      Newmont Corporation

About Newmont
Our People
It is our strong-held belief that we maintain a competitive advantage through our people with industry leading engagement, leadership, and commitment to inclusion and diversity. Our values of safety, integrity, sustainability, inclusion, and responsibility are engrained in our culture, impact each action we take, and are the foundation of our Code of Conduct. That is why we strive to establish a culture where everyone belongs, thrives, and is valued.
Ensuring everyone goes home safely each day is our first priority. Through our leading health and safety systems, which include Fatality Risk Management, Critical Control Verifications and a focus on mental health and wellbeing, we work to make this goal a reality. In 2023, we lost a colleague, Adam Kennedy, at our Brucejack operations due to a fatal event. Newmont’s senior leadership team and community are deeply saddened by this tragic event and have undertaken a thorough investigation to ensure that critical learnings will be embedded into our safety standards, with the intent that our culture and safety systems will provide an environment that facilitates team members working safely in alignment with our values.
Ensuring an environment that is free from harassment, bullying, and discrimination is also critical to our efforts. Recognizing concerning trends in the mining industry, and society at large, we have established the Respect at Work program, which includes training opportunities, increased transparency of reporting of abusive behaviors, improving the care and support for those who experience disrespectful behavior, and making improvements to our camp accommodations.
We stay connected to the experience of our workforce in many ways, including our employee listening survey, conducted in 2023. Newmont employee participation in the survey was 74%. We are fortunate to have strong levels of engagement driven by employees’ optimism about the future of the company, a belief they know what to do in their roles, and their jobs make effective use of their skills and abilities. Newmont’s survey participation rates outperform the global benchmark (+14) and Manufacturing Industry benchmark (+12) for our survey provider, Medallia.
Our People Strategy, which has been endorsed and monitored by the Board, represents a multi-year journey, and focuses on three critical pillars: Leadership, Inclusion, Diversity and Equity, and People Experience.
Current priorities within the People strategy include launching a leadership development program that will provide the skills to support our expectations for how we work together at Newmont, and ensuring a respectful work environment where every employee belongs, thrives, and is valued. We will enhance the People Experience through our on-going work to ensure every employee knows what is expected of them, how they are performing and the future they have at Newmont. This organizational design work will better prepare team members to deliver on their accountabilities and support operational performance. Equally, our work to integrate Newcrest sites (also referred to as “new to Newmont” sites) will enable performance and delivery on our commitments.
Newmont is an equal employment opportunity employer, and recognizes that a diverse, inclusive workforce is a better workforce for business and society. We are active participants in the Paradigm for Parity framework, a coalition of business leaders committed to a workplace where women and men have equal power, status, and opportunity in senior leadership, and we are committed to advancing the UN Sustainable Development Goal to achieve gender equality. Newmont is striving to increase women in senior leadership roles. We also are fostering a more inclusive, diverse, and equitable workplace by eliminating symbols of exclusion and advancing site-based action plans.
Our commitment to an equitable workplace includes conducting an annual global Pay Equity Analysis across our entire employee population, focused on gender and ethnicity, as well as a Living Wage study. Results are consistent with Newmont’s commitment to providing superior experience for our employees and ensuring equity throughout our employment practices. Our pay equity study confirmed there are no systematic pay disparity trends and our Living Wage study confirmed that in all countries where Newmont has full-time employees, our lowest paid employee earns above the living wage value defined for that country.
Achieving these priorities requires commitment and accountability from our leaders. All leaders of teams are required to set an annual objective that reflects the work they will do to build and maintain a high performing, engaged, diverse and inclusive team.

2024 Proxy Statement      7

About Newmont
At the end of 2023, we employed approximately 21,718 people and had approximately 18,465 people working as contractors. Additional information regarding our workforce and human capital management can be found in Newmont’s Annual Report on Form 10-K for the year ended December 31, 2023, and in the Company’s Annual Sustainability Report accessible through www.newmont.com/sustainability. Our global People Policy is publicly available on our website and states our commitments to employees, which are supported by global standards on employment practices. Newmont reports employment data in U.S. Equal Employment Opportunity Commission EEO-1 reports for our U.S-based workforce. However, the U.S. EEO-1 reports represent only a small portion of our global workforce. In our annual sustainability report, Newmont voluntarily reports global workforce and labor information in accordance with GRI Sustainability Reporting Standards, including data on workforce demographics, compensation and equal remuneration, gender diversity, union representation, labor relations, employee turnover, hiring representation, and training and development.
Our Approach to ESG
Newmont has more than 100 years of experience developing mineral resources. Newmont’s sustainability strategy is a foundational element in achieving our purpose of creating value and improving lives through sustainable and responsible mining. It reflects our approach to managing sustainability risks and considerations across the business and is embedded in our overall business strategy.
We also recognize that sustainability means protecting the health, safety and wellbeing of our workforce and host communities. We are committed to continuously advancing our methods and practices that enhance our governance, protect people, support host communities, and safeguard the environment and, in turn, earn the right to operate for the next 100 years.
Environmental and social practices in the mining industry have undergone a tremendous evolution over the past two decades, especially in the gold mining sector. Environmental stewardship is central to our business. Our approach continues to evolve as we strive to set a standard of excellence and transparency.
2000-2005	2005-2010	2010-2015	2015-2023

Founding member of ICMM (2001)
Founding member to Partnering Against Corruption Initiative (2003)
Established Safety & Sustainability Board committee (2004)
Supporter of Extractive Industries Transparency Initiative (2003 to date)
First sustainability report issued (2004)

Initial signatory of the International Cyanide Management Code (2005)
First named to DJSI North America Index (2006) & World Index (2007)
Appointed Company’s first Chief Sustainability Officer (2007)
Annual CDP Climate and Water disclosures
(2010-2023)

Adopted Conflict-Free Gold Standard (2013)
Established annual public sustainability targets (2014)
Early adopter of the UN Guiding Principles on Business and Human Rights Reporting Framework (2015)
DJSI World gold industry sustainability leader (2015-2023)

Sustainability and safety targets included in compensation plans (2016)
Initiated Fatality Risk Management program to support a fatality, injury and illness free environment (2017)
Began implementing Global Industry Standard on Tailings Management (2020)
Set 2030 science-based climate targets and 2050 carbon neutral goal (2020)
First climate report issued (2021)
First taxes and royalties contribution report (2022)

8      Newmont Corporation

About Newmont
We believe that climate change is one of the greatest global challenges of our time, and that value-creation industries like mining are responsible for driving bold innovations to transition to a low-carbon economy.
Newmont committed to climate targets of 32% reduction in absolute Scope 1 and 2 greenhouse gas (GHG) emissions and intensity by 2030 and 30% reduction in absolute Scope 3 GHG emissions, with an ultimate goal of becoming carbon neutral by 2050. Our 2030 targets have been validated by the Science Based Targets initiative. As a part of our climate commitment, we will invest in climate change initiatives. Newmont issued its first Climate Report in 2021 which details Newmont’s governance, strategy, and portfolio resilience to a range of climate scenarios and tracks the Company’s progress in achieving its climate targets.
As a result of our long-standing commitment to sustainability and transparency, Newmont continues to be recognized for responsible business practices and as a mining leader in sustainability.
Board Oversight
We believe strong governance is fundamental for sustainable environmental and social performance. The Board’s Safety and Sustainability (S&S) Committee actively engages with management, providing advice, counsel and recommendations, and oversight on matters relating to health, safety, security, sustainable development, environmental management and affairs, stakeholder relations, human rights, cultural heritage and government relations.
Jane Nelson, who has a long and distinguished career advocating for sustainable business practices and is the Founding Director of the Corporate Responsibility Initiative at Harvard Kennedy School, became the S&S Committee Chair in 2019, and will continue to serve as its Chair in 2024.
Strategic Imperatives
Three strategic imperatives — performance, social acceptance and reputation, and risk management — drive the programs necessary to deliver our sustainability strategy:
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Performance: Investors and other stakeholders are increasingly interested in the link between non-financial performance and long-term value creation.

2024 Proxy Statement      9

About Newmont
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Social acceptance and reputation: Programs and activities that build trust-based relationships with stakeholders, including community participatory monitoring programs at several sites and transparently disclosing our performance in addressing human rights matters and community complaints and grievances.

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Risk management: Strategies and programs — such as those related to fatality risks, human rights, responsible sourcing, closure, energy and climate, water stewardship and tailings management — are examples of our proactive approach to managing both short- and long-term risks and preparing for emerging issues.

Non-financial Disclosures
Investors are encouraged to review our Annual Sustainability Report (ASR) to see how we work toward making a positive difference in the lives of employees, stakeholders, business partners and host communities around the world.
We are committed to continuous improvement and reporting our performance in line with voluntary commitments, initiatives, memberships and disclosure frameworks. We remain committed to aligning our sustainability programs with leading practices, including the following:
PricewaterhouseCoopers (PwC) served as our third-party sustainability data assurance provider in 2021 and 2022, and is doing so again in 2023. PwC assures select publicly reported sustainability data published in our ASR, CR and WGC Conflict-Free Gold Report. PwC undertakes the assurance engagements in accordance with the ISAE 3000 standard Assurance Engagements Other Than Audits or Reviews of Historical Financial Information, which is used widely for assurance in all industries and over all types of non-financial public data.
Newmont’s current transparent non-financial reporting suite, as outlined below, can be found on our website at https://www.newmont.com/sustainability/sustainability-reporting. Readers are reminded that the information in our sustainability report and on our website is not incorporated by reference into this annual proxy statement.

10      Newmont Corporation

About Newmont
Annual Sustainability Report (ASR) & Assurance Statement
Annual review of non-financial performance updates on governance, strategy, risk management and performance in key areas that include health, safety and security, workforce, the environment, supply chain, social acceptance, ethics and compliance, value sharing, equity, inclusion and diversity, providing decision-useful information for stakeholders. The ASR follows global standards and guidelines for non-financial disclosures and includes a disclosure framework index. The ASR is compiled in reference to the GRI Standards and SASB Metals & Mining Sustainability Accounting Standard and reflects Newmont’s commitment to transparency and reporting obligations as a founding member of the International Council on Mining and Metals and as an early adopter of the UN Guiding Principles Reporting Framework. The ASR will be accompanied by an independent limited assurance statement over selected subject matter as defined in the assurance provider’s scope.

Climate Report (CR) & Assurance Statement
Newmont’s approach to ensuring business resiliency in the face of climate change. Following the recommendations of the Task Force on Climate-related Financial Disclosures (TCFD), the report covers climate governance, strategy, risks and opportunities, as well as performance metrics and targets in support of a smooth transition of achieving a well-below 2-degree reduction by 2030, in line with the Paris Agreement, and to help the Company reach its carbon neutral aspirations by 2050. The CR will be accompanied by an independent assurance statement over selected greenhouse gas emissions data as defined in the assurance provider’s scope.

ESG Data
All of Newmont’s ESG data is housed digitally in one centralized location for easy access by stakeholders, primarily the investment community, for decision-making purposes. Available in downloadable, locked MS Excel file format.

Conflict-Free Gold (CFG) Report & Assurance Statement
Summarizes how Newmont conforms to the requirements of World Gold Council’s CFG Standard to ensure that our gold has been extracted in a manner that does not cause, support or benefit unlawful armed conflict or contribute to human rights abuses or breaches of international humanitarian law. The CFG will be accompanied by an independent reasonable assurance statement over the selected subject matter as defined in the assurance provider’s scope.

Policy Influence Disclosure
Disclosure on how Newmont engages in policy dialogue in order to ensure transparency in policy and lobbying practices in alignment with Newmont’s values. Details membership and trade associations, policy perspectives, lobbying reporting and political contributions.

CDP (formerly Carbon Disclosure Project) Climate and Water Questionnaire responses
Responses to investor-led CDP Questionnaires for CDP Climate Change and CPD Water Security. Questionnaires cover Newmont’s approach to governance, risks and opportunities, business strategy, targets and performance related to climate and water aspects and impacts of Newmont’s operations.

EEO-1 Forms
Disclosure on U.S. employee data including race/ethnicity, gender and job categories. Required under section 709(c) of Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000e-8(c), and 29 CFR 1602.7-.14 and 41 CFR 60-1.7(a) for eligible companies.

2024 Proxy Statement      11

About Newmont
Extractive Sector Transparency Measures Act (ESTMA)
Disclosure of certain types of payments made to governments in Canada and abroad based on Newmont’s Canadian operations. ESTMA was implemented in an effort to raise transparency and reduce corruption in select sectors, including mining.

Taxes and Royalties Contribution Report
Details Newmont’s significant economic contributions to host communities and governments as part of our continued commitment to transparency and to shared value creation. The report also discusses our tax governance framework, strategy, approach to tax planning and stakeholder engagement. The disclosures in the report align with requirements of GRI 207: Tax 2019 global standard for tax transparency.

Beneficial Ownership
A published support statement and disclosure of beneficial ownership in line with the Extractive Industries Transparency Initiative (EITI) Guidance on the Expectations for EITI supporting companies. Our Beneficial Ownership Transparency statement discloses each person known by Newmont to be the beneficial owner of more than 5% of any class of the Company’s voting securities, the level of ownership and details about how ownership is exerted. This disclosure, which meets ICMM and EITI requirements, demonstrates our leadership and commitment to promote revenue transparency and accountability in the extractive industry.

Mineral Development Contracts
A public disclosure of investment agreements and mineral development contracts signed with host governments in line with the EITI Guidance on the Expectations for EITI supporting companies. The disclosure relates to large, well-progressed operations and projects which justify having specific contracting arrangements, provided such disclosure is not prohibited by law or regulation. Our decision to disclose contracts where feasible demonstrates our commitment to the EITI and to further promoting contract transparency.

12      Newmont Corporation

PROXY VOTING SUMMARY
PROPOSAL ONE — ELECTION OF DIRECTORS
Newmont has a diverse slate of Director nominees. Newmont’s commitment to inclusion starts at the top. A range of gender, race, ethnicity and nationality are well represented on Newmont’s 2024 Director nominee slate, with over 63% of independent directors bringing a form of diversity.
Each nominee brings a strong and unique background and set of skills to the Board, giving the Board, as a whole, competence and experience in a wide variety of areas.
All nominees are independent, except for one director, Newmont’s President and Chief Executive Officer. Average Director tenure is five (5) years, with frequent refreshment.
The Board is highly engaged between regular quarterly meetings, special meetings and site visits — with a combined 99% overall attendance rate at Board of Director meetings and Board Committee meetings for all incumbent Directors standing for re-election.
FOR
The Board of Directors Unanimously Recommends that Stockholders Vote “FOR” Each of our Twelve Nominees for Director.
PROPOSAL TWO — ADIVSORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION
Our executive compensation program is designed to include pay practices that drive behaviors to deliver business results aligned with our purpose. We believe our compensation program provides the appropriate mix of fixed and at-risk compensation. The majority of executive pay is performance-based and delivered through long-term incentives, and realized pay has followed shareholder investment outcome trends over the last five years.
FOR
The Board of Directors Unanimously Recommends Stockholders Vote “FOR” Approval of the Advisory Resolution on Executive Compensation.

2024 Proxy Statement      13

Proxy Voting Summary
PROPOSAL THREE — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected Ernst & Young LLP to continue to serve as the independent registered public accounting firm for the fiscal year 2024. Stockholder ratification is not required for the selection of Ernst & Young LLP because the Audit Committee has the responsibility for selecting our independent registered public accounting firm. The selection, however, is being submitted for ratification by the stockholders. No determination has been made as to what action the Audit Committee would take if stockholders do not ratify the selection.
FOR
The Board of Directors Unanimously Recommends that Stockholders Vote “FOR” the Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending December 31, 2024.

14      Newmont Corporation

PROPOSAL ONE — ELECTION OF DIRECTORS

Voting for Directors
If you hold your Newmont stock through a broker, bank or other financial institution, your Newmont stock will not be voted on your behalf on the Election of Directors unless you complete and return the Voting Instruction Form or follow the instructions provided to you to vote your stock via telephone or online. Because your broker does not have discretionary authority to vote on this proposal without instructions from you, if you do not instruct your broker, bank or other financial institution how to vote, a “broker non-vote” will occur and your shares will not be represented in the Election of Directors vote at the Annual Meeting.
Majority of Votes Cast Standard for the Election of Directors
Our By-Laws provide that in an uncontested election each Director will be elected by a vote of the majority of the votes cast, which means the number of votes cast “for” a Director’s election must exceed 50% of the number of votes cast with respect to that Director’s election. Votes cast shall include votes to withhold authority but shall exclude abstentions. Votes will not be deemed cast if no authority or direction is given. As such, abstentions and broker non-votes are not counted as votes cast and therefore will have no effect on determining whether the required majority vote has been attained.
If a nominee for Director does not receive the vote of at least a majority of votes cast with respect to that nominee at the Annual Meeting, it is the policy of the Board of Directors that the Director must tender their resignation to the Board. In such a case, the Corporate Governance and Nominating Committee will make a recommendation to the Board whether to accept or reject the tendered resignation, or whether other action should be taken, considering all of the facts and circumstances. The Director who has tendered their resignation will not take part in the deliberations. For additional information, our Corporate Governance Guidelines are available on our website at http://www.newmont.com/about-us/governance-and-ethics/.

2024 Proxy Statement      15

PROPOSAL ONE — ELECTION OF DIRECTORS
Director Nominee Overview
The following overview, matrix and biographical descriptions set forth certain information with respect to the nominees for election as directors at the 2024 Annual Meeting, based upon information furnished by each director.

2024 Director Nominees

Gregory H. Boyce, 69 IND
Pronouns: He, Him, His
Retired Executive Chairman and Chief Executive Officer, Peabody Energy Corporation
Tenure: 8 years
Other Current Public Boards: None

Susan N. Story, 64 IND
Pronouns: She, Her, Hers
Retired President and Chief Executive Officer, American Water Works Company Inc.
Tenure: 3 years
Other Current Public Boards: 2

Julio M. Quintana, 64 IND
Pronouns: He, Him, His
Retired Director, President and Chief Executive Officer, Tesco Corporation
Tenure: 8 years
Other Current Public Boards: 1

Tom Palmer, 56
Pronouns: He, Him, His
President and Chief Executive Officer, Newmont Corporation
Tenure: 4 years
Other Current Public Boards: None

Jane Nelson, 63 IND
Pronouns: She, Her, Hers
Founding Director, Harvard Kennedy School's Corporate Responsibility Initiative
Tenure: 12 years
Other Current Public Boards: 1

René Médori, 66 IND
Pronouns: He, Him, His
Retired Finance Director, Anglo American plc
Tenure: 6 years
Other Current Public Boards: 2

José Manuel Madero, 55 IND
Pronouns: He, Him, His
Founder and Managing Partner, Bizwp, SC
Tenure: 3 years
Other Current Public Boards: 1

Sally-Anne Layman, 50 IND
Pronouns: She, Her, Hers
Retired Division Director, Macquarie Group Limited
Tenure: < 1 year
Other Current Public Boards: 3

Emma Fitzgerald, 57 IND
Pronouns: She, Her, Hers
Retired Chief Executive Officer Puma Energy International
Tenure: 2 years
Other Current Public Boards: 2

Maura J. Clark, 65 IND
Pronouns: She, Her, Hers
Former President Direct Energy Business
Tenure: 4 years
Other Current Public Boards: 2

Bruce R. Brook, 68 IND
Pronouns: He, Him, His
Retired Chief Financial Officer, WMC Resources Limited
Tenure: 12 years
Other Current Public Boards: 2

Philip Aiken AM, 75 IND
Pronouns: He, Him, His
Retired Group President Energy, BHP Petroleum
Tenure: < 1 year
Other Current Public Boards: 1

Board Diversity
At Newmont, we believe it is essential that the commitment to diversity and reflecting Newmont’s values starts at the top. Newmont’s core value of inclusion and diversity helps us attract and retain the industry’s top talent so we can achieve differentiated business results today and well into the future.
The Corporate Governance and Nominating Committee regularly evaluates the expertise and needs of the Board to determine the Board’s membership and size. As part of this evaluation, the Corporate Governance and Nominating Committee considers aspects of diversity, such as diversity of gender, race, ethnicity, nationality, age, education, industry, business background and experience in the selection of candidates to serve on the Board. As a global organization, Newmont benefits from having a diverse Board with deep senior management experience, in the industry as well as specialized fields, and across operating regions. We believe this broad range of skills and experience is an asset and enhances the Board’s ability to provide meaningful strategic oversight.
Newmont’s Board composition reflects Newmont’s commitment to diversity with 63.6% of the independent Director nominees representing ethnic or gender diverse categories.

16      Newmont Corporation

PROPOSAL ONE — ELECTION OF DIRECTORS
Over 63% Ethnic/Gender Diversity
7 out of 11 independent director nominees are gender/ethnically diverse
*
Our Board is comprised of 11 independent non-executive directors and one executive director, our President and Chief Executive Officer.

AIKEN	BOYCE	BROOK	CLARK	FITZGERALD	LAYMAN	MADERO	MÉDORI	NELSON	PALMER	QUINTANA	STORY
Gender Identity												
Male	✓	✓	✓				✓	✓		✓	✓	
Female				✓	✓	✓			✓			✓
Non-Binary												
Demographic Background												
African American or Black												
Alaskan Native or American Indian												
Asian												
Hispanic or Latinx							✓				✓	
Native Hawaiian or Pacific Islander												
White	✓	✓	✓	✓	✓	✓		✓	✓	✓		✓
LGBTQ+

Newmont recognizes that there are multiple forms and spectrums of diversity. The above table represents only certain categories of diversity and is in response to shareholder requests for self-identified racial, ethnic and gender diversity of the Board. See the information which follows for more on the composition and backgrounds of our Board.
Gender reporting is based upon self-identification by our Directors. Each Director nominee’s self-identified pronouns are listed in this proxy statement. Newmont’s leaders believe that encouraging pronoun sharing in the workplace is a step in fostering an environment that is open, welcoming, and safe for all employees.
In connection with Newmont’s efforts to eliminate symbols of exclusions and to create an inclusive workplace, the Board previously amended the Company’s By-laws to incorporate gender-inclusive language. Newmont is taking proactive steps to ensure corporate documents and forms demonstrate respect for all people and are inclusive of all gender identity and gender expression in line with our values and people policy. See “Our People” on page 7 for additional information.

2024 Proxy Statement      17

PROPOSAL ONE — ELECTION OF DIRECTORS
Director Skills and Qualifications
In addition to meeting the minimum qualifications set out by the Board of Directors under “Process for Selecting New Directors,” on page 40, each nominee also brings a strong and unique background and set of skills to the Board, giving the Board, as a whole, competence and experience in a wide variety of areas, including board service, operational delivery, extractive industry and mining, mergers and acquisitions, corporate governance, compensation, executive management, private equity, finance, operations, manufacturing, technology and cybersecurity, government, international business, health and safety, and environmental and social responsibility. The unique background, skills and qualifications that led the Board of Directors and the Corporate Governance and Nominating Committee to the conclusion that each of the nominees should serve as a Director for Newmont are set forth in the “2024 Director Nominees” section below.
Skills, Qualifications and Experience

Public Company CEO Experience	Accounting Experience	Health & Safety Experience	Compensation Expertise

Risk Management Experience	Mergers & Acquisition Experience	Extractive Experience	Leading Sustainability Academic

Environmental & Social Responsibility Experience	Public Company Chair or Lead Director Experience	International Business Experience	Finance Expertise

Innovation, Technology and Cybersecurity Experience	Government/Regulatory Affairs Experience	Designated Audit Committee Financial Expert	Operational and Project Delivery

18      Newmont Corporation

PROPOSAL ONE — ELECTION OF DIRECTORS
SKILLS, QUALIFICATIONS AND EXPERIENCE
	AIKEN	BOYCE	BROOK	CLARK	FITZGERALD	LAYMAN	MADERO	MÉDORI	NELSON	PALMER	QUINTANA	STORY
Public Company CEO Experience
Public Company Chair or Lead Director Experience
Extractive Experience
Operational Delivery
International Business Experience
Mergers & Acquisition Experience
Finance Expertise
Designated Audit Committee Financial Expert
Accounting Experience
Environmental & Social Responsibility Experience
Health & Safety Experience
Compensation Expertise
Leading Academic
Risk Management Experience
Government/ Regulatory Affairs Experience
Innovation and Technology Expertise

2024 Proxy Statement      19

Proposal One — Election of Directors
2024 Director Nominees
Each of the twelve persons named below is a nominee for election as a Director at the Annual Meeting for a term of one year or until their successor is elected and qualified. As previously disclosed, Newmont added two of Newcrest’s directors to its Board of Directors. Mr. Philip Aiken AM and Ms. Sally-Anne Layman were elected as directors by the Board of Directors effective November 6, 2023 when the Newcrest Transaction was implemented. In addition, in accordance with the terms of the Newcrest Acquisition Scheme of Implementation Deed, Newmont agreed to recommend such individuals for election at the first annual meeting of Newmont stockholders following the implementation of the Newcrest Transaction. All other nominees were most recently elected at the 2023 Annual Meeting. Unless authority is withheld, the proxies will be voted for the election of such nominees. If any such nominees cannot be a candidate for election at the Annual Meeting, then the proxies will be voted either for a substitute nominee designated by the Board of Directors or for the election of only the remaining nominees.
Philip Aiken AM	Emma FitzGerald	Jane Nelson
Gregory H. Boyce	Sally-Anne Layman	Tom Palmer
Bruce R. Brook	José Manuel Madero	Julio M. Quintana
Maura J. Clark	René Médori	Susan N. Story
The following sets forth information as to each nominee for election, including their age (as of the Record Date), and background (including their principal occupation during the past five years, current directorships and directorships held during at least the past five years), and skills and qualifications:
PHILIP AIKEN AM
Independent Director Pronouns: he/him/his Age: 75 Director Since: November 2023 Board Committees: ▶ Leadership Development and Compensation
Career Highlights
Philip Aiken AM, 75, retired from BHP Billiton where he was Group President Energy and President BHP Petroleum from 1997 to 2006. Other notable executive roles include his tenure as Regional Director BOC Gases Europe, Regional Director BOC Gases South Pacific, Managing Director of CIG and Chief Executive of BTR-Nylex. Non-Executive roles have included Chairman of Aveva plc, Balfour Beatty plc, Robert Walters plc, and Non-Executive Director of National Grid plc, Kazakymys plc and Essar Energy plc. Mr. Aiken was also a Senior Advisor of Macquarie Bank (Europe), Director of Miclyn Express Offshore and Essar Oil (India) and Chairman of the 2004 World Energy Congress. He has served on the Boards of the Governor of Guangdong International Council, World Energy Council and Monash Mt Eliza Business School. Mr. Aiken holds a Bachelor of Engineering from the University of Sydney and attended the Advanced Management Program at Harvard Business School in 1989.
Director Qualifications:

International Experience — Roles based in Australia, UK and USA, and extensive experience, through directorships, in operations in Canada, PNG, West Africa, Hong Kong, China, Singapore, India and Kazakstan.

Executive Management Skills — Previous roles as Group President of BHP Billiton’s Energy business, President of BHP Petroleum, Managing Director of BOC/CIG, and Chief Executive of BTR Nylex.
Academic Leadership — Previous role as Director of Monash Mt Eliza Business School.

Operational and Industry Expertise — Over five decades of experience, having occupied numerous roles as director or adviser to notable companies in the engineering, energy, and resources sectors.

Health, Safety, Environmental and Social Responsibility Experience — Experience serving as Director of New Energy One Acquisition and formerly a director of numerous energy and resources companies, and member and/or Chairman of committees relating to Health, Safety, Environmental and/or Social Responsibility at Newcrest Mining Limited, Balfour Beatty, National Grid plc, Miclyn Express Offshore Ltd, Essar Oil and Kazakhmys, plc.

Board Experience — Service on the Company’s Board of Directors since 2023. Currently also serves on the Board of New Energy One Acquisition Corporation plc since 2022 and as the Chair of the Remuneration Committee. Previously served on Newcrest Mining Limited’s Board of Directors from 2013 to 2023. Also previously served as Chairman of Aveva Group plc from 2013 to 2023 and Chairman of Balfour Beatty plc from 2015 to 2021.

20      Newmont Corporation

Proposal One — Election of Directors
GREGORY H. BOYCE

Independent Chair of the Board
Pronouns: he/him/his
Age: 69
Director Since: October 2015, Independent Chair since 2021
Board Committees:
▶
Corporate Governance and Nominating (Chair)

▶
Leadership Development and Compensation

▶
Executive-Finance (Chair)

Career Highlights
Gregory H. Boyce, 69, retired from Peabody Energy Corporation in 2015 as Executive Chairman and Chief Executive Officer. Mr. Boyce joined Peabody in 2003 as President and Chief Operating Officer and served as Chief Executive Officer from 2006 to 2015. Prior to joining Peabody, Mr. Boyce served as Chief Executive Officer — Energy for international mining company Rio Tinto in London, and other various executive roles with Rio Tinto Group from 1989 to 2003. Mr. Boyce holds a Bachelor of Science in Mining Engineering from the University of Arizona and an Advanced Management Program degree from Harvard University’s Graduate School of Business.
Director Qualifications:
CEO/Executive Management Skills — Experience as former President and Chief Executive Officer of Peabody Energy Corporation and other executive management positions noted above.

Operational and Industry Expertise — Over 44 years of experience in the global energy and mining industries. Past Chairman of the National Mining Association. Chair of Lowell Institute for Mineral Resources Board at the University of Arizona.

Health, Safety, Environmental and Social Responsibility Experience — Experience managing matters related to regulatory, policy and social responsibility in executive roles, as well as during service on ESR committees of both Marathon Oil and Monsanto Company. Past member of Board of Trustees of Washington University of St. Louis and past member of Civic Progress in St. Louis. Member Board of Trustees of Heard Museum in Phoenix, Arizona. In-depth experience in environmental and sustainability matters, including development and implementation of Peabody Energy’s ESG and climate programs and work with local governments and indigenous groups to develop sustainable mining frameworks.

International Experience — Extensive senior executive experience working with multinational energy and mining operations, including with Peabody Energy Corporation and Rio Tinto plc (an international natural resource company) as Chief Executive Officer — Energy. Prior to his service with Rio Tinto, Mr. Boyce worked for over 10 years in various operational roles of increasing responsibility with Kennecott, a global natural resources company. He also served on the Board of Monsanto Company, a multinational agrochemical and agricultural biotechnology company for more than five years.

Compensation Expertise — Experience serving as a Chair of Marathon Oil’s Compensation Committee, as a member of Monsanto’s People and Compensation and as a member of Newmont’s Leadership Development and Compensation Committee. Participation in compensation, benefits and related decisions in senior executive roles.

Board Experience — Service on the Company’s Board of Directors since October 2015 including as Independent Chair since 2021. Prior service on the board of Marathon Oil Corporation from 2008 to 2021, having served as Lead Independent Director from February 2019 to May 2021. Formerly served as Executive Chairman of Peabody Energy Corporation from 2007 to 2015 and as a director from 2005 to 2015 and as a Director of Monsanto Company from 2013 to 2018.

2024 Proxy Statement      21

Proposal One — Election of Directors
BRUCE R. BROOK
Senior Independent Director Pronouns: he/him/his Age: 68 Director Since: October 2011 Board Committees: ▶ Audit (Chair) ▶ Corporate Governance and Nominating ▶ Executive-Finance
Career Highlights
Bruce R. Brook, 68, retired from WMC Resources Limited in 2005 where he was Chief Financial Officer. Mr. Brook also held key executive roles including Deputy Chief Finance Officer of ANZ Banking Group Limited, Group Chief Accountant of Pacific Dunlop Limited and General Manager, Group Accounting positions at CRA Limited and Pasminco Limited. Mr. Brook has extensive board, Audit Committee and executive leadership experience in diverse industries, including mining, finance, manufacturing and chemicals. Mr. Brook holds a Bachelor of Commerce and Accounting from University of the Witwatersrand. Mr. Brook is also a Fellow of the Institute of Accountants in Australia and New Zealand and is a member of the Australian Institute of Company Directors.
Director Qualifications:

Financial Expertise — Chair of Newmont’s Audit Committee, the Audit and Risk Management Committee of CSL Limited, and Chair of the Audit Committee at Incitec Pivot Limited. Prior service as the Chair of the numerous Audit Committees as described below in Board Experience. Former member of the Financial Reporting Council, an agency of the Australian Commonwealth from 2006 to 2012, which oversees the work of the Accounting Standards Board and the Auditing Standards Board and advises the Australian Government on matters relating to corporate regulation. Former member of the Director Advisory Panel of the Australian Securities and Investment Commission from 2013 to 2018. Finance executive experience as Chief Financial Officer of WMC Resources Limited from 2002 to 2005. He also held key executive roles including Deputy Chief Finance Officer of ANZ Banking Group Limited, Group Chief Accountant of Pacific Dunlop Limited and General Manager, Group Accounting positions at CRA Limited and Pasminco Limited.

International Experience — Extensive prior international experience as a Director of multiple international companies, including Boart Longyear Limited, Programmed Group, CSL Limited and Incitec Pivot Limited.

Operational and Industry Expertise — Experience as a Director of Lihir Gold Limited, Energy Developments Limited, Consolidated Minerals Limited and Deep Exploration Technologies Cooperative Research Centre, a collaborative research program researching safer, more advanced and more cost-effective geological exploration and drilling methods. Currently serves as a Director at Incitec Pivot, a global manufacturer and distributor of industrial chemicals, explosives, and fertilizers. Expertise in cybersecurity matters including risk appetite, framework and assessments, and insurance, as well as the specific assessments of various companies’ cyber defense programs and numerous internal audit assessments around cyber controls.

Health, Safety, Environmental and Social Responsibility Experience — Extensive governance expertise over more than 30 years in senior executive and director roles, including as chair of numerous audit and risk committees, National President of G100 (an Australian CFO organization representing the 100 largest companies), member of ASIC Director Advisory Council and AICD’s Corporate Governance Advisory Committee. In various roles, he has also held responsibility for assessment of the financial consequences of environmental strategies and development and implementation of both risk management systems and information technology systems. Mr. Brook has developed deep knowledge in connection with oversight of carbon reduction programs (including assessment and development of climate metrics, targets, strategies and reports), quality and regulatory matters, and cyber security (including defense programs and assessments of cyber-related controls).

Board Experience — Service on the Company’s Board of Directors since 2011 and as Chair of the Audit Committee since 2016. Currently also serves on the boards of CSL Limited, Incitec Pivot Limited and Djerriwarrh Investments Limited. Former Director and Chair of Programmed Group from 2010 to 2017. Former Director and Chair of the Audit Committees of Boart Longyear Limited from 2007 to 2015), Lihir Gold Limited, Consolidated Minerals Limited, Energy Developments Limited and Snowy Hydro Limited and former independent Chair of Energy Developments Limited.

22      Newmont Corporation

Proposal One — Election of Directors
MAURA J. CLARK
Independent Director Pronouns: she/her/hers Age: 65 Director Since: April 2020 Board Committees: ▶ Leadership Development and Compensation
Career Highlights
Maura J. Clark, 65, retired from Direct Energy, a subsidiary of Centrica plc, in March 2014 where she was President of Direct Energy Business, a leading energy retailer in Canada and the United States. Previously, Ms. Clark was Executive Vice President of North American Strategy and Mergers and Acquisitions for Direct Energy. Ms. Clark’s prior experience includes investment banking and serving as Chief Financial Officer of an independent oil refining and marketing company. Ms. Clark has extensive board, Audit Committee, strategic finance and executive leadership experience. Ms. Clark holds a Bachelor of Arts in Economics from Queen’s University. She is a member of the Association of Chartered Professional Accountants of Ontario.
Director Qualifications:

Financial Expertise — Service on the Audit Committee of Nutrien and service on the Audit Committee of Fortis Inc. Former Chair of the Elizabeth Arden Audit Committee. Experience as Managing Director, Investment Banking Division with The Goldman Sachs Group from 2000 to 2003 and as Executive Vice President, Corporate Development & Chief Financial Officers of Premcor Inc. from 1995 to 2000. Prior experience includes investment banking and serving as Chief Financial Officer of an independent oil refining and marketing company. Qualified as a Chartered Professional Accountant.

Executive Management Skills — Former President, Direct Energy Business from 2007 to 2014, during which time revenues grew from $2B to $10B through the expansion of products and services, organic sales and transformational mergers and acquisitions. Served as Executive Vice President, North American Strategy and M&A for Direct Energy prior to serving as President. Led strategy development and all merger and acquisition activity.

International Experience — Extensive international experience as a Director of multiple international companies, including Nutrien, and formerly Garret Motion and Elizabeth Arden.

Operational and Industry Expertise — Over 25 years of experience in the global energy and natural resources industries. Prior Managing Director with Goldman Sachs, where she provided strategic banking and debt financing solutions to clients in the natural resources and industrial sectors, including merchant power, gas and electric utilities, refining, propane, water, chemicals and industrial businesses. Former CFO of Premcor, an independent refiner and marketer of petroleum products.

Health, Safety, Environmental and Social Responsibility Experience — Extensive experience as a leader in the energy business managing matters related to regulatory, policy and social responsibility. Additional experience as a director and as a member of the Governance and Sustainability Committee of Nutrien, the world’s largest provider of crop inputs, services and solutions.

Compensation Expertise — Experience serving as a member of Garret Motion’s Compensation Committee and as a member of Nutrien’s Human Resources and Compensation Committee and participation in compensation, benefits and related decisions in senior executive roles.

Board Experience — Service on the Company’s Board of Directors since 2020. Currently also serves on the Board of Fortis, Inc. from 2015 to present, and Nutrien Ltd. from 2018 to present. Prior service on the Garrett Motion, Inc. Board from October 2018 to September 2020. Prior service on the Agrium Inc. Board (merged with Potash Corp and created Nutrien) from 2016 to 2018 and prior service on the Board of Elizabeth Arden Inc. from 2005 to 2016.

2024 Proxy Statement      23

Proposal One — Election of Directors
EMMA FITZGERALD
Independent Director Pronouns: she/her/hers Age: 57 Director Since: December 2021 Board Committees: ▶ Safety and Sustainability
Career Highlights
Dr. Emma FitzGerald, 57, retired from Puma Energy International, a global energy business, focused on delivering energy solutions in Central America, Africa and Asia, in 2021 as Chief Executive Officer and Executive Director. Prior to joining Puma Energy, Dr. FitzGerald served as Executive Director of Severn Trent plc, a UK water & waste services business, from 2015 to 2018. From 2013 to 2015 she served as Chief Executive Officer of gas distribution at National Grid plc, a UK utility, and prior to that she spent over 20 years with Royal Dutch Shell in various senior leadership roles in the Downstream businesses. Currently Independent Non-Executive Director of Seplat Energy plc and UPM Kymmene oyj. Dr. FitzGerald holds a Master of Business Administration from Manchester Business School, and a Doctor of Philosophy in Surface Chemistry from Balliol College, Oxford University and Advanced Certificate in Executive Coaching.
Director Qualifications:

CEO/Executive Management Skills — Former Chief Executive Officer of Puma Energy International with extensive international experience running large customer facing industrial, retail and utilities businesses.

Health, Safety, Environmental and Social Responsibility Experience — Extensive experience as a thought leader in the energy and water industry in matters related to outcome based regulatory policy, circular economy and social responsibility. Service on the Energy Transition and Sustainability Committees of Seplat Energy plc. From 2007 to 2010 she played a key role in reshaping Shell’s renewables strategy. From 2013 to 2018, she ran gas distribution and water & waste networks for National Grid and Severn Trent where she successfully positioned them as sustainability thought leaders. She is a portfolio advisor of Oxford Science Enterprises and a mentor on the Creative Destruction Lab Climate stream to enable acceleration of innovations to support energy transition and application of smart materials to drive performance.

Operational and Industry Expertise — Over 30 years of experience in driving value creation in international energy and water industries and brings a deep understanding of the complexities of customer facing energy businesses and the extraction sector.

International Experience — Extensive international experience as an executive and a director of multiple international and multinational energy, water and distribution services companies, including prior experience with Puma Energy International, Royal Dutch Shell, DCC plc, Cookson Group plc, Alent plc and the International Leadership Advisory Board of the Singapore Prime Minister’s Office.

Financial Expertise — In addition to senior executive experience, she was a member of the Remuneration Committee and a former member of the Audit Committee of UPM Kymmene from April 2020 to April 2022 and is a current member of the Finance and Audit Committee and Chair of the Remuneration Committee of Seplat Energy plc.

Board Experience — Service on the Company’s Board of Directors since 2021. Currently also serves on the Board of Seplat Energy and as Chair of the Remuneration Committee from 2021 to present and the Board of UPM Kymmene Oyj from March 2020 to present (and plans to retire from the UPM Board, effective April 4, 2024). Prior service on the Puma Energy International, Severn Trent plc Boards as an Executive Director, Cookson Group plc, Alent plc, DCC plc Boards as an Independent Non-Executive Director between 2011 and 2021 and the board of Graphene Manufacturing Group Ltd. from 2022 to November 2023.

24      Newmont Corporation

Proposal One — Election of Directors
SALLY-ANNE LAYMAN
Independent Director Pronouns: she/her/hers Age: 50 Director Since: November 2023 Board Committees: ▶ Safety and Sustainability
Career Highlights
Sally-Anne Layman, 50, retired from Macquarie Group Limited where she was Division Director and Joint Head of the Perth office of the Metals, Mining & Agriculture Division. Prior to that, Ms. Layman was a Mining Engineer at Mount Isa Mines, Production Engineer and Alternate Underground Manager at Great Central mines, Accountant at Normandy Yandal, and Management Accountant at Western Metals Limited. Ms. Layman holds a Bachelor of Engineering in Mining with Honors from Curtin University, a Bachelor of Commerce from the University of Southern Queensland, a First Class Mine Managers Certificate of Competency from the WA Department of Mines and Petroleum and she is a Certified Practicing Accountant.
Director Qualifications:

International Experience — Roles based in Australia, Canada and USA, and extensive experience, through directorships, in operations in PNG, West Africa and New Zealand. Also involved in many global M&A and resource financing deals as an investment banker at Macquarie Bank. Ms. Layman has diverse international experience in the resources sector and financial markets.

Executive Management Skills — Previous roles at Macquarie Group Limited, including as Division Director and Joint Head of the Perth office of the Metals, Mining & Agriculture Division.

Operational and Industry Expertise — Over 30 years of international experience in resources and corporate finance. She spent 14 years with Macquarie Group in a range of senior positions, including as Division Director and Joint Head of the Perth office of the Metals, Mining & Agriculture Division. Prior to that, Ms. Layman was a Mining Engineer at Mount Isa Mines, Production Engineer and Alternate Underground Manager at Great Central mines, Accountant at Normandy Yandal, and Management Accountant at Western Metals Limited.

Health, Safety, Environmental and Social Responsibility Experience — Director of Beach Energy Limited, Imdex Ltd, and Pilbara Minerals Ltd. and member and/or Chair of committees relating to Health, Safety, Environmental and/or Social Responsibility at Beach Energy Limited, Imdex Ltd, and Pilbara Minerals Ltd and formerly a member of Newcrest Mining Limited Safety and Sustainability Committee. Formerly Alternate Underground Manager at Great Central Mines.

Board Experience — Service on Newmont’s Board of Directors since 2023. Currently also serves on the Board of Beach Energy Limited since 2019, and as Chair of the Audit Committee and as a member of the Remuneration and Nomination and Risk, and Corporate Governance and Sustainability Committees and on the Boards of Imdex Ltd. since 2017 as the Chair of the Audit, Risk and Compliance and Sustainability Committees and Pilbara Minerals Ltd since 2018 as the Chair of the Sustainability Committee and as a member of the Audit and Risk Committee. Previously served on the Board of Newcrest Mining Limited from 2020 to 2023. Previously also served on the Boards of Perseus Mining Limited and Gascoyne Resources Ltd.

JOSÉ MANUEL MADERO
Independent Director Pronouns: he/him/his Age: 55 Director Since: April 2021 Board Committees: ▶ Safety and Sustainability
Career Highlights
José Manuel Madero, 55, is the Founder and Managing Partner of Bizwp SC, a consulting firm with a strong focus on advising companies in increasing Social/Financial Profitability based out of Mexico City. From 2015 to 2019, Mr. Madero served as Chief Executive Officer at Grupo Bepensa, a Mexican business conglomerate comprised of 40 companies across the industrial, automotive, financial services, and non-alcoholic and alcoholic beverage sectors and from 2005 to 2015, Mr. Madero held various senior management positions at Monsanto Company. Mr. Madero holds a Bachelor of Science in Mine Engineering from the Colorado School of Mines and a Master of Business Administration in Entrepreneurship and International Business Finance from FW Ollin Graduate School of Business at Babson College.
Director Qualifications:

Financial Expertise — Current member of the Audit Committee of Constellation Brands. Experience as a finance, strategy and business development executive and consultant and serves on the board of Vector Casa de Bolsa, a full-service broker dealer and wealth manager with specialized products and services designed for individual investors, companies, institutional funds and government in Mexico, the U.S. and Latam.

Executive Management Skills — Former Chief Executive Officer, Grupo Bepensa, across the industrial, automotive, financial services, and non-alcoholic and alcoholic beverage sectors from February 2015 to February 2019. Prior to joining Grupo Bepensa, Mr. Madero served in a number of senior leadership roles at Monsanto Company and Grupo Pulsar. Mr. Madero has proven expertise in successfully running operations throughout Latin America, the United States, EMEA and Australia, while working effectively with local governments and communities to promote economic development. Mr. Madero also has extensive international business development, mergers and acquisition and supply chain experience.

International Experience — Founder & Managing Partner of Bizwp SC which provides international finance, strategy and business development consulting services. From 2005 to 2015, Mr. Madero held a series of senior management roles at Monsanto Company across multiple international locations and functions including Vice President of International Business Development, President of EMEA (Europe, Middle East, Africa), President of Latin America North, Vice President of Commercial Operations for Latin America South and President of Australia and New Zealand and was Global Vice President of Supply Chain of Seminis Vegetables Seeds.

Operational and Industry Expertise — Served in engineering operations and superintendent roles with Grupo Mexico, the largest mining business conglomerate in Mexico and a worldwide copper producer.
Health, Safety, Environmental and Social Responsibility Experience — Extensive experience as a leader in global companies managing matters related to regulatory, policy and social responsibility.

Board Experience — Service on the Company’s Board of Directors since 2021. Currently also serves on the Board of Constellation Brands, Inc. from 2019 to present. From July 2023 to March 2024 he served as the Interim Board Chair and also a member of the Audit Committee.

2024 Proxy Statement      25

Proposal One — Election of Directors
RENÉ MÉDORI
Independent Director Pronouns: he/him/his Age: 66 Director since: April 2018 Board Committees: ▶ Audit
Career Highlights
René Médori, 66, retired from Anglo American plc in 2018 where he was Finance Director since 2005. Until 2017, Mr. Médori was a non-executive director of De Beers and Anglo American Platinum Limited. He was a non-executive director of SSE plc until December 2017 and Cobham plc until January 2020. Mr. Médori holds a doctorate in economics and degrees in finance and economics from the Université de Paris-Dauphine, France, and completed the Financial Management Program at the Graduate School of Business, Stanford University.
Director Qualifications:

Financial Expertise — Current Chair of the Audit Committee of Vinci SA. Former Chair of Cobham plc Audit Committee. Significant financial and commercial expertise from capital intensive businesses, supplying products to the oil refining, steel and mining industries and experience in international finance in the UK, Europe and the US. Former Finance Director of The BOC Group plc.

International Experience — Extensive international experience as a director of multiple international and multinational mining and energy companies, including Anglo American plc, Petrofac Ltd, SSE plc and The BOC Group plc.

Operational and Industry Expertise — Extensive experience in the global energy and mining industries. Service as a director of Anglo American plc, a global mining company; as a director of Petrofac, a leading international service provider to the oil and gas production and processing industry; and as a director of SSE plc, a Scottish energy company headquartered in Perth, Scotland, United Kingdom.

Health, Safety, Environmental and Social Responsibility Experience — Experience managing matters related to regulatory, policy and social responsibility.

Board Experience — Service on the Company’s Board of Directors since 2018. Currently also serves as the Non-executive Chair for Petrofac Ltd and serves as the Chair of the Nominations Committee and Chair of the Board of Petrofac since 2018. Currently also serves on the board of Vinci SA. Formerly served on the boards of Cobham plc, Anglo American plc, AngloGold Ashanti ( JSE); Anglo American Platinum (JSE); SSE plc and The BOC Group plc.

JANE NELSON
Independent Director Pronouns: she/her/hers Age: 63 Director Since: October 2011 Board Committees: ▶ Safety and Sustainability (Chair) ▶ Corporate Governance and Nominating
Career Highlights
Jane Nelson, 63, is Founding Director of the Corporate Responsibility Initiative at Harvard Kennedy School, and a nonresident senior fellow at the Global Economy and Development Program at the Brookings Institution. From 1993 to 2009, Ms. Nelson was a Director at the International Business Leaders Forum, and a senior advisor until 2013. Ms. Nelson is a former Senior Associate at the Institute for Sustainability Leadership, University of Cambridge and has served on advisory committees to over 45 global corporations, non-governmental organizations and government bodies since 1992. Ms. Nelson holds a Master of Arts and Bachelor of Arts in Philosophy in Politics and Economics from the University of Oxford and a Bachelor of Science in Agriculture with a major in Economics (cum laude) from the University of Natal (now University of KwaZulu-Natal), South Africa, and is a former Rhodes Scholar.
Director Qualifications:

International Experience — Former director at the International Business Leaders Forum; previously worked in the office of the United Nations Secretary-General with the UN Global Compact, and for the World Business Council for Sustainable Development in Africa, for FUNDES in Latin America, and as a Vice President at Citibank working in Asia, Europe and the Middle East. Member of the World Economic Forum’s Global Future Council on Good Governance. Previously on the Economic Advisory Board of the International Finance Corporation (IFC), Leadership Council of the Initiative for Global Development, Co-Chair of the World Economic Forum’s Global Future Council on Transparency and Anti-Corruption, and member, Global Future Council on International Governance, Public-Private Cooperation and Sustainable Development.

Health, Safety, Environmental and Social Responsibility Expertise — Founding Director of Harvard Kennedy School’s Corporate Responsibility Initiative. Commissioner of the Business Commission to Tackle Inequity, World Business Council for Sustainable Development. One of the five track leaders for the Clinton Global Initiative in 2009, leading the track on Developing Human Capital. Current Chair of Newmont’s Safety and Sustainability Committee. Expertise in ESG Matters including service as an expert adviser and/or facilitator in the development of a variety of United Nations, World Bank, World Economic Forum and other initiatives to develop and/or update global frameworks on responsible business conduct in areas ranging from respect for human rights to supporting the Millennium Development Goals and Sustainable Development Goals. Member, World Economic Forum’s Community of Climate Governance Experts. Recognized in the King of the United Kingdom’s 2024 New Year Overseas and International Honors List, and appointed as a Companion of the Order of St Michael and St George (CMG), for her extensive contributions to business and to sustainability.

Academic Experience — Director, Corporate Responsibility Initiative and adjunct lecturer in Public Policy, Harvard Kennedy School. Former lecturer in executive education programs at Harvard Business School and Harvard’s Advanced Leadership Initiative and visiting lecturer in sustainability for Schwarzman Scholars program at Tsinghua University. Nonresident senior fellow at the Brookings Institution and a former senior associate at Cambridge University’s Institute for Sustainability Leadership. Is the Author or co-author of six books and over 100 publications on corporate responsibility, sustainability, ESG, public private partnerships and the role of business in global development, including the Academy of Management’s 2015 Best Book Award in the Social Issues in Management Division.

Industry Expertise — Previous service on ExxonMobil’s External Sustainability Advisory Panel, GE’s Sustainability Advisory Council; and Independent Advisory Panel, International Council on Mining and Metals Resource Endowment initiative; former external adviser to World Bank Group on social impacts in mining, oil and gas sector.

Board Experience — Service on the Company’s Board of Directors since 2011. Currently also serves on the Board of South32 since May 2023 and as a member of the Sustainability and Nomination and Governance Committees since June 2023. Prior service on the Board of the Abraaj Group, FSG, SITA (now SUEZ) and the World Environment Center (now an Emeritus Director).

26      Newmont Corporation

Proposal One — Election of Directors
TOM PALMER
President and Chief Executive Officer Pronouns: he/him/his Age: 56 Director Since: October 2019 Board Committees: ▶ Executive-Finance
Career Highlights
Tom Palmer, 56, is President and Chief Executive Officer and joined Newmont’s Board of Directors on October 1, 2019. Mr. Palmer served as President since June 2019 and as President and Chief Operating Officer from November 2018 until June 2019. Previously, he served as Executive Vice President and Chief Operating Officer since May 2016. Mr. Palmer was elected Senior Vice President, Asia Pacific in February 2015 after serving as Senior Vice President, Indonesia since March 2014. Mr. Palmer holds a Bachelor of Science degree in Engineering from Monash University and a Master of Science in Engineering from Monash University in Melbourne, Australia.
Director Qualifications:

CEO/Executive Management Skills — Currently serving as Newmont’s President and Chief Executive Officer. Extensive leadership experience in prior roles with Newmont and previously with Rio Tinto’s bauxite and alumina, coal, copper, iron ore and technology businesses leading global teams, improving safety, profitability, sustainability and diversity.

Operational and Industry Expertise — Over 27 years of operational experience in the mining industry with senior executive oversight of operations, labor relations and regulatory issues. Worked in a variety of roles across a number of commodities over a 20-year career with Rio Tinto, including Chief Operating Officer, Pilbara Mines, Rio Tinto Iron Ore; General Manager, Technology for the Bauxite and Alumina business; General Manager, Operations at Hail Creek coal mine; and General Manager, Asset Management at Palabora Mining Company in South Africa.

International Experience — Extensive senior executive experience working with multinational mining operations in Australia, Indonesia, South Africa, and North America. Member of the World Gold Council, the International Council on Mining and Metals and the World Economic Forum Mining and Metals Board of Governors.

Health, Safety, Environmental and Social Responsibility Experience — Strong commitment to improving safety and productivity through implementation of safety culture programs. Prior service on the Board of the Minerals Council of Australia and former Chair of the Council’s Health and Safety Committee.

Labor and Compensation Expertise — Extensive labor relations and compensation experience in various senior executive roles including deep knowledge of organizational design, leadership development and talent management and oversight of human relations functions.

Board Experience — Service on the Company’s Board of Directors since October 2019 and prior service on the Board of the Minerals Council of Australia.
JULIO M. QUINTANA
Independent Director Pronouns: he/him/his Age: 64 Director Since: October 2015 Board Committees: ▶ Leadership Development and Compensation (Chair) ▶ Corporate Governance and Nominating
Career Highlights
Julio M. Quintana, 64, retired from Tesco Corporation in 2014 as President and Chief Executive Officer and as a Director from September 2004 to May 2015. From 2004 to 2005, Mr. Quintana served as Tesco’s Executive Vice President and Chief Operating Officer. From 1999 to 2004, Mr. Quintana served in various executive roles for Schlumberger Technology Corporation. Prior to joining Schlumberger, Mr. Quintana spent nearly 20 years in the oil and gas exploration and production business in various operational roles for Unocal Corporation. Mr. Quintana holds a Bachelor of Science degree in Mechanical Engineering from the University of Southern California, Los Angeles and is a licensed professional petroleum engineer in the State of California.
Director Qualifications:

CEO/Executive Management Skills — Experience as former President and Chief Executive Officer of Tesco Corporation, a public company listed on NASDAQ, and other executive management positions noted above.

Operational and Industry Expertise — Over 40 years of experience in various aspects of the oil and gas exploration and production industry, including strong experience in upstream operations, a deep understanding of drilling and asset management technologies as former President and Chief Executive Officer and as Executive Vice President and Chief Operating Officer of Tesco Corporation, former Vice President of Exploitation of Schlumberger and as a current director of SM Energy since 2006.

International Experience — Extensive senior executive experience working with multinational drilling and exploration operations, including with Tesco Corporation and Schlumberger. Prior to Schlumberger, worked for almost 20 years in various operational roles for Unocal Corporation, a global petroleum exploration and production company.

Technology and Innovation Expertise — Experience in senior operating and exploration roles. Served as chair of Newmont’s former Advisory Innovation and Technology Committee in 2019 and 2020, which assisted with matters of innovation and technology in support of the Company’s strategy and initiatives. Received a certificate in cyber-risk oversight from National Association of Corporate Directors.

Financial Experience — Extensive financial management experience in senior executive roles and as a member of the Audit Committee for SM Energy, Basic Energy Services and California Resources Corporation.

Compensation Expertise — Experience serving as a member of the Company’s Leadership Development and Compensation Committee and as a member of SM Energy’s and Basic Energy’s Compensation Committees. Participation in compensation, benefits and related decisions in senior executive, public company roles.

Board Experience — Service on the Company’s Board of Directors since October 2015. Currently also serves on the Board of SM Energy Company as Chairman of the Board and Chairperson of the Executive Committee and on the Board of California Resources Corporation. Former Chair of Basic Energy Services and former director of Tesco Corporation.

2024 Proxy Statement      27

Proposal One — Election of Directors
SUSAN N. STORY
Independent Director Pronouns: she/her/hers Age: 64 Director Since: September 2020 Board Committees: ▶ Audit
Career Highlights
Susan N. Story, 64, retired from American Water Works Company, Inc. in 2020 as President and Chief Executive Officer. She joined American Water as Senior Vice President and Chief Financial Officer in 2013. Prior to joining American Water, Ms. Story served as Executive Vice President of Southern Company, and in other executive positions with subsidiaries of Southern, including President and Chief Executive Officer of Southern Company Services from 2011 to 2013 and President of Gulf Power Company from 2003 to 2010. Ms. Story holds a Bachelor of Science in Industrial Engineering from Auburn University and a Master of Business Administration from the University of Alabama at Birmingham.
Director Qualifications:

CEO/Executive Management Skills — Former President and Chief Executive Officer of American Water. During her tenure, American Water became the first, and continues to be the only, water utility on the S&P 500. Additional executive management positions with Southern as noted above.

Human Capital Management Expertise — Extensive senior executive experience recruiting, hiring and training an evolving workforce population, and mitigating rising employee healthcare costs through innovative partnerships and programs and participation in compensation, benefits and related decisions in senior executive roles. Extensive experience working with 15 different U.S. unions across the U.S. and at the national level.

Financial Expertise — Experience as CFO and CEO of American Water included numerous acquisitions which required significant and deep financial analysis of target organizations’ accounting, finance, regulatory and operations information. In addition to her prior executive experience, she is a current member of the Finance and Risk Oversight Committee and prior member of the Audit Committee of Dominion Energy and is a current member of the Audit Committee of Carrier Global Corporation. She was previously the Lead Director of Raymond James Financial, a diversified financial services company, and served on the Capital Panning Committee (previously the Securities Repurchase and Securities Offerings Committees).

Operational and Technology Expertise — Over 39 years of experience working in energy, electricity, and water industries, including as executive and vice president engineering and construction services of Southern Company overseeing $1-2B construction projects annually. Expertise in cybersecurity including based upon experience as President and CEO of American Water with direct responsibility for the Chief Technology Officer and physical and cyber security efforts for critical drinking water and water infrastructure serving 12 million people as well as serving 17 military installations, and as President and CEO of Southern Company Services, which role included direct responsibility for the Information Technology organization responsible for cybersecurity for critical electrical infrastructure, including transmission and distribution grids. She has led multiple cyber simulations and drills and collaborated with state and federal agencies in connection with simulations and scenario planning.

Health, Safety, Environmental and Social Responsibility Experience — Extensive experience as a leader in the water, energy and electricity business managing matters related to regulatory, policy and social responsibility. Experience includes extensive interaction with state and federal regulators in connection with policy matters. Recognized as a leading voice in ESG, including in connection with her focus on environmental, social and governance programs and commitments at American Water. Chair of Dominion Energy Sustainability and Corporate Responsibility Committee.

Board Experience — Service on the Company’s Board of Directors since September 2020. Currently also serves on the Board of Dominion Energy, Inc. from 2017 to present and the Board of Carrier Global Corporation and a member of the Audit and Compensation committees from January 2023 to present. She previously served on the Board of Raymond James Financial, Inc. from 2008 to February 2023, including as Lead Independent Director from February 2016 to February 2023. Prior service on the American Water Works Company Inc. Board from 2014 to 2020.

28      Newmont Corporation

Proposal One — Election of Directors
Independence of Directors
The Board affirmatively determines the independence of each Director and each nominee for election as Director. For each individual deemed to be independent, the Board has determined (a) that there is no relationship with the Company, or (b) the relationship is immaterial. The Board has considered the independence standards of the New York Stock Exchange and adopted the additional categorical independence standards described below.
The Board has determined the relationships that fall within the standards described in its independence standards are categorically immaterial. As such, provided that no law, rule or regulation precludes a determination of independence, the following relationships are not considered to be material relationships with the Company for purposes of assessing independence: service as an officer, executive director, employee or trustee or greater than five percent beneficial ownership in: (i) a supplier of goods or services to the Company if the annual sales to the Company are less than $1 million or two percent of the gross revenues or sales of the supplier, whichever is greater; (ii) a lender to the Company if the total amount of the Company’s indebtedness is less than one percent of the total consolidated assets of the lender; (iii) a charitable organization if the amount of the Company’s total annual charitable contributions to the organization is less than $1 million or two percent of that organization’s total annual gross receipts (excluding any amounts received through the Company’s employee matching program for charitable contributions), whichever is greater; or (iv) any relationship arising out of a transaction, or series of transactions, in which the amount involved is less than $120,000 in aggregate during the last three years. For the avoidance of doubt, the foregoing is intended to identify certain (but not all) relationships which are not considered material relationships for purposes of assessing independence. Any relationships falling outside of those categories are not necessarily deemed material, but rather they will be specifically considered by the Corporate Governance and Nominating Committee and the Board in connection with individual independence determinations.
In making its independence determinations, the Board specifically considered the circumstances described below.
Mr. Boyce serves as the Chair of the advisory board for the University of Arizona’s Lowell Institute for Mineral Resources. Mr. Boyce is not an employee of the Lowell Institute and the advisory board is not compensated for such service. The Company donated less than $250,000 to the Lowell Mineral Institute in the three most recent fiscal years. Mr. Boyce’s appointment to the advisory board was not related to Newmont’s donations or involvement. The Company’s donation reflects its interest in promoting technological mining research and advancing the sustainable development of mineral resources. The relationship with the Lowell Institute meets the categorical independence standard, which provides that a donation does not constitute a material relationship with the Company that would affect independence if the total amount of the Company’s annual charitable contributions to the organization is less than $1 million or two percent of that organization’s total annual gross receipts, whichever is greater. The Corporate Governance and Nominating Committee and the Board have considered these circumstances and determined that the donation does not constitute a material relationship with the Company that would affect independence, and that no financial, personal or other relationship exists that might influence a reasonable person’s objectivity.
Ms. Layman serves as a non-executive director at Imdex Limited (“Imdex”), which, indirectly through its subsidiaries, provides certain mining and drilling technology solutions. The relationship with Imdex was considered by the Corporate Governance and Nominating Committee and the Board. The relationship with Imdex meets the categorical independence standard, which provides that service as a director of a supplier of goods or services is not considered to be a material relationship for purposes of assessing independence if the annual sales to the Company are less than $1 million or two percent of the gross revenues or sales of the supplier, whichever is greater. Given that the relationship arises only as a result of Ms. Layman’s position as an independent director and that no other financial, personal or other relationship exists that might influence a reasonable person’s objectivity, the Corporate Governance and Nominating Committee and the Board determined that the relationship was not material for independence purposes.
Mr. Brook serves as a non-executive director at Incitec Pivot Limited (“IPL”), which, indirectly through its subsidiaries and joint ventures, engages in commercial transactions with the Company related to the supply of explosives. The relationship with IPL was considered by the Corporate Governance and Nominating Committee and the Board. The relationship with IPL meets the categorical independence standard, which provides that service as a director of a supplier of goods or services is not considered to be a material relationship for

2024 Proxy Statement      29

Proposal One — Election of Directors
purposes of assessing independence if the annual sales to the Company are less than $1 million or two percent of the gross revenues or sales of the supplier, whichever is greater. Given that the relationship arises only as a result of Mr. Brook’s position as an independent director and that no other financial, personal or other relationship exists that might influence a reasonable person’s objectivity, the Corporate Governance and Nominating Committee and the Board determined that the relationship was not material for independence purposes.
Ms. Nelson serves as a non-executive director at South32, which is a producer of bauxite, alumina, aluminum, copper, silver, lead, zinc, nickel, metallurgical coal and manganese at certain operations in Australia, Southern Africa and South America. The relationship with South32 was considered by the Corporate Governance and Nominating Committee and the Board. Certain mining leases at Newmont’s Boddington operations are held by the Worsley Joint Venture, which is owned by South 32, and subleased to Company. Such lease arrangements predate Ms. Nelson’s appointment to both the Newmont and South32 Board, and she receives no direct or indirect benefit from such arrangement. South32 has not received payments from the Company exceeding the greater of $1 million or 2% of gross revenues in any of the last three fiscal years. To the extent that any transactions with or related to South 32 are considered by the Board, Ms. Nelson will abstain from voting on the matter and recuse herself from any such session to ensure no conflict. Given that the relationship arises only as a result of Ms. Nelson’s position as an independent director and that no other financial, personal or other relationship exists that might influence a reasonable person’s objectivity, the Corporate Governance and Nominating Committee and the Board determined that the relationship was not material for independence purposes.
Based on the foregoing analysis, the Board has determined that all current members of the Board, other than the President and Chief Executive Officer, are independent.
The Board has determined that the following nominees for election pursuant to Proposal One are independent:
Philip Aiken AM	Emma FitzGerald	Jane Nelson
Gregory H. Boyce	Sally-Anne Layman	Julio M. Quintana
Bruce R. Brook	José Manuel Madero	Susan N. Story
Maura J. Clark	René Médori
Mr. Palmer, our President and Chief Executive Officer, is the only current director who is not deemed independent in accordance with the NYSE Rules.

30      Newmont Corporation

COMMITTEES OF THE BOARD OF DIRECTORS AND ATTENDANCE

Attendance at Meetings
During 2023, the Board of Directors held 15 meetings and Committees of the Board held a total of 23 meetings. Overall attendance by incumbent Director nominees at meetings was 99%. Attendance virtually by telephone, video conference or other remote manner has been permitted at the discretion of the Corporate Governance and Nominating Committee. It is the policy and practice of Newmont that nominees for election at the Annual Meeting of Stockholders attend the meeting. All of the Board members at the time of the 2023 Annual Meeting of Stockholders attended the meeting virtually and were available through the virtual meeting platform to respond to stockholder questions during the Annual Meeting.
Executive Sessions of the Board
Each Board meeting typically commences with our President and CEO meeting in executive session with his fellow directors without other members of management or the executive leadership team present. Additionally, an executive session of our independent directors is held during each regularly scheduled Board meeting later in the meeting, without any members of Newmont’s management present, including the CEO. These executive sessions promote an open dialogue and discussion of matters in a manner that is independent of management. Independent director executive sessions were held at each regularly scheduled meeting in 2023.
Board Committees
The Board of Directors has, in addition to other committees, Audit, Leadership Development and Compensation, Corporate Governance and Nominating, and Safety and Sustainability Committees. All members of these four Committees are independent, as defined in the listing standards of the New York Stock Exchange and Newmont’s Corporate Governance Guidelines.
Each of these four Committees functions under a written charter adopted by the Board, which are available on our website at http://www.newmont.com/about-us/governance-and-ethics/.
The current members of these Committees and the number of meetings held in 2023 are shown on the next page. It is noted that Philip Aiken AM and Sally-Anne Layman joined the Leadership Development and Compensation Committee and Safety and Sustainability Committee, respectively, effective as of December 1, 2023 following their appointment to the Board on November 6, 2023.
For information regarding the Executive-Finance Committee, see page 34.

2024 Proxy Statement      31

Committees of the Board of Directors and Attendance
Committee Memberships
Membership below is reflected as of March 2024.

Audit Committee(1)(2)
MEMBERS	Bruce R. Brook, Chair René Médori Susan N. Story	MEETINGS IN 2023: 6

Functions of the Committee
▶
assists the Board in its oversight of the integrity of the Company’s financial statements

▶
assists the Board in its oversight of the Company’s compliance with legal and regulatory requirements and corporate policies and controls, including controls over financial reporting, computerized information systems and cybersecurity

▶
provides oversight of the Company’s internal audit function

▶
authority to retain and terminate the Company’s independent auditors

▶
approves auditing services and related fees and pre-approves any non-audit services

▶
responsible for confirming the independence and objectivity of the independent auditors

▶
please refer to “Report of the Audit Committee” on page 106

(1)
While all of the Audit Committee members are considered financially literate, the Board of Directors has determined that each of Bruce R. Brook, René Médori and Susan N. Story is an Audit Committee Financial Expert, as a result of their knowledge, abilities, education and experience. Each of Mr. Brook, Mr. Médori and Ms. Story is an independent Director.

(2)
No Committee member will serve on the audit committees of more than two other public companies unless the Board determines that such service does not impair the ability of such member to serve on the Company’s Committee.

Leadership Development and Compensation Committee
MEMBERS	Julio M. Quintana, Chair Philip Aiken AM(1) Gregory H. Boyce Maura J. Clark Mary A. Laschinger(2)	MEETINGS IN 2023: 6

Functions of the Committee
▶
determines the structure, components and other elements of our compensation and benefits for the Company’s key employees, including its executive officers, subject to ratification by the full Board for CEO compensation

▶
reviews, assesses, and oversees senior leadership development, succession planning and talent management

▶
reviews and assesses culture and global inclusion and diversity strategy and progress of such strategy

▶
determines awards of stock-based compensation, which for the CEO are subject to ratification by the full Board of Directors

▶
please refer to “Compensation, Discussion and Analysis” beginning on page 48 and the “Report of the Leadership Development and Compensation Committee on Executive Compensation” page 102

(1)
Mr. Aiken joined the committee as of December 1, 2023.

(2)
Ms. Laschinger served on the committee in 2023 and will continue to serve on the committee until her retirement from the Board following the Annual Meeting in April 2024.

32      Newmont Corporation

Committees of the Board of Directors and Attendance

Corporate Governance and Nominating Committee
MEMBERS	Gregory H. Boyce, Chair Bruce R. Brook Jane Nelson Julio M. Quintana	MEETINGS IN 2023: 4

Functions of the Committee
▶
oversees Director and Chair succession planning and proposes slates of Directors to be nominated for election or re-election

▶
proposes slates of officers to be elected

▶
conducts evaluations of the performance of the President and Chief Executive Officer

▶
responsible for recommending amount of Director compensation

▶
reviews periodically the organization, size, operation, practice, and tenure policies of the Board

▶
makes recommendations to the Board regarding the evaluation of the independence of each Director

▶
develops and implements procedures for annual Board, Director Peer and Committee evaluations

▶
annually considers the establishment and membership of committees of the Board, delegation of authority to such committees, leadership of such committees, and qualifications of committee members

▶
advises Board of corporate governance issues

Safety and Sustainability Committee
MEMBERS	Jane Nelson, Chair Patrick G. Awuah, Jr.(1) Emma FitzGerald Sally-Anne Layman(2) José Manuel Madero	MEETINGS IN 2023: 7

Functions of the Committee
▶
provides advice, counsel and recommendations to the Board in its oversight of health, safety, loss prevention and operational security issues and management of risks related thereto

▶
assists the Board in its oversight of sustainable development, environmental management and affairs, community relations, human rights, community, government and stakeholder relations and communications issues, including oversight of the Company’s Annual Sustainability Report and Climate Report

▶
assists the Board in furtherance of its commitments to adoption of best practices in promotion of a healthy and safe work environment, and environmentally sound and socially responsible resource development including in connection with water management, climate change and carbon emissions and other ESG targets

▶
administers the Company’s policies, processes, standards and procedures designed to accomplish the Company’s goals and objectives relating to safety and sustainability

(1)
Mr. Awuah served on the committee in 2023 and will continue to serve on the committee until his retirement from the Board following the Annual Meeting in April 2024.

(2)
Ms. Layman joined the committee as of December 1, 2023.

2024 Proxy Statement      33

Committees of the Board of Directors and Attendance
Other Committees
In addition to the four core Board committees listed above, Newmont’s By-Laws also established the authority of the Executive-Finance Committee to support the Board in the execution of its duties and responsibilities. The Committee meets on an as-needed basis and performs transaction, expense and project reviews and also provides administrative approvals between regular meetings of the Board. This Committee is chaired by the Chair of the Board, Mr. Boyce, and its members include the Chair of the Audit Committee, Mr. Brook, and the Chief Executive Officer, Mr. Palmer.

34      Newmont Corporation

Corporate Governance

Key Corporate Governance Practices
We have corporate governance standards and practices designed to create long-term value for our stockholders and positive influences on the governance of the Company. Our key corporate governance practices include:
✓ Independent Chair and Board (other than CEO)	✓ Director Overboarding Policy
✓ Diverse Board	✓ Strong Director Attendance Record
✓ Commitment to Board Refreshment	✓ Active Stockholder Outreach
✓ Annual Board and Committee Evaluations	✓ Voluntarily Adopted Proxy Access
✓ Annual Director Elections	✓ Stockholder Right to Call Special Meetings
✓ Majority Voting in Uncontested Director Elections	✓ Stockholder Right to Act by Written Consent
✓ No Shareholder Rights Plan
Corporate Governance Guidelines and Charters
Newmont has adopted Corporate Governance Guidelines that outline important policies and practices regarding the governance of the Company. In addition, the Board has adopted a charter for each of the committees, outlining responsibilities and operations. As part of our standard governance practices, the Corporate Governance Guidelines and the charters are reviewed annually.	The Corporate Governance Guidelines and the charters are available on our website at http://www.newmont.com/ about-us/governance-and-ethics/.
Director Orientation and Education
The Corporate Governance and Nominating Committee establishes and oversees director orientation and continuing education programs. Newmont’s on-boarding program for new directors includes a discussion of a broad range of topics, including the background of the Company, the Board and its governance model, long-term strategy and business operations, financial statements, business plan and capital structure, capital allocation strategy, asset strategy, key industry and competitive factors, risk management systems, legal, business integrity and ethical responsibilities of the Board, human capital strategy, energy and decarbonization strategy, tailings management, cybersecurity strategy and programs, executive compensation strategy and programs, as well as other matters relevant to the ability of a new director to meet their responsibilities. The program also includes meetings with new directors and members of the senior management team. Our directors are expected to keep current on issues affecting Newmont and the mining industry and on developments with respect to their general responsibilities as directors. The Company will either provide or pay reasonable expenses for ongoing director education to enable them to perform their duties as directors. Ongoing director training includes presentations by senior management, its principal officers and its internal and independent auditors, as well as outside advisors and experts. New and current directors are also encouraged to visit the Company’s operating sites to further their understanding of the business in the future.

2024 Proxy Statement      35

Corporate Governance
Board Leadership and Independent Chair
Choosing the right leadership for the Board is an important responsibility. The Board of Directors selects the Chair of the Board in the manner and upon the criteria that it deems best for the Company at the time of selection, considering the current and future strategic and governance needs of the business. The Corporate Governance and Nominating Committee makes recommendations to the Board in connection with succession to the role of the Chair of the Board, and reviews director succession and leadership planning as a component of the Committee’s regular agenda.
The Board believes that its current leadership structure, in which the roles of Chair and CEO are separated, best serves the Board’s ability to carry out its roles and responsibilities on behalf of Newmont stockholders, including its oversight of management, and Newmont’s overall corporate governance. The Board also believes that the current structure allows our CEO to focus on managing the business, while leveraging our independent Chair’s experience to drive accountability at the Board level.
The independent non-executive Chair serves as liaison between the CEO and the other independent Directors, approves meeting agendas and schedules and notifies other members of the Board regarding any significant concerns of stockholders or interested parties of which she or he becomes aware. The Chair presides at all Board meetings, all independent Directors sessions scheduled at each regular Board meeting and stockholders’ meetings and provides advice and counsel to the CEO.
The Committee established a long-term Board leadership succession planning process and has a distinguished pool of exceptionally experienced directors with a wide array of experience, skills and qualifications.
Upon the recommendation of the Corporate Governance and Nominating Committee and with the full support of the Board, Gregory Boyce has led our Board since 2021 as Independent (Non-Executive) Chair and is expected to continue to serve in the role following the 2024 Annual Meeting. Our Senior Independent Director serves as liaison between the Corporate Governance and Nominating Committee, the CEO and the other Independent Directors to support the Chair appointment and succession planning, as well as annual Chair compensation reviews, Chair evaluations and other relevant corporate governance matters. Bruce R. Brook has served in the role of Senior Independent Director since April 2021 and is expected to continue to hold the role following the 2024 Annual Meeting.

36      Newmont Corporation

Corporate Governance
Board Oversight of Risk Management

THE BOARD OF DIRECTORS IS ENGAGED IN COMPANY-WIDE RISK MANAGEMENT OVERSIGHT

Certain risk oversight responsibilities are delegated to Board Committees

AUDIT COMMITTEE

See page 106 for the Report of the Audit Committee.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Provides risk oversight with respect to director selection and succession planning, board effectiveness and evaluations, size, structure, and composition of the Board and its committees and other corporate governance matters.

See pages 35 for discussion of the Corporate Governance practices of the Company.

LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE

Provides risk oversight with respect to compensation and benefits policies and programs, leadership talent development and succession planning, including global inclusion and diversity strategy.

See page 43 for a discussion of the Leadership Development and Compensation Committee and Enterprise Risk Management team's assessments of compensation-related risks.

SAFETY AND SUSTAINABILITY COMMITTEE

Provides oversight and direction with regard to environmental (including related to climate change), social responsibility, community relations, cultural heritage, human rights, operational security and health and safety risks.

See page 33 for a discussion of the Safety and Sustainability Committee's oversight for environmental and sustainability matters.

Directors are entitled to rely on Management and the advice of the Company's outside advisors and auditors but must at all times have a reasonable basis for such reliance.

2024 Proxy Statement      37

Corporate Governance
As noted in our Corporate Governance Guidelines, one of the primary responsibilities of the Board is to assess major risks facing the Company and review options for their mitigation in order to create long-term value for shareholders and other stakeholders. The Board has the opportunity to address key risks at each Board meeting in connection with its regular review of strategy, significant operational, financial and business developments. The Board reviews risks arising out of specific significant transactions when these transactions are presented to the Board for review or approval. Significant operational risks that relate to ongoing business operations are the subject of regularly scheduled reports to either the full Board or one of its committees. Each of the Board’s committees address risks that fall within the committee’s areas of responsibility as outlined above. The operational risks periodically reviewed by committees are also reviewed by the entire Board when a committee or the Board determines this is appropriate. The independent Chair promotes effective communication and consideration of matters presenting significant risks to the Company by developing the Board’s meeting agendas, advising committee chairs, chairing meetings of the Board and facilitating communications between independent Directors and the Chief Executive Officer including in executive sessions.
Oversight of the Company’s long-term strategy and business plan is a key priority for the Board of Directors. The Board holds an annual multi-day session for a strategy deep-dive. The Directors work closely with the Executive Leadership Team to review and collaborate on the strategy and the potential risks and opportunities of the business. In addition, the CEO and Executive Leadership Team provide updates on the Company’s strategy, competitive landscape and key issues during at least each quarterly Board meeting. The Chair also allocates significant time on the meeting agenda for discussion and reflections. This is done to ensure that strategic oversight remains a dynamic and on-going collaboration, which drives accountability and provides management with insights from our Board on a regular basis as they execute on the Company’s strategy.
The Board of Directors relies upon the Chief Executive Officer, Chief Financial Officer and Executive Leadership Team to supervise the risk management activities within the Company, each of whom may provide reports directly to the Board of Directors and certain Board Committees, as appropriate. For example, the primary responsibility for financial and other reporting, internal controls, compliance with laws and regulations, and ethics rests with the management. The Company has a Risk Management System (“RMS”), which utilizes a global cross-functional team approach supported by robust functional risk workshops. Our Executive Leadership Team receives RMS reports regularly and has also engaged in a top-down enterprise risk review and analysis. The Chief Financial Officer has direct accountability for RMS and reviews the RMS framework with the Audit Committee and RMS key risk reporting with the Board. RMS reporting objectives and cadence include, but are not limited to, reporting on the risk management process and risk findings to the Disclosure Committee on a quarterly basis, the Executive Leadership Team, the Audit Committee and the Safety and Sustainability Committee regularly, and to the full Board of Directors on at least an annual basis.
As a component of long-term strategy, the Board also oversees sustainability strategy and holds management accountable for performance and ensuring sustainability is integrated into the business at all levels. The S&S Committee assists the Board in oversight of sustainability matters and has authority to investigate and review key sustainability matters and performance. As part of this oversight the S&S Committee reviews Newmont’s Energy & Climate Strategy, the Annual Sustainability Report and TCFD-aligned Climate Report each year. Other Board committees maintain oversight of other sustainability matters such as corporate governance at CGN Committee, inclusion & diversity and compensation measures related to sustainability at LDC Committee, and anti-corruption, ethical conduct, taxes and royalties and cyber security at Audit Committee, among other matters.
The Board and Audit Committee receive reports on information technology risks, including cybersecurity and data security risks. The Board oversees and reviews our information technology and cybersecurity strategy, including discussion and evaluation of emerging cyber risks. Our regular quarterly business reviews to the full Board include cybersecurity updates, which incorporate reporting against our cybersecurity dashboard, quarterly and consider data security risks and mitigation strategies with such members of management at least annually. The Audit Committee also dedicates time to review and consider cybersecurity risk and monitoring. Day-to-day management of data security is currently the responsibility of our Group Head, Chief Information Officer and Head, Cybersecurity, who work in close collaboration with our Chief Technology Officer. Management, supported by an independent third party, regularly assesses the Company’s cybersecurity risks to address mitigation and remediation actions. Management also maintains regular information security training and phishing tests with the workforce. Refer to our Annual Report on Form 10-K for the year-ended December 31, 2023, under Part 1, Item 1C. Cybersecurity for additional information on the Company’s approach to cybersecurity risk management, strategy and governance.

38      Newmont Corporation

Corporate Governance
Board, Committee and Director Assessment
The Board and each of its Committees have a robust annual self-evaluation process.
ANNUAL REVIEWS
In alignment with the Company’s Corporate Governance Guidelines, the Corporate Governance and Nominating Committee leads the Board in its annual review process, which includes:
▶
The Board assessment of the performance and effectiveness of the Board and its Committees

▶
Committee assessments and charter reviews

▶
Director peer evaluations of individual Director performance

These assessments are typically conducted annually using a Board and Committee self-assessment process that focuses on numerous aspects of corporate governance and Director duties and responsibilities. Individual questionnaire evaluations by each Board member are conducted on a confidential and anonymous basis.
To enhance the review process, the Board engages the services of an independent third party on a periodic basis as determined by the Corporate Governance and Nominating Committee. The last such review was completed for 2023.

OUTCOME	Each Committee of the Board, as well as the full Board of Directors, concluded effective operations by the Board and Committees, which was confirmed by the independent third party assessment in 2023.
FOLLOW-UP
The Chair and the Corporate Governance and Nominating Committee use these results in conjunction with the assessment of the skills and characteristics of Board members, as well as in connection with making recommendations to the Board regarding the slate of directors for inclusion in the Company’s Proxy Statement for election at the Annual Meeting of Stockholders.
The Chair also conducts candid, one-on-one discussions with each independent Director regarding observations and suggestions, if any, from the peer evaluations and presents the findings of the annual Board self-assessment to the full Board in executive session for discussion.
Policies and practices of the Board are updated per the evaluation results as appropriate. Director suggestions for improvements to the questionnaires and evaluation process are incorporated.

AREAS OF FOCUS

Among other topics, the Board evaluations typically focus on:
▶
the Board’s overall responsibilities and effectiveness

▶
oversight of business strategy and strategic planning process

▶
structure and composition of the Board (including organization, size, operation, diversity and tenure policies)

▶
the Board culture (both in executive session, as well as in connection with management and advisors)

▶
oversight of risk strategy and risk management systems

▶
oversight of the Company’s key issues and opportunities

▶
the adequacy and quality of information provided to the Board

▶
the allocation of the Board’s meeting time and priorities

▶
the overall Board policies, processes and procedures

2024 Proxy Statement      39

Corporate Governance
Process for Selecting New Directors
We have established a process for identifying and nominating Director candidates that has resulted in the election of a highly qualified, diverse and dedicated Board of Directors.
1	SOURCE CANDIDATE	Candidate Pool from
		▶ Independent search firms ▶ Independent directors	▶ Stockholders ▶ Management referrals
2	IN-DEPTH REVIEW	By the Committee
		▶ Skills matrix ▶ Strategic business priorities ▶ Board succession planning ▶ Screen qualifications	▶ Diversity ▶ Independence and potential conflicts ▶ Meet with director candidates
3	RECOMMEND	Selected Candidates for Appointment to our Board
4	REVIEW	Full Board
5	SELECT DIRECTOR(S)
The Board of Directors has determined that Directors should possess the following minimum qualifications: (a) the highest personal and professional ethics, integrity and values; (b) commitment to representing the long-term interest of stockholders; (c) broad experience at the policy-making level in business, government, education, technology or public interest; and (d) sufficient time to effectively fulfill duties as a Board member. The Board recommends qualified individuals who provide the mix of director characteristics and diverse experiences, perspectives and skills appropriate for the Company.
The Corporate Governance and Nominating Committee carefully evaluates the expertise and needs of the Board to determine the Board’s membership and size. This evaluation includes the selection of candidates to serve on the Board to ensure the range of skills, qualifications, and experiences needed is considered, as well as the Company’s strategy and oversight priorities.
As the Corporate Governance and Nominating Committee identifies the need to add new Board members, the Chair coordinates the search for qualified candidates with input from management and other Board members. Additionally, an independent third-party search firm assists the Corporate Governance and Nominating Committee with its recruitment efforts. The Corporate Governance and Nominating Committee screens and recommends candidates for nomination by the full Board. In accordance with the terms of the Newcrest Acquisition Scheme of Implementation Deed, our two newest Board members, Philip Aiken AM and Sally-Anne Layman, were selected from a pool of qualified candidates who served on Newcrest’s Board of Directors at the time of the transaction. The Corporate Governance and Nominating Committee considered the strategic and oversight priorities of the combined business and the skills and qualifications of the potential candidates. Following an in-depth review, including interviews conducted by the Chair and Senior Independent Director, the Corporate Governance & Nominating Committee recommended the appointment of Mr. Aiken and Ms. Layman in a similar process as described above.
The Corporate Governance and Nominating Committee would consider candidates submitted by stockholders on the same basis as any other candidate. Any stockholder proposing a nomination should submit such candidate’s name, along with curriculum vitae or other summary of qualifications, experience and skills to the Corporate Secretary, Newmont Corporation, 6900 E. Layton Avenue, Suite 700, Denver, Colorado 80237 USA (attention: Logan Hennessey).

40      Newmont Corporation

Corporate Governance
Board Size
Newmont’s By-Laws provide that the size of the Board may range from 8 to 17 members. In connection with the implementation of the Newcrest transaction, Newmont welcomed Mr. Aiken and Ms. Layman to our Board of Directors. As such, the Board’s size as of the Record Date was fourteen (14) members. The Corporate Governance and Nominating Committee consider strategic oversight priorities of Newmont current business and operations, as well as investor feedback on Board size and governance. In considering Board composition, the Corporate Governance and Nominating Committee determined that reducing the size of the Board from fourteen (14) to twelve (12) directors would strike the right balance between promoting robust dialogue and accountability and ensuring diverse expertise, perspectives and skills. The Corporate Governance and Nominating Committee aims for the right balance between ensuring diverse and broad expertise, perspectives and skills and promoting robust dialogue, accountability and efficiency. Based upon an assessment in early 2024, which included feedback from the other members of the Board, the Board believes that a size of ten (10) to twelve (12) directors will best serve the needs of the Company in the current environment.
Retirement Age, Tenure and Board Refreshment
The Corporate Governance and Nominating Committee of the Board regularly considers director succession planning and the long-term make-up of our Board, including how the members on our Board will change over time.
The Company’s retirement policy for non-employee Directors in the Corporate Governance Guidelines (the “Guidelines”) provides that no director will stand for election or re-election if such director: (i) will have reached the age of 75 as of the date of the upcoming Annual Meeting of Stockholders; or (ii) will have reached 15 years of service on the Board as of the date of the upcoming Annual Meeting of Stockholders, whichever is earlier; provided, however, that in its sole discretion, the Board, upon recommendation of the Governance Committee, may waive the age and tenure limitations for any director if the Board determines that a director possesses the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board and any perceived needs and that it is in the best interests of the Company and its Stockholders to do so. As of the Record Date, the average age of our Board of Directors nominees was approximately 63, with age diversity ranging from 50 to 75. The Corporate Governance and Nominating Committee aims to strike an appropriate balance between the deep expertise and knowledge that comes from longer-term service and the new experiences and perspectives that can be provided with additions to the Board. The Corporate Governance and Nominating Committee determined to waive the age limit for Philip Aiken AM, who turned 75 in 2024. The election of Mr. Aiken is recommended in connection with compliance with the Scheme Implementation Deed and nomination is in the best interest of the Company and its Stockholders given that his skills and characteristics (such as international business experience in the engineering and resources sectors, experience in the Australian market, and deep knowledge of Newcrest assets and operating jurisdictions) support the integration period.
As of the Record Date, the average tenure of our Board of Directors nominees was approximately 5 years. This average tenure is due in part to the more recent appointments of Mr. Aiken and Ms. Layman in 2023. The retirement policy of Newmont’s Board reflects the commitment of our Directors to Board refreshment and to seek balance in the boardroom. Tenure is one factor considered by the Board.

2024 Proxy Statement      41

Corporate Governance
Proxy Access
In response to stockholder feedback, the Board amended and restated the Company’s By-Laws to implement a market-standard “proxy access” by-law:

A stockholder, or a group of up to 20 stockholders owning 3% or more of the Company’s outstanding common stock continuously for at least three (3) years	The stockholder or group may nominate and include in the Company’s proxy materials directors constituting up to the greater of 2 members or 20% of the Board	Provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the By-Laws
Our By-Laws are available on our website at http://www.newmont.com/about-us/governance-and-ethics/.
Stakeholder Outreach
We view our relationship with stockholders as a critical corporate governance practice. Regular engagement with our stockholders helps us to understand investor expectations for performance and reporting and helps to shape corporate governance and executive compensation policies. Each year, we are proactive in our outreach to stockholders. In 2023, that outreach occurred both before and after issuance of the proxy. In addition to members of management, our independent Chair, Committee Chairs and other directors are also available to engage with stockholders, either directly or as part of our stockholder engagement program.
In 2023, we contacted all institutional stockholders who owned at least 0.50% of our aggregate outstanding shares of common stock, representing approximately 45% of outstanding shares of our common stock. We engaged with all stockholders who responded to our invitation to discuss corporate governance, climate change initiatives, executive compensation and other important business and sustainability matters. These discussions provide us with valuable feedback on key issues and specific elements of our programs. Stockholder feedback is reported to and discussed with our Board and relevant committees. In recent years, stockholder feedback has supported a range of actions, including setting specific, objective long-term sustainability targets, enhancing sustainability disclosures for transparency, enhancing our compensation programs governance and design and progressing gender diversity targets. Additionally, stockholder feedback around water stewardship, social and environmental responsibility, and other critical topics was received through inbound stockholder meeting requests, demonstrating the open channels of feedback between stockholders and the Company. We believe our proactive engagement approach has resulted in constructive feedback and input from stockholders and we intend to continue these efforts. See also “Shareholder Engagement and Say on Pay” on page 57 in the “Compensation Discussion and Analysis” section.
We believe that aligning our business goals with the long-term interests of our stakeholders and the broader society is essential to our future success. In addition to our stockholders, we also engage regularly with relevant stakeholders, whom we consider to be any person or organization potentially impacted by our activities or influential to our success, which allows us to gain a greater understanding of their needs, interests and perspectives while, at the same time, encouraging shared decision making to promote mutually beneficial outcomes. Newmont also engages with a variety of organizations at a global, regional, national and local level to adhere to high standards of governance, social and environmental policies and performance. These memberships and voluntary commitments reflect our values, support our approach to working collaboratively on best practices across several key matters and allow external stakeholders to hold us accountable. Our participation in industry initiatives, wherein we often take a leadership role, allows us to inform and influence global standards and practices, as well as gain insight into emerging expectations and issues. More information regarding our broader stakeholder engagement can be found in the Company’s Annual Sustainability Report accessible through www.newmont.com/sustainability. Our Sustainability and Stakeholder Engagement Policy, which states our commitment to transparently communicate with stakeholders is available on our Sustainability website.

42      Newmont Corporation

Corporate Governance
Communications with Stockholders or Interested Parties
The Company values your feedback. Any stockholder or interested party who desires to contact the Company’s Chair, the non-management Directors as a group or the other members of the Board of Directors may do so by emailing the Corporate Secretary at CorporateSecretary@Newmont.com or writing to the Corporate Secretary (attention: Logan Hennessey), Newmont Corporation, at 6900 E. Layton Avenue, Suite 700, Denver, Colorado 80237 USA. Any such communication should state the number of shares owned, if applicable. The Secretary will forward to the Chair any such communication addressed to the Chair, the non-employee Directors as a group or to the Board of Directors generally, and will forward such communication to other Board members, as appropriate, provided that such communication addresses a legitimate business issue. Any communication relating to accounting, auditing or fraud will be forwarded immediately to the Chair of the Audit Committee.
Code of Conduct
Newmont’s Code of Conduct (the “Code”) publicly sets out the high standards of conduct expected of all of our Directors, employees and officers including the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer and other persons performing financial reporting functions, as well as by our partners, vendors and contractors when they are working with us or on our behalf. The Code, which has been adopted by Newmont’s Board of Directors, sets out Newmont’s basic standards for ethical and legal behavior. The Code is available on our website at http://www.newmont.com/about-us/governance-and-ethics/. The Code is designed to deter wrongdoing and promote: (a) honest and ethical conduct; (b) full, fair, accurate, timely and understandable disclosures; (c) compliance with laws, rules and regulations; (d) prompt internal reporting of Code violations; and (e) accountability for adherence to the Code. Newmont will post on its website a description of any amendment to the Code and any waiver, including any implicit waiver, by Newmont of a provision of the Code to a Director or executive officer (including senior financial officers), the name of the person to whom the waiver was granted and the date of the waiver within four business days of such waiver or amendment. We granted no waivers under the Code in 2023.
Related Person Transactions
The Board has adopted written policies and procedures for approving related person transactions. Any transaction with a related person, other than transactions available to all employees generally or involving aggregate amounts of less than $120,000, must be approved or ratified by the Audit Committee, the Leadership Development and Compensation Committee for compensation matters, or disinterested members of the Board. The policies apply to all executive officers, Directors and their family members and entities in which any of these individuals has a substantial ownership interest or control.
Independent Compensation Consultant
For executive compensation consulting services in 2023, the Board of Directors engaged Frederic W. Cook & Co., Inc. (“FW Cook”). The Board uses a best practice approach of engaging separate advisors for Board compensation and management compensation to minimize the potential for conflict of interest. For a description of the executive compensation consulting services provided by FW Cook to the Leadership Development and Compensation Committee (“LDCC”) of the Board of Directors, see the “Role of the Independent Compensation Consultant” on page 53. The Board of Directors and Corporate Governance and Nominating Committee also engaged Willis Towers Watson PLC (WTW) to assist in the evaluation of independent Director compensation in 2023. See “Director Compensation” on page 44.
Executive Compensation Risk Assessment
We believe Newmont’s compensation program for the Chief Executive Officer and other officers is structured in a way that balances risk and reward, yet mitigates the incentive for excessive risk taking. In addition to prudent plan design, compensation policies and annual reviews by the LDCC, in 2023 a third-party organization, WTW, completed a risk assessment of the executive compensation program at the request of the LDCC.

2024 Proxy Statement      43

Corporate Governance
The Committee determined that overall Newmont's executive compensation programs are aligned with market and governance best practices and do not result in excessive risk taking. The programs are appropriately balanced between fixed and pay “at-risk.” Furthermore, it was determined that the LDCC provides appropriate oversight by reviewing and approving incentive program goals and payments and has the discretion to adjust results for unusual and/or extraordinary items. Relative to the SEC considerations for evaluating employee compensation risk, no concerns or adverse material risks to the Company were identified that would need to be reported in this Proxy Statement.
Leadership Development and Compensation Committee Interlocks and Insider Participation
No members of the LDCC who served during the last fiscal year (whose names appear under “Report of the Leadership Development and Compensation Committee on Executive Compensation” on page 102) is, or has ever been, an officer or employee of the Company or any of its subsidiaries. In addition, during the last fiscal year, no executive officer of the Company served as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving on our Board or our LDCC.
Director Compensation
The following table shows the compensation program applied to each of our non-employee Directors during 2023:
Annual Retainer	$135,000 for each Director
$30,000 for the Chair of the Audit Committee
$25,000 for the Chair of the Leadership Development and Compensation Committee
$20,000 for the Chair of the Corporate Governance and Nominating Committee
$25,000 for the Chair of the Safety and Sustainability Committee
$280,000 for the Non-Executive Chair of the Board
Stock Award	$180,000 of common stock or director stock units each year under the 2020 Stock Incentive Compensation Plan. The fair market value is determined on the first business day following election by the Board or re-election at the Company’s Annual Meeting, or as soon as administratively possible.
2024 Director Compensation Program
The Board of Directors compensation program is reviewed by the Corporate Governance and Nominating Committee of the Board regularly to ensure the program aligns with market practice and supports recruitment and retention efforts. The program is compared to compensation for the companies in our executive Compensation Peer group (see page 55 for review of peer companies) to ensure alignment with companies of a similar business scope and size. A secondary review is completed assessing practices for direct mining industry peers (comprised of Agnico Eagle Mines Limited, Anglo American plc, AngloGold Ashanti plc, Barrick Gold Corporation, BHP Group Limited, Freeport-McMoRan Inc., Kinross Gold Corporation, Newcrest Mining Limited and Rio Tinto Group).
In 2024, the Corporate Governance and Nominating Committee of the Board engaged in its annual review of the non-executive director compensation program, supported by analysis of pay levels for the Board as a whole, typical director, leadership directors (a director with a committee leadership role), and independent Chair prepared by the Company’s third-party consultant, WTW. The program was determined to continue to be competitive, and it was determined that no changes to the program are recommended for 2024.
As part of the Corporate Governance and Nominating Committee’s review, the Senior Independent Director led an executive session, without the Chair present, to review and assess Board Chair compensation under the program. The Committee considered the independent Chair’s role and workload, including in connection with complex strategic matters, such as the recent Newcrest acquisition, his role as Chair of Corporate Governance and Nominating Committee and a member of the Leadership Development and Compensation Committee,

44      Newmont Corporation

Corporate Governance
and assessed compensation against our Compensation Peer Group and mining peers. Based upon this analysis, the Corporate Governance and Nominating Committee considered the Chair’s compensation to be reasonable and competitive, and that no changes are recommended for 2024.
Director Compensation for Fiscal 2023
The following table presents compensation by non-employee directors for services rendered in fiscal 2023 as calculated in accordance with SEC rules.
NAME(1)	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS (2) ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Philip Aiken AM(3)	$20,543	$84,329	$—	$104,872
Patrick G. Awuah, Jr.	$135,000	$180,000	$—	$315,000
Gregory H. Boyce	$435,000	$180,000	$—	$615,000
Bruce R. Brook(4)	$165,000	$180,000	$3,752	$348,752
Maura J. Clark	$135,000	$180,000	$—	$315,000
Emma FitzGerald	$135,000	$180,000	$—	$315,000
Mary A. Laschinger	$135,000	$180,000	$—	$315,000
Sally-Anne Layman(3)	$20,543	$84,329	$—	$104,872
José Manuel Madero	$135,000	$180,000	$—	$315,000
René Médori	$135,000	$180,000	$—	$315,000
Jane Nelson(4)	$160,000	$180,000	$2,500	$342,500
Julio M. Quintana	$160,000	$180,000	$—	$340,000
Susan N. Story	$135,000	$180,000	$—	$315,000

(1)
Mr. Palmer’s compensation is shown in the Summary Compensation Table.

(2)
For 2023, all non-employee Directors elected to receive stock awards in the form of director stock units (“DSUs”). The amounts set forth next to each award represent the aggregate grant date fair value of such award computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“ASC 718”) which was the closing sales price on the date of grant on April 28, 2023, with a grant date fair value of $47.40. There are no other assumptions made in the valuation of the stock awards. For Philip Aiken AM and Sally-Anne Layman, the amount also includes DSUs awarded on November 6, 2023, with a grant date fair value of $36.66, in connection with their appointment to the Board.

(3)
Represents a pro-rated quarterly retainer of $20,543 for the fourth quarter for service as a member of the Board.

(4)
The amount shown as All Other Compensation for Mr. Brook and Ms. Nelson represent contributions made under the Company’s charitable Matching Gifts Program. Non-Employee Directors are eligible to participate in the Company’s Matching Gifts Program on the same basis as employees, pursuant to which the Company will match dollar-for-dollar, contributions to qualified tax-exempt organizations, not more than $5,000 per eligible donor per calendar year. The figures above represent the Company’s match of qualified charitable donations. The charitable matching amount of $3,752 for Mr. Brook assumes a conversion rate of 0.67 for Australian Dollar (“AUD”) to U.S. dollar for donations made in AUD.

2024 Proxy Statement      45

Corporate Governance
Outstanding Awards
As of December 31, 2023, each non-employee director held the following number of unvested director stock units:
	STOCK AWARDS
NAME	AGGREGATE DIRECTOR STOCK UNITS OUTSTANDING (#)	MARKET VALUE OF OUTSTANDING DIRECTOR STOCK UNITS ($)(2)
Philip Aiken AM(1)	2,300	$95,197
Patrick G. Awuah, Jr.	9,100	$376,649
Gregory H. Boyce	37,445	$1,549,849
Bruce R. Brook(1)	25,002	$1,034,833
Maura J. Clark	11,709	$484,636
Emma FitzGerald	7,556	$312,743
Mary A. Laschinger	7,556	$312,743
Sally-Anne Layman(1)	2,300	$95,197
José Manuel Madero	9,100	$376,649
René Médori	20,292	$839,886
Jane Nelson	49,935	$2,066,810
Julio M. Quintana	37,445	$1,549,849
Susan N. Story	10,585	$438,113

(1)
Mr. Aiken and Ms. Layman were appointed to the Board of Directors effective November 6, 2023. Common Stock ownership amount for Mr. Aiken, Mr. Brook, Ms. Layman and Ms. Story is included in the Common Stock column of the Stock Ownership of Directors and Executive Officers table on page 107.

(2)
Calculated with the closing price of $41.39.

Director Share Ownership Guidelines
All Directors are expected to have a significant long-term financial interest in the Company. To align the interests of the Directors and the stockholders, each Director must beneficially own shares of common stock (or hold director stock units) of the Company having a market value of five times the annual cash retainer payable under the Company’s Director compensation program. Newly elected Directors are expected to meet this requirement within five years of first becoming a Director of the Company.
Taking into consideration the volatility of the stock market, the impact of gold, copper and other commodity price fluctuations on the Company’s share price and the long-term nature of the ownership guidelines, it would be inappropriate to require Directors to increase their holdings because of a decrease in the price of the Company’s shares. As such, once the guideline is achieved, future fluctuations in price are not deemed to affect compliance. Specifically, if a decline in the Company’s share price causes a Director’s failure to meet the guideline, the Director will not be required to purchase additional shares, but such Director will refrain from selling any shares until the threshold has again been achieved. As of December 31, 2023, all Directors either met the share ownership guidelines or fell within the exceptions to the guidelines.

46      Newmont Corporation

PROPOSAL TWO — ADVISORY VOTE ON THE
APPROVAL OF EXECUTIVE COMPENSATION

We are asking stockholders to approve on an advisory basis, the compensation of our Named Executive Officers as described in the “Compensation Discussion and Analysis,” the compensation tables and related narrative discussion included in this Proxy Statement. This Proposal Two, commonly known as a “Say on Pay” proposal, gives stockholders the opportunity to approve, reject or abstain from voting with respect to our fiscal 2023 executive compensation programs and policies and the compensation paid to the Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers as described in this Proxy Statement. This proposal allows our stockholders to express their opinions regarding the decisions of the Leadership Development and Compensation Committee (the “LDCC”) on the prior year’s annual compensation to the Named Executive Officers. Because your vote on this proposal is advisory, it will not be binding on Newmont, the Board or the LDCC. However, your advisory vote will serve as an additional tool to guide the Board and the LDCC in continuing to improve the alignment of the Company’s executive compensation programs with the interests of the Company and its stockholders and is consistent with our commitment to high standards of corporate governance. The Board has adopted a policy of providing for annual advisory votes from stockholders on executive compensation, in line with the feedback of stockholders on the Say on Pay frequency vote last conducted at the 2023 Annual Meeting of Stockholders.
This item is being presented pursuant to Section 14A of the Securities Exchange Act of 1934 and the next advisory say on pay vote will occur at the 2025 annual meeting.
RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K of the Securities Act of 1933, as amended, including the “Compensation Discussion and Analysis,” compensation tables and related-narrative discussion in this 2024 Proxy Statement, is hereby APPROVED.
Approval of this proposal requires the affirmative vote of the holders of a majority of the shares entitled to vote on the proposal.
FOR
The Board of Directors unanimously recommends a vote FOR the foregoing resolution for the reasons outlined below.
Before you vote, we encourage you to read the “Compensation Discussion and Analysis” section of this Proxy Statement starting on page 48 for additional details on our executive compensation including the changes based upon stockholder feedback.

2024 Proxy Statement      47

COMPENSATION DISCUSSION
AND ANALYSIS

The Compensation Discussion and Analysis (“CD&A”) describes the governance, pay philosophy, objectives, components, and additional aspects of our 2023 executive compensation programs.

48      Newmont Corporation

COMPENSATION PROGRAM ALIGNS
WITH BUSINESS STRATEGY AND SUPPORTS
SHAREHOLDER VALUE CREATION

Evolution of Executive Compensation Plan Design
During 2023 we maintained our focus on evaluating and updating our compensation programs to ensure continued alignment with investor expectations and best practice. Some of the highlights include:
	2023	2024
Annual Incentive Program	▶ Removed the personal performance component from the annual bonus, leading to a higher weighting for each of the Company’s bonus plan metrics, including the financial ones
▶
Streamlined the annual bonus plan by reducing the number of metrics from 11 in 2023 to 6 in 2024; maintained sustainability metrics’ weighting at 30% while increasing the financial metrics’ weighting to 70% (refer to page 71 for further details)(1)

Long-term Incentive Program
▶
Incorporated two sustainability metrics into the performance share unit (PSU) plan, linked to executive female representation and carbon emission reduction projects (refer to page 72 for further details)

▶
Retained Relative Total Shareholder Return (rTSR) as the primary metric of the PSU plan, now requiring performance to be above the median (55th percentile) to achieve target vesting for the PSU awards

▶
The existing cap of 100% vesting for PSUs during periods of negative Company TSR also extends to the two new sustainability metrics

▶
Introduced a Return on Capital Employed metric to the PSU program with a weighting of 20%

▶
Added the S&P 500 Index as an additional constituent to the PSU peer group, which consists of the companies in the VanEck Vectors Gold Miners exchange-traded fund

(1)
Reflects the proposed 2024 annual incentive program design, which remains subject to final review and approval by the LDCC.

About Newmont
See the About Newmont section starting on page 5 for a summary of our 2023 Company Highlights, Values, People, and Approach to sustainability.

2024 Proxy Statement      49

Compensation Discussion and Analysis
CEO Pay Aligned to Company Performance
The Leadership Development and Compensation committee meticulously evaluates the design, competitiveness, and outcomes of our compensation programs for the CEO and other officers to ensure strong alignment with shareholder interests. In addition to benchmarking against our Proxy Compensation Peer Group and adhering to best practices, we assess historic realizable pay relative to Company performance. Realizable compensation reflects the value of earned pay for the period, accounting for actual payouts from annual and long-term incentive programs, as well as changes in the price of the Company’s common stock. The majority of CEO pay is impacted by the Company’s incentive program financial performance metrics of Absolute Total Shareholder Return (TSR), Adjusted Free Cash Flow(1), and Relative Total Shareholder Return (rTSR) which are each closely tied to the shareholder experience.
The chart below illustrates a comparison of CEO target compensation, CEO realizable compensation, and Total Shareholder Return (TSR) over the three-year period from 2021 to 2023. Over this period, CEO realizable compensation and Newmont TSR are aligned, with realizable pay 50% below target. Below target realizable compensation was a result of the impact of a lower stock price on the equity awards held by the CEO as well as below target incentive plan payouts. For example, the average annual bonus payout was 75% of target between 2021 and 2023 and the average LTI value was 34% of target. The Committee has concluded that our programs operate in accordance with our philosophy, with adjustments made to the 2023 and 2024 incentive programs to further align compensation with Company financial performance.
Comparison of CEO Target Pay vs. Realizable Pay vs. Total Shareholder Return
CEO Pay(3)	Base Salary	Annual Incentive Program	Long-term Incentive Program
Target Compensation	Target opportunity for program year	Target opportunity for program year	Target opportunity for program year
Realizable Compensation	Actual annual salary paid for program year	Actual annual incentive paid for program year	Value of LTI based on stock price and PSU performance as of 12/31/2023 for respective plan program year

(1)
CPB Adjusted Free Cash Flow is non-GAAP metrics used for compensation purposes. See Annex A-1 for reconciliations.

(2)
Base pay based on actual 2023 pay. Annual bonus based on actual payout %. LTI valued at stock price and PSU performance as of December 31, 2023.

(3)
Target CEO compensation corresponds with the NEO “Total Target Direct Compensation Table” on page 65. Realizable compensation is determined as outlined in the table above and serves as a supplement to, rather than a replacement for, the values and calculations defined by the SEC in the “Summary Compensation Table” on page 80 and “Compensation Actually Paid in the Pay Versus Performance Table” on page 96.

50      Newmont Corporation

EXECUTIVE COMPENSATION
GOVERNANCE

Key Executive Compensation Governance Practices
The Committee conducts an annual evaluation of the effectiveness of our executive compensation program. Additionally, it reviews risk mitigation strategies and essential governance matters, incorporating the following best practices employed by the Company:
WHAT WE DO:
▶ Active shareholder engagement	▶ Engagement with independent compensation consultant	▶ Annual review of the LDCC charter
▶ Annual 3rd party risk assessments of our executive compensation programs	▶ Each component of target compensation benchmarked to the median of our Compensation Peer Group	▶ Strong pay for performance ties with most of the executive compensation being at-risk (88.5% for CEO; 78.3% for other NEOs)
▶ Balanced and market aligned pay mix of short, mid- and long-term compensation	▶ Balanced portfolio of objective bonus performance metrics	▶ Strong reliance on performance-based long-term incentives
▶ Capped annual incentive bonus and PSU payouts	▶ Compensation decisions and incentive plan performance audited by both external and internal control functions	▶ Routine leadership, talent, and diversity and inclusion reviews
▶ Up-to-date succession planning with a focus on continual development for senior executives	▶ Stock ownership requirements	▶ Tally sheets provided to LDCC for Section 16 Officers
▶ Restrictions on trading stock during certain periods	▶ Double trigger change of control provisions	▶ Clawback policies for cash and equity-based incentives
WHAT WE DON’T DO:
▶ No contracts guaranteeing salary increases, non- performance-based bonuses, or equity compensation increases	▶ No individual employment agreements for NEO’s	▶ No excessive perquisites
▶ No excise tax gross ups or tax reimbursements	▶ No dividends paid on unearned awards	▶ No hedging, pledging, or short sale transactions

2024 Proxy Statement      51

Compensation Discussion and Analysis
Key Parties
Role of the Leadership Development and Compensation Committee (LDCC)
The Committee employs an integrated view of talent and compensation to encourage dialogue and drive better decisions for sustained Company leadership over the long-term. In addition to the traditional role of overseeing executive compensation at Newmont, on a regular and ongoing basis, the Committee reviews the Company’s talent and leadership succession plans, culture, and global inclusion and diversity progress and strategy.
The LDCC is responsible for:
▶
Reviewing and evaluating Newmont’s executive compensation programs and executive officer pay to ensure alignment with the Company’s purpose and shareholder interests, competitiveness of our compensation and benefits offerings, and alignment with peer and market practices

▶
Reviewing, assessing, and overseeing senior leadership development, succession planning, and talent management

▶
Reviewing and assessing Company culture and the global inclusion and diversity strategy

▶
Establishing Newmont’s compensation philosophy and objectives

▶
Determining the structure, components, and other elements of our compensation and benefits for the Company’s key employees, including its executive officers, subject to ratification by the full Board for CEO compensation

▶
Reviewing Newmont’s corporate goals and objectives relevant to the compensation of the CEO, and evaluating the CEO’s performance against stated objectives

▶
Determining awards of stock-based compensation, which for the CEO are subject to ratification by the full Board of Directors

▶
Collaborating with the Board’s Safety and Sustainability Committee to align the compensation and benefits programs with our sustainability goals

The primary items the Committee considers when making executive compensation decisions for executive officers include:
FACTORS	PURPOSE / KEY CONSIDERATIONS
Peer Benchmarks and Market Insight	Reasonableness of pay relative to peers and market practice
Performance and Leadership Potential for Each Executive	Context for each decision, such as experience, skills, scope of responsibility, individual performance, and succession planning considerations for each executive
Available Compensation Components	Purpose of each pay component, as well as the sum of all elements
Pay Mix	Significant portion of pay “at risk” to align executive pay with shareholder interests, peer practices, and our pay philosophy
Pay Equity and Fairness	Appropriate relative compensation among executives
Executive Compensation Alignment to Company Performance	Pay aligned with shareholder interests and Company performance
Consideration of Risk	Compensation program designed to avoid incentive for excessive risk-taking

52      Newmont Corporation

Compensation Discussion and Analysis
Role of the Independent Board Members
The independent Board members are responsible for:
▶
Reviewing and approving the annual Section 16 compensation objectives and performance targets

▶
Assessing the overall performance of the CEO

▶
Succession planning for the CEO

▶
Approving annual compensation actions for the CEO

The Corporate Governance and Nominating Committee is responsible for reviewing and determining director compensation.
Refer to the “Corporate Governance” summary starting on page 35 for additional information.
Role of the Independent Compensation Consultant
The Committee recognizes the value of objective expertise and counsel provided by an independent compensation consultant. For 2023, the Committee retained FW Cook as its independent compensation consultant. FW Cook reports directly to the Committee and the Committee maintains the sole authority to retain, terminate, and obtain the advice of FW Cook at the Company’s expense.
The independent consultant, FW Cook, is responsible for:
▶
Advising the LDCC on trends and issues in executive compensation

▶
Assessing Newmont’s executive compensation philosophy, objectives, and components

▶
Developing and maintaining a peer group of companies for compensation comparison purposes

▶
Advising the LDCC regarding considerations and market practices for annual incentive program and long-term equity program design

▶
Reviewing materials provided to the LDCC for discussion and approval

▶
Participating in LDCC meetings and providing consultation to the Chair of the LDCC regarding topics reviewed during the LDCC meetings

▶
Reviewing compensation levels and pay mix for each of the Section 16 executive officer positions

▶
Assessing and recommending changes for Section 16 executive officers’ base salaries, as well as their annual incentive targets and long-term equity compensation levels

While the Committee considers the review and recommendations of FW Cook when making decisions for executive compensation programs, ultimately, the Committee makes its own independent decisions in determining executives’ compensation, including its recommendations to the Board with respect to the CEO.
For 2023, the Committee assessed the independence of FW Cook pursuant to SEC and NYSE rules. In doing so, the Committee considered each of the factors with respect to a compensation consultant’s independence. The Committee also considered the nature and amount of work performed for the Committee and the fees paid for those services in relation to the firm’s total revenues. FW Cook did not perform separate additional services for management. In 2023, FW Cook’s aggregate fees for compensation consulting services for the LDCC were $326,297. Additionally, FW Cook has safeguards and procedures in place to maintain independence in its executive compensation consulting practice. Based on its consideration of the foregoing and other relevant factors pursuant to SEC and NYSE rules, the Committee concluded that FW Cook was independent and there were no conflicts of interest.

2024 Proxy Statement      53

Compensation Discussion and Analysis
Role of Company Management
To design and develop the executive compensation programs, the Committee seeks input from the Chief People Officer, the Group Head, Total Rewards, the Group Head, Talent, the Head, Executive Compensation, and from members of Newmont’s finance and legal teams, as appropriate. To assist the Committee in making decisions, these individuals support the preparation of analyses of financial data, peer comparisons and other materials, and help implement the decisions of the Committee.
The CEO and select members of management are responsible for:
▶
Recommending the total target direct compensation and pay mix for each Section 16 executive officer, excluding the CEO

▶
Evaluating and summarizing annual performance for each Section 16 executive officer, excluding the CEO

▶
Reviewing and recommending annual compensation actions for each Section 16 officer, excluding the CEO

▶
Routinely reviewing succession plans for each Section 16 executive officer, and other key management positions

The CEO and select members of management routinely provide updates to the LDCC, including:
▶
Achievement relative to corporate goals

▶
Performance against individual goals for each Section 16 executive officer

▶
Performance for each Section 16 executive officer’s business unit or function

The CEO does not play any role with respect to any matter affecting his personal compensation and is not present when these matters are discussed. Similarly, no Section 16 Executive Officer plays any role in recommending their own personal compensation, nor is any member of management present with respect to any matter affecting their personal compensation.

54      Newmont Corporation

Compensation Discussion and Analysis
Compensation Peer Group
In alignment with market practice and to inform the Company’s governance framework, the Committee maintains a Compensation Peer Group for informing key executive compensation decisions. The peer group is used by the Committee to ensure Newmont’s executive compensation components, pay mix, and designs are competitive and appropriately aligned with market. The Committee also considers peer groups developed by proxy advisory firms and specific industry surveys (e.g., mining industry) as additional reference points.
The Committee, with the assistance of its independent consultant FW Cook, thoughtfully reviewed the companies included in the Compensation Peer Group for 2023 and determined to maintain the peers as disclosed in the 2023 Newmont Proxy Statement.
The Committee considered the following attributes when reviewing the Compensation Peer Group: industry, geography, global scale and complexity of business, organizational scope (i.e., revenue, net income, total assets, market capitalization, and number of employees), logistical complexity, the degree of asset intensity, the state of business maturity, and competitors for talent. The Committee’s focus is on maintaining a peer list where the companies in whole have similar attributes as Newmont, while the companies may differ across some of the individual attributes. Additionally, the companies selected closely align with the approach seen by an increasing number of Newmont’s shareholders, which may be characterized as general, rather than sector-specific investors.
2023 Compensation Peer Group(1)(2)
Air Products and Chemicals, Inc. (AP)	Freeport McMoRan Inc. (FCX)
AMETEK, Inc. (AME)	Hess Corporation (HES)
Barrick Gold Corporation (GOLD)	Illinois Tool Works Inc. (ITW)
ConocoPhillips (COP)	Johnson Controls International plc (JCI)
Cummins Inc. (CMI)	Parker-Hannifin Corporation (PH)
Deere & Company (DE)	Pioneer Natural Resources Company (PXD)
DuPont de Nemours, Inc. (DD)	PPG Industries, Inc. (PPG)
Eaton Corporation plc (ETN)	Republic Services, Inc. (RSG)
Ecolab Inc. (ECL)	Rockwell Automation, Inc. (ROK)
Emerson Electric Co. (EMR)	Vulcan Materials Company (VMC)
EOG Resources, Inc. (EOG)	Waste Management, Inc. (WM)

(1)
No changes were made to the companies included in the 2023 Compensation Peer Group.

(2)
Peer company tickers in parentheses are each listed on the NYSE.

2023 Compensation Peer Group Financials(1)
	REVENUE ($M)	EBITDA ($M)	MARKET CAPITALIZATION ($M)
75th Percentile	$22,104	$5,945	$53,815
Median	$17,070	$3,858	$41,873
25th Percentile	$11,721	$3,044	$29,043
Newmont Corporation(2)	$12,373	$4,456	$47,550
Newmont Percentile Rank	30th	68th	62th

(1)
Represents the trailing twelve months for each company with the period ending June 30, 2022, in alignment with when the 2023 Peer Group was reviewed by the Committee.

(2)
Data source: Standard & Poor’s Capital IQ. See Annex A-2, Cautionary Statement regarding third-party data sources.

2024 Proxy Statement      55

Compensation Discussion and Analysis
Shareholder Outreach Process
We view our engagement with shareholders as a critical corporate governance practice. This engagement helps us to understand investor expectations for performance and shapes our corporate governance and executive compensation policies.

Direct Engagement	Transparent Communication

Each year we proactively engage with shareholders both before and after the filing of the Proxy Statement.
We contact all institutional stockholders who own at least 0.50% of our aggregate outstanding shares of common stock, which in 2023 represented approximately 45% of outstanding shares.
We engaged with all shareholders in 2023 who responded to our invitation to discuss our executive compensation programs and governance, corporate governance, climate change initiatives, and other important business and sustainability matters.
In addition to members of management, our independent directors make themselves available to engage with shareholders, either directly or as part of our shareholder engagement program.
The enhancements implemented for our 2023 and 2024 executive compensation programs, as detailed in the “Evolution of Executive Compensation Plan Design” section on page 49, were in response to feedback received during our shareholder outreach in connection with the 2022 and 2023 Newmont Proxy Statements.

The foundation of our Company’s purpose is a strong governance structure, with a commitment to accountability and transparency.
In alignment with our commitment, in 2023 Newmont once again received the highest ESG Disclosure Score by Bloomberg within the S&P 500.(1)
We routinely and proactively interact and communicate with shareholders through a number of forums, including quarterly and full year earnings presentations, market guidance updates, SEC filings, voluntary sustainability disclosures, the Annual Proxy Statement, the annual shareholder meeting, investor meetings, conferences, and online communications.

(1)
Newmont listed as the most transparent company in S&P 500 as of March 4, 2024.

56      Newmont Corporation

Compensation Discussion and Analysis
Say on Pay
The Company recognizes the importance and impact of executive compensation decisions on Newmont’s performance and our stakeholders. The annual say on pay vote provides for an opportunity for our shareholders to evaluate our executive compensation philosophy, policies, practices, degree of alignment of compensation with Newmont’s performance, and compensation decisions for our NEOs. In combination with our broader shareholder engagement, we view this feedback as critical in informing and shaping our approach to executive compensation.
Our approach to assessing the say on pay vote results and feedback includes:

Aligning with Best Practices
In addition to engagement with shareholders, we review best practices and updated guidance from the SEC, proxy advisory firms, and executive compensation consulting firms, including from the Board’s independent consultant, FW Cook and management’s consultant, WTW

Thoughtfully Considering Feedback
Insights from best practices and feedback from shareholders, including results of our annual say on pay vote, are routinely reviewed with Newmont management, FW Cook, and the LDCC
Potential program changes are thoughtfully considered, taking into account the interdependency across the Company’s total rewards programs and practices, alignment with Company strategy and values, attributes unique to our industry and Company, and the impact across stakeholders

Intentionally Implementing Program Changes
The timing and approach for implementing updates are considered as part of our review process
Our general philosophy is to minimize year-over-year program change, allow for socialization and alignment across stakeholders, fully understand the impact and potential unintended consequences of the change, and minimize unproductive disruption across stakeholders

At the 2023 Annual Meeting, our shareholders approved the compensation of our NEOs on an advisory basis, with 93.9% of the votes cast “For” such approval. The Committee interpreted these results as indicating that a substantial majority of shareholders view our executive compensation program, plan design, and governance as continuing to be well aligned with our shareholders, their investor experience, business outcomes, and sustainability and governance best practices.

Any stockholder or interested party who desires to contact Company management, the Company’s Chair, the Chair of the LDCC, the non-management Directors as a group, or the other members of the Board of Directors is encouraged to do so throughout the year. Refer to “Stakeholder Outreach” on page 42 and “Communications with Stockholders or Interested Parties” on page 43 for additional information.

2024 Proxy Statement      57

Compensation Discussion and Analysis
Annual Compensation Cycle and Decision-Making Process
The following chart provides a summary of the Company’s annual compensation cycle, inclusive of how we incorporate shareholder feedback into our decision-making process.
March to July Engage & Review	▶ Initiate shareholder outreach and review feedback ▶ Review say on pay results, including feedback provided by proxy advisory firms ▶ Review market trends and best practices
August to February Evaluate & Design
▶
Assess LDCC charter and conduct Committee self-evaluation

▶
Conduct 3rd party compensation risk assessment audit

▶
Conduct compensation market competitiveness assessment

▶
Review compensation philosophy and objectives, ensuring continued alignment to Company purpose

▶
Review updates to governance protocols

▶
Evaluate annual short-term and long-term incentive designs, metrics, and targets

▶
Design options for following year’s NEO’s performance goals

▶
Discuss following year’s target compensation for Section 16 officers

December to March Assess & Recommend
▶
Evaluate Company performance against goals and approve incentive payout levels

▶
Evaluate individual performance against goals

▶
Determine and grant prior year’s annual Company performance incentive to align with when the full year’s Company performance is determined and reported

▶
Determine the current year’s incentive programs and grant long-term incentives to align with when the Company’s current year goals and performance objectives are determined

Ongoing Actions
▶
Review and assess the Company’s human capital management activities, including culture, progress toward inclusion and diversity objectives, and talent development

▶
Review, assess, and develop leadership pipeline

▶
Ensure strong governance over executive compensation programs

▶
Assess Company and executive officer performance against annual goals

58      Newmont Corporation

Compensation Discussion and Analysis
Pay Philosophy
Our shared purpose and values form the bedrock of our Company, and our compensation programs are crafted to mirror and bolster these fundamental attributes. Our compensation strategy is comprehensive and takes into account our diverse group of stakeholders. The executive compensation program encompasses a well-rounded mix of sustainability, financial, and growth metrics, both in absolute terms and relative to benchmarks. This design is intended to:
▶
Drive Our Business Strategy: we reward superior operational execution and financial performance, positioning us to lead the gold sector in profitability and responsibility and to sustain a global portfolio of long-life assets; the value of the compensation executives receive is tied to Newmont’s performance, relative to key business goals, and increases in short and long-term shareholder value

▶
Support our Talent Strategy: attracting, developing, and retaining top talent is a key enabler for our success

▶
Reflect an External Perspective: we consider shareholder interests and the global market in which we operate when designing our programs

▶
Align with Market Practice: we ensure that our reward offerings are competitive and remain aligned with market practice

2024 Proxy Statement      59

2023 Named Executive Officers

Tom Palmer Pronouns: he/him/his

President and Chief Executive Officer
As President, CEO, and a member of the Board of Directors, Mr. Palmer is responsible for setting and overseeing the Company’s strategic direction, operating results, organizational health, culture, ethics and compliance, and corporate responsibility.

Profile:
Mr. Palmer became President and Chief Executive Officer and joined the Board of Directors of Newmont effective October 1, 2019. He has served as President since June 2019 and as President and Chief Operating Officer from November 2018 until June 2019. Previous roles at Newmont include Executive Vice President and Chief Operating Officer, Senior Vice President, Asia Pacific, and Senior Vice President, Indonesia. Prior to joining Newmont in 2014, Mr. Palmer had a 20-year career with Rio Tinto.

Mr. Palmer has extensive experience leading teams and delivering production while implementing safety culture programs and improving diversity. He earned a Master of Engineering Science degree and a Bachelor of Engineering degree from Monash University in Melbourne, Australia. Mr. Palmer is currently the Chair of the International Council on Mining and Metals (ICMM) CEO Advisory Group on Social Performance, a member of the three-person Administrative Committee at ICMM, is the Vice Chair of the World Gold Council (WGC), Chairs the WGC’s Sustainability Taskforce and sits on both the Administrative Committee and Compensation Committee, and Chairs the World Economic Forum Mining and Metals Community.
Karyn Ovelmen Pronouns: she/her/hers

Chief Financial Officer
(May 30 to December 31)
As Chief Financial Officer, Ms. Ovelmen serves as a member of Newmont’s executive leadership team that sets the strategic direction for the Company. Ms. Ovelmen leads the Company’s financial planning and analysis, accounting, controller, tax, treasury, and internal audit functions, as well as oversees investor relations and enterprise risk management.

Profile:
Ms. Ovelmen joined Newmont in May of 2023 and is a highly experienced financial professional, responsible for maintaining a robust and flexible balance sheet to support Newmont’s capital allocation strategy and oversees Newmont’s global finance function. Ms. Ovelmen brings extensive global leadership experience to the role, having previously held Chief Financial Officer roles for highly complex and capital intensive companies in the resource and energy sectors, including Flowserve, LyondellBassell Industries NV, and Petroplus Holdings AG. Most recently, Ms. Ovelmen had been fully dedicated to Board of Director roles at Hess Corporation and Arcelor Mittal. She has a strong commitment to developing high performing teams, continuous improvement, and performance in global organizations having worked in the United States and the United Kingdom. She holds a Bachelor of Arts in Political Science from the University of Connecticut and is a licensed Certified Public Accountant in the state of Texas.

60      Newmont Corporation

Natascha Viljoen Pronouns: she/her/hers

Chief Operating Officer
(October 2 to December 31)
As Chief Operating Officer (COO), Ms. Viljoen serves as a member of Newmont’s executive leadership team that sets the strategic direction for the Company. As of year-end 2023, Ms. Viljoen was responsible for leading the mine operations in Australia, Latin America and Caribbean, North America, and Papua New Guinea, as well as overseeing Global Projects.

Profile:
Ms. Viljoen joined Newmont as Chief Operating Officer on October 2, 2023, bringing over 30 years of experience across a diverse range of commodity businesses. After an onboarding period, Ms. Viljoen initially assumed accountability for the Company’s Australia and North America business units and the newly acquired Papua New Guinea business unit in November 2023. In addition, she oversaw critical activities associated with incorporating Newcrest’s people and assets into Newmont upon the implementation of the Newcrest acquisition. Following a transition period with Mr. Atkinson, Ms. Viljoen assumed additional responsibility with full accountability for the Africa, Peru, and Latin America & Caribbean (formally South America) business units, as well as Global Projects. In 2024, Ms. Viljoen will become Newmont’s sole Chief Operating Officer.
Prior to joining Newmont, Ms. Viljoen served as the CEO of Anglo American’s platinum business in South Africa since 2020, the world’s largest primary producer of platinum. At Anglo American, she was responsible for managing a team of more than 25,000 employees and six owned and joint venture mining operations with an integrated value chain and down-stream processing across two countries. Prior to her CEO appointment, Ms. Viljoen held a series of operating and technical positions within the organization, including as Group Head of Processing. Prior to joining Anglo American, Natascha spent six years at Lonmin, where she served on the executive committee as Executive Vice President of Processing, also with responsibility for several wider corporate functions, including sustainability. She is a metallurgical engineer and holds a Bachelor of Engineering from North West University in South Africa and an Executive MBA from the University of Cape Town, South Africa.

Robert Atkinson Pronouns: he/him/his

Chief Operating Officer
As Chief Operating Officer, Mr. Atkinson serves as a member of Newmont’s executive leadership team that sets the strategic direction for the Company. Mr. Atkinson was sole COO until October 2023. As of year-end 2023, Mr. Atkinson was responsible for leading mine operations in Africa and Peru.

Profile:
Mr. Atkinson joined Newmont in June 2019 as Executive Vice President and Chief Operating Officer, serving in this capacity until October 2023 when Ms. Viljoen joined as COO for mine operations in Australia, Latin America and Caribbean, North America, and Papua New Guinea. During a transition period, Mr. Atkinson continued to lead the Company’s Africa, Peru, and Latin America & Caribbean (formally South America) business units, as well as for Global Projects, and support the transition of critical operational integration activities as Co-Chief Operating Officer until March 1, 2024 as part of a planful transition of leadership of Global Operations to Ms. Viljoen. Mr. Atkinson will step down from the Newmont Executive Leadership Team, effective May 2, 2024.
With over 30 years of mining industry experience, Mr. Atkinson has held a variety of roles leading large operations and business improvement efforts in Australia, the United Kingdom, and the United States. Most recently, he served as Head of Productivity and Technical Support for Rio Tinto. Mr. Atkinson has extensive operational experience in gold, iron ore, bauxite, copper, uranium, and surface and underground coal mining and is a Fellow of the AusIMM and a Fellow of Ethical Leadership from Melbourne Business School. Mr. Atkinson holds a 1st Class Honors Bachelor’s degree in Mining and Petroleum Engineering from Strathclyde University in Scotland.

2024 Proxy Statement      61

Peter Toth Pronouns: he/him/his

Chief Development Officer
As Chief Development Officer, Mr. Toth serves as a member of Newmont’s executive leadership team that sets the strategic direction for the Company. Mr. Toth is responsible for leading the development of Newmont’s mid- and long-term strategy, as well as leading the corporate development, commercial, and external relations functions.

Profile:
Mr. Toth joined Newmont in July 2022 as the Chief Strategy Officer and assumed responsibility for the additional functional areas in 2023. Prior to joining Newmont, Mr. Toth led Rio Tinto’s corporate strategy as Group Executive, Strategy and Development, with accountability for business development and mergers and acquisitions, strategic partnerships, climate and sustainability strategy, closure, and exploration. Mr. Toth brings to Newmont more than 25 years of leadership experience working in the resources industry across various commodities. Mr. Toth has held senior strategic, commercial, and operational roles across Europe, Singapore, Australia, and the United Kingdom with Rio Tinto, BHP, and OM Holdings.
He holds a Bachelor of Business degree from Monash University, a Graduate Certificate in Management from Deakin University, and a Master of International Business degree from the University of Melbourne, in addition to executive development programs at INSEAD, Stanford, and Oxford University.

Brian TaboltPronouns: he/him/his

Former Acting Chief Financial Officer (January 1 to May 29)
Mr. Tabolt served as a member of Newmont’s executive leadership team as Acting Chief Financial Officer while the Company conducted a search to fill the permanent position. During that time, Mr. Tabolt led the Company’s planning, accounting, controller, tax, treasury, and internal audit functions, as well as oversaw investor relations and enterprise risk management. Prior to serving in this role, Mr. Tabolt served as Newmont’s Chief Accounting Officer and Controller. Upon Ms. Ovelmen joining Newmont, Mr. Tabolt transitioned to another strategic leadership role as Group Head, Financial Planning and Analysis effective May 29, 2023.

Aaron Puna Pronouns: he/him/his
Former Chief Technology Officer (January 1 to September 13)
Mr. Puna joined Newmont’s executive leadership team in early 2023 as Chief Technology Officer and exited the Company on September 13, 2023. Mr. Puna is no longer an executive officer of Newmont.
Executive Leadership Team Refreshment
In 2023, we strengthened our leadership with three strategic Executive Leadership Team appointments. Ms. Karyn Ovelmen was appointed Chief Financial Officer in May 2023, bringing experience from working with highly complex and capital-intensive companies in the resource and energy sectors. In June 2023, Ms. Suzanne Retallack was promoted to Chief Safety and Sustainability Officer. Since joining Newmont in 2019, Ms. Retallack has led significant improvements in the design and execution of health and safety systems across our operations, leveraging more than 20 years’ experience leading teams across a range of commodities and global jurisdictions. Ms. Natascha Viljoen joined Newmont on October 2, 2023, as our new Chief Operating Officer, who adds deep operational and technical expertise, and broad experience across the commodity space. These three newly appointed executive leaders have a proven track record of delivering and will be instrumental in executing Newmont long-term strategic vision.

62      Newmont Corporation

As detailed in the “LTI Awards” table on page 75, Ms. Ovelmen received a combination of a cash and LTI sign on award at the time of hire, representing Ms. Ovelmen’s prorated 2023 annual LTI grant due to starting shortly after the annual grant distribution. No additional sign-on bonuses were provided to Ms. Ovelmen beyond the value intended to represent the prorated annual 2023 LTI grant. Also detailed in the “2023 LTI Grants” table, Ms. Viljoen received a combination of a cash and LTI sign on award at time of hire to offset outstanding incentives that were forfeited when resigning at Anglo American. No additional sign-on bonuses were provided to Ms. Viljoen beyond the value intended to offset forfeited compensation. Ms. Ovelmen and Ms. Viljoen’s LTI sign on awards were delivered in RSUs, in alignment with how off-cycle grants are awarded for all employees. These were one-time awards in connection with their hiring and in 2024, Ms. Ovelmen and Ms. Viljoen's LTI grant was in the same form as other NEOs, with being 2/3 PSUs and 1/3 RSUs.

2024 Proxy Statement      63

Compensation Discussion and Analysis

EXECUTIVE COMPENSATION AND BENEFITS PROGRAMS
Executive Compensation and Benefits Components
The following compensation and benefits components are provided. The Committee regularly reviews each component to ensure continued alignment with our compensation philosophy and with market practices.
	DELIVERY MEDIUM	OBJECTIVE	KEY CHARACTERISTICS
Base Salary	Cash	Attract and retain executives with a market- competitive fixed rate of pay	▶ Reviewed annually in comparison to market ▶ Adjusted when appropriate, recognizing level of responsibility and performance within the Company
Annual Incentive Program	Cash short- term incentive program	Reward employees on a short-term (annual) basis for achieving critical strategic Company goals
▶
Closely aligned to broad-based plan inclusive of management and staff employees

▶
Employs a balanced portfolio of sustainability, financial, and growth metrics

▶
NEO performance is based 100% on Company performance

Long-term Incentive Program	3-year RSU Program (33%)	Retain executives while incentivizing absolute Company performance and share price appreciation by promoting stock ownership	▶ Directly aligns incentive with shareholder interests ▶ Vests one-third per year over a three-year period from the date of grant
	3-year PSU Program (67%)	Motivate employees and reward superior performance over a long-term (three-year) period
▶
Significant portion of total compensation is in the form of performance based LTI

▶
Motivates and rewards executive officers to achieve multi-year strategic goals and to deliver sustained long-term value to stockholders

▶
Achievement measured based on sustainability performance for executive female representation and carbon emissions reduction projects, as well as relative TSR

▶
Total payout capped at 100% if TSR is negative during the period, with target payout for rTSR set at the 55th percentile

▶
Vests at end of three-year performance period based on Company’s performance against the metrics included in the program

64      Newmont Corporation

Compensation Discussion and Analysis
	DELIVERY MEDIUM	OBJECTIVE	KEY CHARACTERISTICS
Benefits	Broad-based Health, Welfare, and Retirement Programs	Protect the health and welfare of employees and their covered dependents, and provide long-term financial security
▶
Market competitive benefits

▶
Executives generally participate in the same benefit programs that are offered to other salaried employees

▶
Limited supplemental executive benefits are aligned with market practice

	Perquisites	Facilitate strong performance and enhance executive’s personal productivity	▶ Limited perquisites are provided, which are reviewed annually in comparison to market
Pay Mix
Executive compensation is linked strongly to the financial and operational performance of the business, with a majority of annual target compensation being variable and at-risk. In 2023, 88.5% of the total target compensation for the CEO was at-risk and 78.3% of the other NEOs’, on average, was at risk. The Committee considers compensation to be at risk if it is subject to operating performance, or if its value depends on stock price appreciation.
CEO Pay Mix	Other NEO Pay Mix(1)

(1)
Total value exceeds 100% due to rounding

NEO Total Target Direct Compensation (TTDC)
After consideration of the market data, the Company’s performance, and the performance of the individual, the Committee made the following adjustments to TTDC for 2023.
NEO	BASE SALARY(1) ($)	BONUS TARGET (%)	LTI TARGET (S)	TTDC ($)	% INCREASE FROM 2022
TOM PALMER	$1,435,000	150%	$8,900,000	$12,487,500	0%
KARYN OVELMEN(2)	$750,000	100%	$2,500,000	$4,000,000	—
NATASCHA VILJOEN(3)	$850,000	110%	$3,215,000	$5,000,000	—
ROBERT ATKINSON	$832,000	110%	$3,000,000	$4,747,200	0%
PETER TOTH	$676,000	100%	$1,950,000	$3,302,000	3%
BRIAN TABOLT	$438,900	70%	$501,600	$1,247,730	11%
AARON PUNA(4)	$610,000	90%	$1,741,000	$2,900,000	—

(1)
Year-end base salary.

(2)
Ms. Ovelmen’s start date was May 30, 2023.

(3)
Ms. Viljoen’s start date was October 2, 2023.

(4)
Mr. Puna’s departure date was September 13, 2023.

2024 Proxy Statement      65

Compensation Discussion and Analysis
Base Salary
▶
Fixed cash compensation

▶
Provides stable compensation to executive officers and enables Newmont to attract skilled executive talent

▶
The main considerations for a salary adjustment for executive officers include position responsibilities and individual skills and experience, as well as more subjective factors such as the assessment of individual performance and achievement by the Committee

▶
Base salaries are benchmarked against similar jobs at peer companies and are targeted at the median of the Compensation Peer Group; adjustments are made from time-to-time to maintain market competitive pay

NEO Base Salaries
The table below shows the annual base salaries for the NEOs as of December 31, 2023, and their respective increases for the year 2023 as determined by the Committee in February 2023.
NEO	2022 BASE SALARY(1) ($)	2023 BASE SALARY(1) ($)	% CHANGE
TOM PALMER	$1,435,000	$1,435,000	0%
KARYN OVELMEN(2)	$—	$441,781	—
NATASCHA VILJOEN(3)	$—	$211,918	—
ROBERT ATKINSON	$832,000	$832,000	0%
PETER TOTH	$650,000	$676,000	4%
BRIAN TABOLT	$400,000	$438,900	10%
AARON PUNA(4)	$—	$427,836	—

(1)
Year-end base salary.

(2)
Ms. Ovelmen’s prorated base salary based on May 30 start date is $441,781.

(3)
Ms. Viljoen’s prorated base salary based on October 2 start date is $211,918.

(4)
Mr. Puna’s prorated base salary based on September 13 departure date is $427,836.

Annual Incentive Program
The annual incentive program for executive officers is a cash plan which rewards NEOs for achievement of short-term strategic objectives which are aligned to Newmont’s annual goals and purpose.
▶
Variable cash compensation is based on the level of achievement toward annual performance objectives that support sustainability, financial, and growth performance goals

▶
Performance against goals must at least meet a threshold level of performance for a payout associated with each respective goal

▶
Incentive payouts for each metric are capped at 200% of target

▶
Payout levels are determined 100% based upon Company performance

▶
Annual incentive program target opportunities are set at the median of the Compensation Peer Group for comparable positions

Target, Threshold, and Maximum Company Performance Levels
▶
The Committee sets performance metric targets at levels considered rigorous and challenging, taking into consideration relevant risk factors and the business outlook. With respect to the financial metrics, the Committee considers the annual operating plan, and assesses various factors related to the achievability of these budget targets. This includes the risks associated with various macroeconomic factors and the risks of achieving specific actions that underlie the targets and the implied performance relative to prior years. As

66      Newmont Corporation

Compensation Discussion and Analysis
the underlying economic assumptions of the annual operating plan vary from actual results, targets are adjusted to remove some of the performance impact driven by foreign exchange rates and price volatility in commodities markets.
▶
The Committee set the threshold level requiring a high-performance level, with the maximum level requiring exceptionally strong performance and effort to achieve. For performance between the threshold and maximum, the payout amount is interpolated as a payout percentage between a threshold of 20% and a maximum of 200%.

2023 Annual Incentive Program Design and Metrics
The program for 2023 includes the following 11 metrics. The individual performance component of the annual bonus was eliminated for 2023 with the annual program now fully based on Company performance.

Sustainability	Health & Safety	▶ Fatality Risk Management (15%) ▶ Significant Potential Event Frequency Rate (SPEFR; 5%)	20%
	Community & Environment	▶ S&P Global Corporate Sustainability Assessment (4%) ▶ Operating Sites Water Consumption Efficiency (3%) ▶ Planned Reclamation Activities (3%)	10%

Financial	Efficiency/ Production Costs	▶ Corporate Plan Bonus (CPB) Adjusted Cash Sustaining Costs / Gold Equivalent Ounce (CSC/GEO)	25%
	Value Creation	▶ Adjusted Free Cash Flow (FCF)	25%

Growth	Growth Success	▶ Reserves (5%) ▶ Resources (5%) ▶ Two Key Growth Project Milestones (5% each)	20%
Sustainability Metrics. Sustainability is a core Newmont value and strategic priority and represents 30% of the target bonus opportunity. The health and safety measures support the Company’s strategic objective of developing a culture of being fatality, injury, and illness free and being the industry leader in health and safety performance. The environment and community measures support our focus on delivering sustainable value for our people, stakeholders, and host communities.
Metrics include:
▶
Health and Safety:

▶
Fatality risk management (FRM): critical control verification execution as measured by delivering a target number of verifications, systematically reviewing and validating controls established to manage significant risk; this practice is considered a leading indicator linked to the prevention of fatalities

▶
Significant Potential Event Frequency Rate (SPEFR): the frequency of significant safety events that have the potential to result in a single or multiple fatalities

▶
Community and Environment:

▶
S&P Global Corporate Sustainability Assessment: Newmont’s ranking in the annual evaluation conducted by S&P Global, which assesses the sustainability performance of companies across various industries worldwide; this third party assessment plays a significant role in advancing corporate sustainability practices and promoting transparency and accountability

▶
Operating Sites Water Consumption Efficiency: increase in water efficiency set through reduction of water consumption for each operating site; targets are set in alignment with Newmont’s external reduction goals as disclosed in the 2018 Newmont Annual Sustainability Report

2024 Proxy Statement      67

Compensation Discussion and Analysis
▶
Planned Reclamation Activities: delivery of planned reclamation activities to return mined areas to a safe, stable, and environmentally sustainable condition once mining operations have concluded

Financial Metrics.(1) The financial metrics are directly linked to our primary strategic objectives: controlling expenses, enhancing production efficiency, generating cash to boost shareholder value, and securing higher returns on the capital invested in our capital-intensive operations. These metrics constitute 50% of the target bonus opportunity and offer transparent insights into how meeting operational targets correlates with Newmont’s performance and the enhancement of shareholder value.
Metrics include:
▶
Operating Efficiency: as measured by Corporate Plan Bonus (CPB) Adjusted Cash Sustaining Costs / Gold Equivalent Ounce (CSC/GEO) to assess the operational efficiency and cost structure of precious metal production; this represents the total adjusted cash costs incurred by the company to sustain ongoing operations divided by the total number of gold equivalent ounces produced

▶
Value creation measures: as measured by Corporate Plan Bonus (CPB) Adjusted Free Cash Flow (FCF) to measure cash generated from its operations after accounting for capital, excluding development capital, necessary to maintain mining activities; Adjusted FCF reflects the surplus cash available for debt reduction, dividends, share buybacks, or investments in growth opportunities

Growth Metrics. The growth metrics are structured to encourage a focus on activities that propel future growth within Newmont’s business, enhancing portfolio value by securing additional reserves and resources, excluding acquisitions/divestments and price impacts. They equally emphasize the success in discovering new deposits and completing the necessary work to convert them into reportable reserves or resources, assessing their contribution in relation to the total reserves and resources held by the Company. In addition to Reserves and Resources, two key growth projects were included for the 2023 plan.
Metrics include:
▶
Proven and Probable Reserves: based on extensive drilling, sampling, mine modelling, and metallurgical testing, from which we determine economic feasibility; the metric is based on growth in reserves that is attributable to new discoveries, extensions to existing deposits, successful completion of at least pre- feasibility level study work and improvements to costs, and recoveries or other parameters that support the estimation of the reserve

▶
Resources: represent a concentration or occurrence of solid material of economic interest in or on the Earth’s crust in such form, grade, or quality and quantity that there are reasonable prospects for economic extraction; resources are not yet established to the level required for reserve reporting; the metric is based on growth in resources that is attributable to new discoveries, extensions to existing deposits, successful completion of study work and improvements to costs, and recoveries or other parameters that support the estimation of the resource

▶
Key Growth Projects Milestones: incorporating key growth project milestones introduces a critical dimension essential for the long-term sustainability of our business

The two projects include:
▶
Tanami Expansion 2 (TE2): as measured by the successful removal of the midshaft plug; TE2 secures Tanami’s future as a long-life, low-cost producer by extending mine life beyond 2040

▶
Ahafo North (AHN): as measured by the total project completion percent by year-end; AHN expands our existing footprint in Ghana, representing the best unmined gold deposit in West Africa, which will significantly expand our mine life in Ghana

(1)
Note that CPB Adjusted CSC/GEO and CPB Adjusted Free Cash Flow are non-GAAP metrics used for compensation purposes. See Annex A-1 for reconciliations and see Annex A-2 for cautionary information regarding reserves and resources.

68      Newmont Corporation

Compensation Discussion and Analysis
2023 Annual Incentive Program Results
The annual bonus program achieved 70% of its target overall. However, Company Management proposed, and the LDCC approved, negative discretion in two areas for the executive leadership team:
1.
a reduction of 32% points to the payout by zeroing out the payout for the safety metrics due to an employee fatality that occurred December 2023 at a newly acquired site

2.
a reduction of 5% points to the payout by zeroing out the payout for the Tanami Expansion 2 project metric due to certain project goals not being met

Following these adjustments, the total annual bonus program reached 33% of its target overall. A breakdown of performance for each metric, along with explanations for the reductions, is provided below.
		METRICS	WEIGHT ING	THRESHOLD	TARGET	MAXIMUM	2023 RESULT	% ACHIEVE MENT	WEIGHTED PAYOUT	ADJUSTED PAYOUT
Sustainability	Health & Safety	Fatality risk management via monthly average Critical Control Verifications (CCV)	15%	▶ Enrolled Managers / Supervisors: 6 CCVs / month and 6 coaching CCVs / month ▶ Supervisors and General Foreperson: 16 CCVs / month	▶ Enrolled Managers / Supervisors: 6 CCVs / month and 8 coaching CCVs / month ▶ Supervisors and General Foreperson: 24 CCVs / month	▶ Enrolled Managers / Supervisors: 6 CCVs/month and 10 coaching CCVs / month ▶ Supervisors and General Foreperson: 40 CCVs / month ▶ No repeat SPEs	▶ All sites exceeded target for Manager/ Supervisor CCVs and Manager Coaching	146%	22%	0%
		Significant Potential Event Frequency Rate	5%	▶ Performance below 3-year high	▶ 10% reduction from 3-year average	▶ 20% reduction from 3-year average	▶ SPEFR at 20% reduction or better for 8 out of 12 sites	200%	10%	0%
	Environment & Community	S&P Corporate Sustainability Assessment	4%	▶ Top 5 in mining & metals; top 2 in gold	▶ Top 3 in mining and metals; #1 in gold	▶ #1 in mining and metals; #1 in gold	▶ Ranked as gold industry leader; second in the Mining and Metals sector achieving “on target” results	100%	4%	4%
		Operating Sites Water Consumption Efficiency	3%	▶ Operating sites reduce between 3 to 5%; <10% at water stressed sites	▶ Operating sites reduce by 5%; 10% at water stressed sites	▶ Operating sites reduce by greater than 5%; >10% at water stressed sites	▶ Water Consumption efficiency is “at threshold” ▶ 11 out of 12 sites met reduction targets or greater	20%	1%	1%
		Planned Reclamation Activities	3%	▶ 80% completion of activities	▶ 95% completion of activities	▶ 100% completion of activities	▶ Reclamation activities resulted in exceeding targets	110%	3%	3%
FINANCIAL	CSC/GEO	Cash- Sustaining Costs(1) per Gold Equivalent Ounce(2) (CSC/GEO)	25%	$1,553	$1,195	$1,075	▶ Below target driven by lower production and higher sustaining capital	39%	10%	10%
	Adjusted FCF	Adjusted Free Cash Flow $M(1)	25%	$497	$994	$1,491	▶ Below threshold driven by lower production and higher sustaining capital	0%	0%	0%
GROWTH		Reserve Additions	5%	1.50 Moz	2.00 Moz	3.20 Moz	▶ Near target performance with 1.97Moz added(3)	100%	5%	5%
		Resource Additions	5%	1.65 Moz	2.20 Moz	2.90 Moz	▶ Above maximum performance with 3.64Moz added(3)	200%	10%	10%
		Project Milestone: Tanami Expansion 2 (TE2)	5%	▶ Remove TE2 mid-shaft plug by Oct. 2023 ▶ At or below 80% of scope spend	▶ Remove TE2 mid-shaft plug by July 2023 ▶ At or below 105% of scope spend	▶ Remove TE2 mid-shaft plug by May 2023 ▶ At or below 110% of scope spend	▶ Completed TE2 removal of the mid-shaft plug on June 15, 2023 ▶ Non-STIP KPIs for project not met	100%	5%	0%
		Project Milestone: Ahafo North (AHN) Project Completion %	5%	▶ 20% of AHN by year end ▶ At or below scope spend	▶ 27% of AHN by year end ▶ At or below 105% of scope spend	▶ 33% of AHN by year end ▶ At or below 123% of scope spend	▶ Did not meet threshold project completion% by year-end	20%	0%	0%
		Overall Performance							70%	33%

2024 Proxy Statement      69

Compensation Discussion and Analysis
(1)
Certain metrics noted above are non-GAAP compensation measures; for definitions and reconciliations to the nearest GAAP measures, see Annex A-1 under the heading “Company Performance Bonus Measures.” The term “CPB Adjusted” measures as used in this Compensation Discussion & Analysis refers to such Corporate Performance Bonus Measures.

(2)
Gold equivalent ounces (GEOs). Calculated as pounds or ounces produced multiplied by the ratio of the other metal’s price to the gold price, using Gold ($1,400/oz.), Copper ($3.50/lb.), Silver ($20/oz.), Lead ($1.00/lb.), and Zinc ($1.20/lb.) pricing.

(3)
New ounce additions from exploration only, exclusive of revisions and/or depletion.

Sustainability Metrics Summary.
Newmont surpassed target performance for the two health and safety metrics included in the annual bonus. For fatality risk management, managers and supervisors at all sites exceeded targets for monthly average critical control verifications and the significant potential event frequency rate performance improved by at least 20% at 8 of our 12 sites.
Additionally, the Company achieved its targets concerning the S&P Global Corporate Sustainability Assessment, securing the first position in the gold sector and second in mining and metals. The Company exceeded target for reclamation activities and met the threshold performance for water consumption efficiency, with 92% of sites meeting or surpassing the target performance.
In December 2023, we lost a colleague, Adam Kennedy, at our Brucejack operations due to a fatal event. The Brucejack site joined the Newmont portfolio in November 2023 as part of the Newcrest acquisition. Newmont’s senior leadership team and community are deeply saddened by this tragic event and have engaged in thorough investigation to ensure that critical learnings will be embedded into our safety standards, with the intent that our culture and safety systems will provide an environment that facilitates team members working safely in alignment with our values. In response to this tragic event, Company management recommend to the LDCC, as was approved, to apply negative discretion to the two Safety metrics, resulting in a 32% reduction to the payout.
Financial Metrics Summary.
The Company achieved above-threshold performance for Cash Sustaining Costs per Gold Equivalent Ounce but fell below the threshold for Adjusted Free Cash Flow metrics. This was primarily attributable to lower-than expected production levels and heightened sustaining capital costs.
Growth Metrics Summary.
Near-target performance was achieved for reserves additions, with performance for resources additions exceeding expectations. In 2023, we had especially strong performance for reserves additions at our Cerro Negro, Merian, and Ahafo North mine sites, while resource additions saw several sites far exceeding the maximum expected ounces including, Porcupine, Merian, Ahafo South, and Tanami.
While target performance was attained for the Tanami Expansion 2 growth project, Company management recommended, and the LDCC approved, applying negative discretion to zero out the payout for this metric due to other key project performance indicators not meeting expectations.
Furthermore, the Ahafo North project milestone completion percentage at year end 2023 was at threshold, with overall construction progress being affected by delayed access to land parcels.

70      Newmont Corporation

Compensation Discussion and Analysis

NEO Annual Incentives
The table below shows the annual incentive targets, performance, and payouts for the NEOs.
NEO	TARGET OPPORTUNITY		CORPORATE PERFORMANCE PORTION (100%) ($)	CORPORATE PERFORMANCE ACHIEVEMENT PERCENTAGE (%)	TOTAL PAYOUT ($)
	% OF BASE PAY (%)	VALUE ($ )
TOM PALMER	150%	$2,152,500	$2,152,500	33%	$710,325
KARYN OVELMEN(1)	100%	$441,781	$441,781	33%	$145,788
NATASCHA VILJOEN (2)	110%	$233,110	$233,110	33%	$76,926
ROBERT ATKINSON	110%	$915,200	$915,200	33%	$302,016
PETER TOTH	100%	$676,000	$676,000	33%	$223,080
BRIAN TABOLT(3)	70%	$281,738	$140,869	75%	$352,388
AARON PUNA(4)	90%	$385,052	$385,052	0%	—

(1)
Ms. Ovelmen’s targets were prorated based on hire date of May 30, 2023; prorated 216 days at 100% STIP target.

(2)
Ms. Viljoen’s targets were prorated based on hire date of October 2, 2023; prorated 91 days at 110% STIP target.

(3)
Mr. Tabolt’s total target bonus is based on 50% personal performance and 50% Company performance. Mr. Tabolt’s total bonus target was 60% from January 1 until July 31, when it was increased to 70%. The personal performance payout for Mr. Tabolt was 175% with a payout value of $246,521 and the corporate performance payout was 75% with a payout value of $105,867. Mr. Tabolt was on the executive bonus plan with a payout at 62% from January 1 to May 29 and on the non-executive bonus plan with a payout of 83% from May 30 to December 31.

(4)
Mr. Puna became ineligible to receive the annual bonus upon his departure.

2024 Annual Incentive Program Design and Metrics
For the 2024 Annual Incentive Program, we have streamlined our design to reduce the number of metrics and to increase the connection between Company financial performance and executive compensation. We’ve maintained a 30% weighting for Sustainability metrics given our steadfast focus on operating safely and the long-term connection to Company performance, while increasing the weighting of financial metrics from 50% to 70%. The Value Creation metrics associated with the Newcrest Integration Synergies are temporary for the 2024 plan. The 2024 plan remains based on 100% Company performance for each NEO.

Sustainability	Health & Safety	▶ Fatality Risk Management(1)	20%
	Environment & Community	▶ Operating Sites Water Consumption Efficiency (5%) ▶ Local / Indigenous Persons Employment (5%)	10%

Financial	Efficiency/ Production Costs	▶ CPB Adjusted CSC/GEO	30%
	Value Creation	▶ Free Cash Flow (FCF; 30%) ▶ Newcrest Integration Synergies (10%)	40%

(1)
A Repeat Significant Potential Events (RSPE) modifier will apply.

2024 Proxy Statement      71

Compensation Discussion and Analysis
Long-Term Incentive Program
▶
Variable equity-based compensation tied to absolute Company performance

▶
Restricted Stock Units (RSUs) are time-based

▶
Performance Stock Units (PSUs) based on relative TSR performance among industry peers, and two sustainability metrics

▶
Incentives designed to motivate and reward executive officers to achieve multi-year strategic goals and to deliver sustained long-term value to shareholders, as well as to attract and retain executive officers

▶
LTI grant levels and vehicle distributions are targeted at the median of the Compensation Peer Group for comparable positions

The long-term incentive program is an equity-based plan designed to reward executive officers for stock price appreciation, relative Company out-performance in comparison to peers over the long-term, and performance against sustainability goals. These equity plans represent a significant portion of the executives’ pay mix and are used to create a strong link between individual and Company performance and payouts.
Equity Vehicles and Mix of RSUs and PSUs
In 2023, the Committee made long-term incentive grants to the executive officers in the form of RSUs (33%) and PSUs (67%).
EQUITY VEHICLE	2022 LTI AWARD MIX	VESTING PERIOD	HOW PAYOUTS ARE DETERMINED	OBJECTIVE / RATIONALE
RSUs	33%	3 years: 33% per year	Value of stock at vesting	▶ Aligns with shareholder interests ▶ Promotes retention, including during periods of stock price or market underperformance
PSUs	67%	3-year cliff	Value of stock at vesting and 2023 to 2025 relative TSR	▶ TSR ties executive officer compensation to shareholder value creation ▶ Use of relative TSR to filter macroeconomic and other factors where management may have limited ability to influence
2023 Restricted Stock Unit Program Design
RSUs were granted to executives in 2023, which will become common stock at vesting on a one-on-one basis. The awards vest pro-rata one-third per year over a three-year period from the date of grant, with dividend equivalents paid upon vesting.
2023 to 2025 Performance Share Unit Program Design
The PSUs awarded to the NEOs in 2023 represent the opportunity to acquire shares contingent upon performance against two new sustainability metrics and Newmont’s three-year TSR rank from 2023 to 2025 compared to companies within the TSR Peer group.

Sustainability	▶ Executive Female Representation	10%
	▶ Scope 1 & 2 Carbon Emission Reduction Project Milestones	10%

TSR	▶ Relative Total Shareholder Return	80%

72      Newmont Corporation

Compensation Discussion and Analysis
Sustainability Metrics. Our long history of taking a leading approach to sustainability practices has positioned Newmont as the gold sector’s recognized sustainability leader and we continue to challenge ourselves and the industry through our commitment to sustainable and responsible mining. For the 2023 to 2026 PSU program, we have furthered this commitment by introducing two new metrics: executive female representation (weighting of 10%) and carbon reduction key project milestones (weighting of 10%). The executive female representation metric is an aspirational goal that we are striving to achieve, in compliance with applicable law, given that Newmont is an equal employment opportunity employer and does not make employment-related decisions based on gender or any other protected basis.
These metrics have been developed to align with and reward executives for progressing toward our external sustainability commitments and targets, including our 2030 sustainability-linked issuance bond, 2030 science-based climate target of reducing greenhouse gas emissions by 30%, Paradigm for Parity® goal to achieve gender parity in senior leadership by 2030, and 2030 UN Sustainable Development Goals.
The current cap of 100% vesting for PSUs when the Company’s TSR is negative for the period will also apply to the two sustainability metrics.
Relative Total Shareholder Return. Consistent with recent program years, the metric of relative Total Shareholder Return (TSR) was used for the 2023 to 2025 PSU program, with a weighting of 80%. Relative TSR helps to mitigate the impact of macroeconomic factors, both positive and negative, that affect the industry, sector, and/or stock price performance where management may have limited influence to impact outcomes. Comparing Newmont’s performance against the TSR Peer Group, comprised of companies within the same industry, rewards NEOs for driving performance greater than or equal to peers, as the peer group is all generally subject to the same exogenous factors as Newmont.
The percentile ranks compared to the TSR Peer Group, and the corresponding percentage of the PSUs earned are:
PERCENTILE RANK	VESTING
100th percentile	200%
75th percentile	150%
55th percentile	100%
25th percentile	50%
Below 25th percentile	0%
In 2023, the target performance for relative TSR rank was increased from the 50th percentile to the 55th percentile, requiring above median performance in comparison to the peer group to achieve target vesting of 100%. Interpolation is used to determine vesting levels in between thresholds. For PSUs to vest, TSR must rank at or above the 25th percentile. Vesting is capped at 100% of target if absolute TSR is negative for the performance period and total payout value is limited to four times the target grant value.

2024 Proxy Statement      73

Compensation Discussion and Analysis
2023 to 2025 Relative TSR Peer Group
The TSR Peer Group is comprised of companies that Newmont uses to assess relative TSR performance within the PSU programs.(1) In response to shareholder feedback and in alignment with guidance from the Committee’s independent compensation consultant, FW Cook, the TSR Peer Group was expanded starting with the 2022 to 2024 LTI program to include companies listed in the VanEck Vectors Gold Miners (GDX) exchange-traded fund. This transition allowed for a more reliable and broader comparison with 51 companies in the peer group for 2023, which include:
Agnico Eagle Mines Ltd (AEM US)	Evolution Mining Ltd (EVN AU)	Pan American Silver Corp (PAAS US)
Alamos Gold Inc (AGI US)	First Majestic Silver Corp (AG US)	Perseus Mining Ltd (PRU AU)
Anglogold Ashanti Ltd (AU US)	Fortuna Silver Mines Inc (FSM US)	Ramelius Resources Ltd (RMS AU)
Aya Gold & Silver Inc (AYA CN)	Franco-Nevada Corp (FNV US)	Red 5 Ltd (RED AU)
B2gold Corp (BTG US)	Genesis Minerals Ltd (GMD AU)	Regis Resources Ltd (RRL AU)
Barrick Gold Corp (GOLD US)	Gold Fields Ltd (GFI US)	Royal Gold Inc (RGLD US)
Capricorn Metals Ltd (CMM AU)	Gold Road Resources Ltd (GOR AU)	Sandstorm Gold Ltd (SAND US)
Centamin Plc (CEY LN)	Harmony Gold Mining Co Ltd (HMY US)	Silver Lake Resources Ltd (SLR AU)
Centerra Gold Inc (CG CN)	Hecla Mining Co (HL US)	Silvercrest Metals Inc (SILV US)
Cia De Minas Buenaventura Saa (BVN US)	Iamgold Corp (IAG US)	SSR Mining Inc (SSRM US)
Coeur Mining Inc (CDE US)	K92 Mining Inc (KNT CN)	Torex Gold Resources Inc (TXG CN)
Compañía de Minas Buenaventura S.A.A. (BVN US)	KinrossNew Gold Corp (KGCInc (NGD US)	Wesdome Gold Mines Ltd (WDO CN)
DRDGOLD Ltd (DRD US)	Mag Silver Corp (MAG US)	West African Resources Ltd (WAF AU)
Dundee Precious Metals Inc (DPM CN)	New Gold Inc (NGD US)	Wheaton Precious Metals Corp (WPM US)
Eldorado Gold Corp (EGO US)	Newmont Corp (NEM US)	Zhaojin Mining Industry Co Ltd (1818 HK)
Emerald Resources Nl (EMR AU)	Northern Star Resources Ltd (NST AU)	Zijin Mining Group Co Ltd (2899 HK)
Endeavour Mining Plc (EDV CN)	Oceanagold Corp (OGC CN)
Equinox Gold Corp (EQX US)	Osisko Gold Royalties Ltd (OR US)

(1)
Companies listed in the index as of February 27, 2024. Newmont is excluded from GDX peer group performance for purposes of calculating relative TSR performance.

74      Newmont Corporation

Compensation Discussion and Analysis
LTI Awards
In February 2023, the Committee approved LTI targets for each NEO, as shown in the Summary Compensation Table, maintaining the equity mix used for the 2021 and 2022 LTI program. The Committee considered the following when determining the 2023 grant values for each NEO:
▶
Individual performance and criticality of, and expected future, contributions of the NEO

▶
Time in role and experience

▶
Retention considerations

▶
Comparison of NEO targets to respective Compensation Peer Group values at the 50th percentile

▶
The Committee determined the number of RSUs to be granted based on the closing stock price on the date of grant and the number of PSUs to be granted based on the previous 30-day average closing stock price, excluding the last 5 days of the period. The CEO’s RSU and PSU grants were recommended by the Committee and approved by the Board, while the Committee approved the grants for the other
Section 16 Officers.

The target value, grant date fair value and number of PSUs and RSUs awarded to each of our NEOs under the 2023 LTI award are shown below.
NEO(1)	TARGET VALUE ($)	PSU ($)	PSU (#)	RSU ($)	RSU (#)
TOM PALMER(2)	$8,900,000	$5,933,333	121,063	$2,966,667	68,451
KARYN OVELMEN(3)	—	—	—	$1,299,969	30,071
NATASCHA VILJOEN(4)	—	—	—	$5,810,999	150,155
ROBERT ATKINSON(2)	$3,000,000	$2,000,000	40,807	$1,000,000	23,073
PETER TOTH(2)	$1,950,000	$1,300,000	26,525	$650,000	14,997
BRIAN TABOLT(5)	$501,600	$250,800	4,896	$359,982	8,306
AARON PUNA(6)	$1,741,000	$1,160,667	23,682	$3,580,328	82,610

(1)
Amounts shown represent the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“ASC 718”). The Company’s 2020 Stock Incentive Compensation Plan defines fair market value of the stock to include the closing sales price on such date, which is the grant date fair value used for the 2023 restricted stock unit grants. The fair market value on the date of grant, February 27, 2023, was $43.34, on July 24, 2023, was $43.23 and on October 30, 2023 was $38.70. Pursuant to ASC 718, the grant date fair value of Performance Stock Units (“PSU”) is determined by multiplying the target number of shares by a Monte Carlo calculation model which determined a grant date fair value of the 2023 to 2025 (payout 2026) Performance Stock Units of $50.39 per share (116.27% of the stock price on the date of grant) for each participating Named Executive Officer. The maximum value of the Performance Stock Units is 200% of target.

(2)
Mr. Palmer, Mr. Atkinson and Mr. Toth’s LTI target value distribution is 2/3 PSU and 1/3 RSU.

(3)
30,071 shares, as well as $150,000 in cash with a two-year retention repayment clause, were provided to Ms. Ovelmen at the time of hire, representing the prorated value of the 2023 annual LTI grant due to starting after the standard grant date. The fair market value on the date of grant, July 24, 2023, was $43.23. No additional compensation was provided to Ms. Ovelmen beyond the prorated value of the annual LTI grant. As is the case with all off-cycle LTI grants delivered to employees outside of the annual grant, the total value was delivered in RSUs. Future annual grants will be delivered in 2/3 PSUs and 1/3 RSUs.

(4)
150,155 shares, as well as $500,000 in cash with a two-year retention repayment clause, were provided to Ms. Viljoen at time of hire to offset outstanding incentives that were forfeited when resigning at Anglo American. The fair market value on the date of grant, October 30, 2023, was $38.70. No additional compensation was provided to Ms. Viljoen beyond the value that was forfeited. As is the case with all off-cycle LTI grants delivered to employees outside of the annual grant, the total value was delivered in RSUs. Future annual grants will be delivered in 2/3 PSUs and 1/3 RSUs.

Ms. Ovelmen and Ms. Viljoen’s LTI sign on awards were delivered in RSUs, in alignment with how off-cycle grants are awarded for all employees. These were one-time awards in connection with their hiring and in 2024, Ms. Ovelmen and Ms. Viljoen’s LTI grant was in the same form as other NEOs, with being 2/3 PSUs and 1/3 RSUs.
(5)
Mr. Tabolt’s annual grant is based on a distribution of 50% PSUs and 50% RSUs. A performance factor of 150% was applied to his 2023 RSU grant based on Mr. Tabolt’s exceptional individual performance in 2023, which included taking on enhanced responsibilities as the Interim CFO.

(6)
69,220 shares, as well as $500,000 in cash with a two-year retention repayment clause, were provided to Mr. Puna at time of hire to offset outstanding incentives that were forfeited when resigning at Anglo American. The fair market value on the date of grant, February 27, 2023, was $43.34. Mr. Puna forfeited the entire value of PSUs and RSUs and no additional compensation was provided to him upon departure. As is the case with all new hire LTI grants, the total value was delivered in RSUs.

2024 Proxy Statement      75

Compensation Discussion and Analysis
2021 to 2023 PSU Program Result
The Company ended the 3-year performance period at the 33rd percentile of the 51 companies included in the GDX for the 2021 to 2023 TSR peer group, resulting in a vesting of 59.1% of the target number of PSUs. This program was based 100% on rTSR performance compared to the VanEck GDX. The below target payout demonstrates our alignment with the experience of shareholders during this same period.
The table below shows the targets, performance, and payouts for the NEOs.
NEO	TARGET VALUE ($)	PSU (#)	CHANGE IN MONTE CARLO FAIR MARKET VALUE FROM GRANT (%)(1)	PSU PROGRAM PAYOUT (%)	TOTAL VALUE AT VEST ($)	TOTAL VESTING VAVLUE AS % OF TARGET (%)
TOM PALMER	$5,366,667	89,937	-48.9%	59.1%	$1,776,871	33.1%
KARYN OVELMEN(2)	—	—	—	—	—	—
NATASCHA VILJOEN(2)	—	—	—	—	—	—
ROBERT ATKINSON	$2,000,000	33,517	-48.9%	59.1%	$662,181	33.1%
PETER TOTH(2)	—	—	—	—	—	—
BRIAN TABOLT(2)	—	—	—	—	—	—
AARON PUNA(2)	—	—	—	—	—	—

(1)
Pursuant to ASC 718, the grant date fair value of Performance Stock Units is determined by multiplying the target number of shares by a Monte Carlo grant date fair value $65.41 for the 2021 to 2023 (payout 2024) and program end date fair value $33.43.

(2)
Ms. Ovelmen, Ms. Viljoen, Mr. Toth, Mr. Tabolt, and Mr. Puna were not eligible at time of grant for the 2021 performance stock units.

2024 to 2026 PSU Program Design
In alignment with our key strategic priority of sustainably generating returns above the cost of capital, shareholder feedback, and market practice, we are introducing a return metric to our design for the 2024 to 2026 PSU program. Return on Capital Employed (ROCE) will have a weighting of 20%, reducing the weighting of relative TSR from 80% to 60% to fund this new metric. The S&P 500 Index was added as an additional constituent to the current 51 peer companies in the PSU peer group as a first step towards diversifying our comparison group to align with the new Company profile, which otherwise consists of the companies in the VanEck Vectors Gold Miners exchange-traded fund.
Employee Benefits
Our NEOs participate in broad-based health and welfare plans on the same basis as other full-time employees, including:
▶
Retirement plans

▶
Medical, dental, and vision benefits

▶
Short-term and long-term disability insurance

▶
Life and accidental death and dismemberment insurance

Retirement Plans
The Company offers two U.S. tax-qualified retirement plans, the Pension Plan, which is a defined benefit plan, and the Retirement Savings Plan, which is a defined contribution plan (401(k) plan). Both plans are available to a broad range of our employees, generally including all U.S. domestic salaried employees. Because of the qualified status of the Pension Plan and Retirement Savings Plan, the Internal Revenue Code limits the benefits available to highly compensated employees. As a result, the Company provides a non-qualified defined benefit plan (Pension Equalization Plan) and a non-qualified savings plan (Savings Equalization Plan) for executive employees who are subject to the Internal Revenue Code limitations in the qualified plans. The

76      Newmont Corporation

Compensation Discussion and Analysis
Pension Equalization Plan provides the full benefit intended under the qualified plan by making executives whole where they otherwise would not be because of the Internal Revenue Code (IRC) annual compensation limits. The Savings Equalization Plan allows pre-tax savings above the IRC limits. Most importantly, our retirement plans, including our equalization plans, support our goals of retaining executive employees. Refer to “Additional Benefits and Tables” starting on page 86 for additional information.
Perquisites
The Company provides limited perquisites to senior executives, including the NEOs, to enhance their financial security and productivity. Perquisites include optional financial and tax planning services, optional annual executive health assessment, and minimal personal use of administrative assistance. The total perquisites value for each NEO remains well below the median market value of our Compensation Peer Group.
For 2023 Mr. Palmer received a perquisite of $12,000 for tax consultation directly related to resolving tax penalties connected to erroneous advice he received from the company’s tax consulting firm during the 2016 to 2018 period. Newmont did not provide reimbursement for any penalties or tax liabilities that have or may be assessed. Between 2016 and 2018, third-party services were provided to Mr. Palmer related to his relocation to the United States and having tax liabilities across multiple jurisdictions. This benefit is generally provided to all employees relocating on behalf of the Company.
The Committee regularly reviews the perquisites provided to the respective executive officers as part of its overall review of executive compensation to ensure that the offerings remain reasonable and in alignment with market practice.
Details regarding benefits and perquisites that each NEO received for the fiscal year end December 31, 2023, can be found in the “2023 Summary Compensation Table” and accompanying narrative and in the “2023 All Other Compensation Table” starting on page 80.

2024 Proxy Statement      77

Executive Compensation Policies and Practices

Executive Stock Ownership Guidelines
The Company maintains stock ownership guidelines for executives to hold a minimum number of shares of Newmont stock. Covered executive officers are expected to attain the applicable target ownership within five years of being appointed to their positions. Shares used to determine whether the guidelines are met include those held personally or beneficially owned and RSUs subject solely to service-based vesting. PSUs do not count towards an executive’s minimum ownership. As of December 31, 2023, all NEOs either met the share ownership guidelines or fell within the exceptions to the guidelines.
POSITION	MULTIPLE OF SALARY
CEO	6x
Other Executive Officers	3x
Controller	1x
Executive Compensation Clawback Policy
The Company has incentive compensation recovery provisions (also known as “clawback” provisions) in its annual incentive and long-term incentive programs. In addition, the Company ’s Board of Directors adopted and approved a clawback policy, which became effective December 1, 2023, which describes the circumstances in which Newmont will be required to recover, and executive officers will be required to repay or return, erroneously awarded compensation to Newmont or any of its subsidiaries reported on a consolidated basis in accordance with the applicable rules of The New York Stock Exchange Listed Company Manual, Section 10 D and Rule 10D-1 of the Exchange Act. A copy of this policy was included as an exhibit to the Company’s Form 10-K for the year-ended December 31, 2023 and is also available on its website at https://www.newmont.com/about-us/governance-and-ethics/.
The policy requires a clawback of compensation received during the three fiscal years immediately preceding the date Newmont is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. An accounting restatement under the policy is defined as “an accounting restatement that is due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements (a “Big R” restatement), or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (a “little r” restatement).” Among other things, the policy covers incentive-based compensation awarded on the basis of financial measures, including TSR and stock price; requires recovery without regard to culpability; and prohibits Newmont from insuring, reimbursing insurance or indemnifying any current or former executive officer against the loss of erroneously awarded compensation.
Restrictions on Trading Stock
Newmont maintains a Stock Trading Standard (the “Standard”) for its employees, including executive officers. The Standard prohibits certain employees from trading during specific periods at the end of each quarter until after the Company’s public disclosure of financial and operating results for that quarter unless they have received the approval of the Company’s Chief Legal Officer or Corporate Secretary. The Company may impose additional restricted trading periods at any time if it believes trading by employees would not be appropriate because of developments at the Company that are, or could be, material. In addition, the Company requires

78      Newmont Corporation

pre-approval of trades in Company securities for its executive officers and prohibits buying shares on margin or using shares as collateral for loans. Other than as stated in this paragraph and the stock ownership guidelines stated above, the Company does not have a holding period on common stock.
Anti-Hedging and Anti-Pledging Policies
Newmont’s Stock Trading Standard prohibits Newmont’s directors and executives from (i) engaging in any forms of hedging or short-selling transactions involving our securities, (ii) pledging or margining our securities, or (iii) any other transaction that would directly or indirectly reduce the risk of holding Company securities, however acquired. Our Standard provides that to the extent legally permissible, specific exceptions with respect to the prohibition on pledges may be granted on a case-by-case basis at the discretion of the Company’s Chief Legal Officer or Corporate Secretary. No exceptions have been requested.
Accounting for Stock-Based Compensation
The Company follows the Financial Accounting Standards Board’s Accounting Standards Codification (ASC) Topic 718, or ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award.
Grants of RSUs and PSUs under our equity incentive award plans are accounted for under ASC Topic 718. The Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, the Committee may revise certain programs to appropriately align accounting expenses of equity awards with the overall executive compensation philosophy and objectives.
Tax Deductibility of Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the amount of compensation in excess of $1,000,000 that the Company may deduct in any one year with respect to certain of its executive officers whose compensation must be included in this proxy statement. In 2023 compensation amounts for each NEO were greater than $1,000,000 and a portion of their salaries, bonuses, stock awards, and other compensation items are not deductible by the Company.

2024 Proxy Statement      79

2023 EXECUTIVE
COMPENSATION TABLES

Summary Compensation Table
NEO AND PRINCIPLE POSITION	YEAR	SALARY(1) ($)	BONUS(2) ($)	STOCK AWARDS(3) ($)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION(4) ($)	CHANGE IN PENSION VALUE AND NON-QUALIFIED COMPENSATION EARNINGS(5) ($)	ALL OTHER COMPENSATION(6) ($)	TOTAL ($)
TOM PALMER President & Chief Executive Officer	2023	$1,435,000	$—	$8,896,322	$—	$710,325	$652,107	$53,350	$11,747,104
	2022	$1,406,071	$—	$10,132,164	$—	$2,003,181	$66,594	$46,529	$13,654,538
	2021	$1,300,000	$—	$8,566,067	$—	$2,125,500	$606,521	$69,017	$12,667,106
KARYN OVELMEN Chief Financial Officer	2023	$401,786	$150,000	$1,299,969	$—	$145,788	$124,747	$73,102	$2,195,392
	2022	Ms. Ovelmen Joined Newmont in 2023
	2021
NATASCHA VILJOEN Chief Operating Officer	2023	$163,462	$500,000	$5,810,999	$—	$76,926	$33,073	$61,052	$6,645,512
	2022	Ms. Viljoen Joined Newmont in 2023
	2021
ROBERT ATKINSON Chief Operating Officer	2023	$832,000	$—	$2,998,706	$—	$302,016	$270,634	$41,266	$4,444,622
	2022	$825,143	$—	$3,415,287	$—	$851,713	$72,545	$77,250	$5,241,937
	2021	$786,250	$—	$3,192,328	$—	$890,400	$272,455	$59,967	$5,201,400
PETER TOTH Chief Development Officer	2023	$670,357	$—	$1,949,157	$—	$223,080	$161,735	$88,889	$3,093,219
	2022	$292,857	$1,000,000	$3,999,997	$—	$289,694	$59,402	$99,115	$5,741,065
	2021	Mr. Toth Joined Newmont in 2022
BRIAN TABOLT Group Head, Financial Planning & Analysis	2023	$421,673	$—	$599,782	$—	$352,388	$58,423	$19,800	$1,452,066
	2022	$393,572	$—	$1,245,465	$—	$291,708	$24,440	$31,634	$1,986,819
	2021	$—	$—	$—	$—	$—	$—	$—	$—
AARON PUNA Chief Technology Officer	2023	$432,363	$500,000	$4,740,250(7)	$—	$—	$—	$191,494	$5,864,107
	2022	Mr. Puna Joined Newmont in 2023
	2021

(1)
Represents salary paid during program year.

(2)
No discretionary supplemental bonuses were paid for 2023 with the exception of Ms. Ovelmen, Ms. Viljoen, and Mr. Puna, with an award of $150,000, $500,000, and $500,000 respectively. The award for Ms. Ovelmen represented the prorated value of the 2023 annual LTI grant due to starting after the standard grant date. The award for Ms. Viljoen and Mr. Puna was provided in consideration of a portion of the compensation forfeited from a prior employer as a result of joining Newmont. Each of these bonuses contained a repayment provision should they voluntarily terminate employment with Newmont within two years of their employment date.

(3)
Amounts shown represent the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“ASC 718”). The Company’s 2013 Stock Incentive Compensation Plan defines fair market value of the stock as the average of the high and low sales price on the date of the grant, which is the grant date fair value for the 2021 and 2022 restricted stock unit grants. For the 2023 restricted stock unit grants, the fair market value on the date of grant, February 27, 2023, was $43.34. For the 2022 restricted stock unit grants, the fair market value on the date of grant, February 28, 2022, was $66.20. For the 2021 restricted stock unit grants, the fair market value on the date of the grant, February 22, 2021, was $57.49. Ms. Ovelmen’s 2023 stock awards include 30,071 RSU shares provided at time of hire representing the prorated value of the 2023 annual LTI grant due to starting after the standard grant date, with a fair market value on the date of grant, July 24, 2023, was $43.23. Ms. Viljoen’s 2023 stock awards include 150,155 RSU shares at time of hire to offset outstanding incentives that were forfeited when resigning at Anglo American, with a fair market value on the date of grant of October 30, 2023, was $38.70. Mr. Puna’s 2023 stock awards include 69,220 RSU shares to offset outstanding incentives that were forfeited when resigning at Anglo American, with a fair market value on the date of grant of February 27, 2023, was $43.34. Pursuant to ASC 718, the aggregate grant date fair value of Performance Stock Units (“PSU”) is determined by multiplying the target number of shares by a Monte Carlo calculation model, further described below,

80      Newmont Corporation

2023 Executive Compensation Tables
which determined a grant date fair value of the 2023 to 2025 (payout 2026) Performance Stock Units of $50.39 per share (116.27% of the stock price on the date of grant) for each participating Named Executive Officer. For 2022 to 2024 (payout 2025) Performance Stock Units of $77.00 per share (116.31% of the stock price on the date of grant) for each participating Named Executive Officer. For 2021 to 2023 (payout 2024) Performance Stock Units of $65.41 per share (113.78% of the stock price on the date of grant) for each participating Named Executive Officer. The maximum value of the Performance Stock Units is 200% of target.
(4)
Amounts shown represent Company Performance Bonuses for Mr. Palmer, Ms. Ovelmen, Ms. Viljoen, Mr. Atkinson, and Mr. Toth and the Company Performance of $105,867 and Personal Bonus of $246,521 for Mr. Tabolt. Mr. Puna became ineligible to receive the annual bonus upon his departure.

(5)
Amounts shown represent the increase in the actuarial present value under the Company’s qualified and non-qualified defined benefit pension plans. The interest discounting is based on the FASB rate. On December 31, 2023, the FASB rate for the Salaried and PEQ plans was 5.28%; on December 31, 2022, the FASB rate for the Salaried and PEQ plans was 5.60%; and on December 31, 2021, the FASB rate for the Salaried and PEQ plans was 3.02%.

(6)
Amounts shown are described in the All Other Compensation Table. Refer to the Compensation Discussion and Analysis section of this Proxy Statement for a description of the components of compensation, along with a description of all material terms and conditions of each component.

Description of Monte Carlo calculation Model: The fair value of performance leverage stock units (“PSUs”) is determined using a Monte Carlo simulation model that uses the assumptions: (i) expected volatility based on historical price volatility of Newmont and the designated peer group; (ii) expected risk-free interest rate based on the U.S. Treasury rates as of the grant date; and (iii) expected term. The following table provides the specific inputs that were used in the simulation. Stock-based compensation expense related to all awards, including awards with a market or performance condition that cliff vest, is generally recognized ratably over the requisite service period of the award on a straight-line basis. The Company recognizes forfeitures as they occur. The Company’s estimates may be impacted by certain variables including, but not limited to, stock price volatility, employee stock option exercise behaviors, additional stock option grants, employee retirement eligibility dates, the Company’s performance and related tax impacts.
(7)
Mr. Puna’s stock award of $4,740,250 was forfeited upon departure.

All Other Compensation Table
NEO	COMPANY CONTRIBUTIONS TO DEFINED CONTRIBUTION PLANS(1) ($)	PERQUISITES(2) ($)	RELOCATION REIMBURSEMENT AND TAX GROSS-UPS(3) ($)	TOTAL ($)
TOM PALMER	$19,800	$33,550	$—	$53,350
KARYN OVELMEN	$8,653	$—	$64,449	$73,102
NATASCHA VILJOEN	$5,885	$43,428	$11,740	$61,052
ROBERT ATKINSON	$19,800	$21,466	$—	$41,266
PETER TOTH	$19,800	$43,989	$25,100	$88,889
BRIAN TABOLT	$19,800	$—	$—	$19,800
AARON PUNA	$—	$9,468	$182,026	$191,494

(1)
Under the Company’s defined contribution plan, the Savings Plan, the Company will match 100% of the first 6% of a participant’s base salary contribution to the Savings Plan annually with a maximum match of $19,800.

(2)
The Company provides the named executive officers with the opportunity to obtain financial advisory services up to a value of $18,970 paid by the Company and executive health assessment benefits with a maximum value of approximately $3,500. These benefits are not grossed up for taxes, with executives electing to obtain the services being responsible for the personal tax liability associated with the imputed income for the benefit. Mr. Palmer consists of $12,000 for tax preparation reimbursement related to erroneous filings made while in the Newmont tax program (Refer to “Perquisites” on page 77 for additional information), $17,000 for financial advisory services and $3,350 for executive health assessment benefits. Ms. Viljoen consists of $35,452 for tax preparation services associated with her relocation to the United States upon hire in 2023 and $4,191 for financial advisory services. Mr. Atkinson consists of $17,000 for financial advisory services and $2,100 for executive health assessment benefits. Mr. Toth consists of $20,855 for tax preparation services associated with his relocation to the United States upon hire in 2022, $18,970 for financial advisory services, and $3,150 for executive health assessment benefits. Mr. Puna consists of $9,468 for tax preparation services associated with his relocation to the United States upon hire in 2023. Mr. Palmer, Ms. Ovelmen, Ms. Viljoen, Mr. Atkinson and Mr. Toth include limited personal use of administrative support.

(3)
For Ms. Ovelmen, who began employment with the Company on May 20, 2023, this amount includes $64,449 related to relocation costs occurring in 2023. For Ms. Viljoen, who began employment with the Company on October 2, 2023, this amount includes $11,740 related to relocation costs occurring in 2023. For Mr. Toth, who began employment with the Company on July 1, 2022, this amount includes $25,100 related to relocation costs occurring in 2023. For Mr. Puna, who began employment with the Company on January 1, 2023, this amount includes $182,026 related to relocation costs occurring in 2023.

2024 Proxy Statement      81

2023 Executive Compensation Tables
Grants of Plan-Based Awards Table
		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS NUMBER OF SHARES OF STOCK OR UNITS	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS(3) ($)
NEO	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)	(#)	($)
TOM PALMER
2023 Annual Bonus	—	$430,500	$2,152,500	$4,305,000
2023 PSU	2/27/2023				—	24,214	48,428		$1,049,435
2023 PSU (Monte Carlo)	2/27/2023				—	96,849	193,698		$4,880,221
2023 RSU	2/27/2023							68,451	$2,966,666
KARYN OVELMEN(4)
2023 Annual Bonus	—	$80,357	$401,786	$803,572
2023 PSU	—				—	—	—		$—
2023 PSU (Monte Carlo)	—				—	—	—		$—
2023 RSU New Hire Award	7/24/2023							30,071	$1,299,969
NATASCHA VILJOEN(5)
2023 Annual Bonus	—	$35,962	$179,808	$359,616
2023 PSU	—				—	—	—		$—
2023 PSU (Monte Carlo)	—				—	—	—		$—
2023 RSU New Hire Award	10/30/2023							150,155	$5,810,999
ROBERT ATKINSON
2023 Annual Bonus	—	$183,040	$915,200	$1,830,400
2023 PSU	2/27/2023				—	8,162	16,324		$353,741
2023 PSU (Monte Carlo)	2/27/2023				—	32,645	65,290		$1,644,982
2023 RSU	2/27/2023							23,073	$999,984
PETER TOTH
2023 Annual Bonus	—	$134,071	$670,357	$1,340,714
2023 PSU	2/27/2023				—	5,306	10,612		$229,962
2023 PSU (Monte Carlo)	2/27/2023				—	21,219	42,438		$1,069,225
2023 RSU	2/27/2023							14,997	$649,970
BRIAN TABOLT
2023 Annual Bonus	—	$29,517	$295,171	$590,342
2023 PSU	2/27/2023				—	980	1,960		$42,473
2023 PSU (Monte Carlo)	2/27/2023				—	3,916	7,832		$197,327
2023 RSU	2/27/2023							8,306	$359,982
AARON PUNA(6)
2023 Annual Bonus	—	$77,825	$389,126	$778,253
2023 PSU	2/27/2023				—	4,738	9,476		$205,345
2023 PSU (Monte Carlo)	2/27/2023				—	18,944	37,888		$954,588
2023 RSU	2/27/2023							13,390	$580,323
2023 RSU New Hire Award	2/27/2023							69,220	$2,999,995

(1)
Amounts shown represent threshold, target and maximum amounts for 2023 Corporate & Personal Bonuses. The Corporate Performance Bonus has a threshold of 20% payout, with the potential to have a zero payout. The Leadership Development and Compensation Committee established the targets for corporate metrics in March 2023. Payments of Corporate Performance for 2023 performance are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Refer to the Compensation Discussion and Analysis for a description of the criteria for payment of Corporate Performance.

(2)
Amounts shown represent the threshold, target and maximum number of shares of the Performance Leveraged Stock Unit bonuses potentially awardable for the targets set in 2023, which will pay out in 2026. See the Compensation Discussion and Analysis for a description of these awards and the rationale.

(3)
Amounts shown represent the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“ASC 718”). For the restricted stock units, the grant date fair value is the target number of shares granted multiplied by the fair market value on the date of grant. The Company’s 2020 Stock Incentive Compensation Plan defines fair market value of the stock to include the closing sales price on such date, which is the grant date fair value utilized for the restricted stock units. The fair market value on the date of grant, February 27, 2023, was $43.34, on July 24, 2023, was $43.23 and on October 30, 2023 was $38.70, and the grant values are shown in the Stock Awards column of the Summary Compensation Table. The restricted stock unit awards vest pro-ratably over three years. See the Compensation Discussion and Analysis for a description of this award and the rationale. Pursuant to ASC 718, the aggregate grant date fair value of Performance Leveraged Stock Units is determined by multiplying the target number of shares

82      Newmont Corporation

2023 Executive Compensation Tables
by a Monte Carlo grant date fair value $50.39 for the 2023 to 2026 (payout 2026) for the portion of the Performance Leveraged Stock Unit grant that is tied to the GDX Relative Total Shareholder Return. The fair value of $43.34 was used for the 2023 to 2026 (payout 2026) of the Performance Leveraged Stock Unit grant that is tied to non-market factors of executive female representation and scope 1 & 2 emission reduction key project milestones. Such amounts are shown in the Stock Awards column of the Summary Compensation Table.
(4)
Ms. Ovelmen received a one-time RSU new hire grant of 30,071 shares, as well as $150,000 in cash with a two-year retention repayment clause (as included in the Bonus column of the Summary Compensation Table above), representing the prorated value of the 2023 annual LTI grant due to starting after the typical grant date. The fair market value on the date of grant, July 24, 2023, was $43.23. No additional sign-on bonuses were provided to Ms. Ovelmen beyond the value intended to represent the prorated annual 2023 LTI grant.

(5)
Ms. Viljoen received a one-time RSU new hire grant of 150,155 shares, as well as $500,000 in cash with a two-year retention repayment clause (as included in the Bonus column of the Summary Compensation Table above), at time of hire to offset outstanding incentives that were forfeited when resigning at Anglo American. The fair market value on the date of grant, October 30, 2023, was $38.70. No additional sign-on bonuses were provided to Ms. Viljoen beyond the value intended to offset forfeited compensation.

(6)
Mr. Puna received a one-time RSU new hire grant of 69,220 shares, as well as $500,000 in cash with a two-year retention repayment clause, at time of hire to offset outstanding incentives that were forfeited when resigning at Anglo American. The fair market value on the date of grant, February 27, 2023, was $43.34. Mr. Puna forfeited the entire value of the PSUs and RSUs and no additional compensation was provided to him upon his departure.

2024 Proxy Statement      83

2023 Executive Compensation Tables
Outstanding Equity Awards at Fiscal Year-End Table
	OPTION AWARDS					STOCK AWARDS
NEO	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS(1) (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE	OPTION GRANT DATE	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(2)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(3)	EQUITY INCENTIVE PLAN AWARDS: MARKET OF PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(2)
TOM PALMER	—	—	—	—	—	14,819(4)	$613,358	—	—
—	—	—	—	—	—	28,519(5)	$1,180,401	—	—
—	—	—	—	—	—	67,617(6)	$2,798,668	—	—
2021 to 2023 PSU	—	—	—	—	—	—	—	89,937	$3,722,492
2022 to 2024 PSU	—	—	—	—	—	—	—	93,059	$3,851,712
2023 to 2025 PSU	—	—	—	—	—	—	—	121,063	$5,010,798
KARYN OVELMEN	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	30,071(11)	$1,244,639	—	—
2021 to 2023 PSU	—	—	—	—	—	—	—	—	—
2022 to 2024 PSU	—	—	—	—	—	—	—	—	—
2023 to 2025 PSU	—	—	—	—	—	—	—	—	—
NATASCHA VILJOEN	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	150,155(10)	$6,214,915	—	—
2021 to 2023 PSU	—	—	—	—	—	—	—	—	—
2022 to 2024 PSU	—	—	—	—	—	—	—	—	—
2023 to 2025 PSU	—	—	—	—	—	—	—	—	—
ROBERT ATKINSON	—	—	—	—	—	5,798(4)	$239,979	—	—
—	—	—	—	—	—	10,070(5)	$416,797	—	—
—	—	—	—	—	—	23,073(6)	$954,991	—	—
2021 to 2023 PSU	—	—	—	—	—	—	—	33,517	$1,387,269
2022 to 2024 PSU	—	—	—	—	—	—	—	31,368	$1,298,322
2023 to 2025 PSU	—	—	—	—	—	—	—	40,807	$1,689,002
PETER TOTH	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	14,997(6)	$620,726	—	—
—	—	—	—	—	—	58,467(9)	$2,419,949	—	—
2021 to 2023 PSU	—	—	—	—	—	—	—	—	—
2022 to 2024 PSU	—	—	—	—	—	—	—	—	—
2023 to 2025 PSU	—	—	—	—	—	—	—	26,525	$1,097,870
BRIAN TABOLT	—	—	—	—	—	2,451(7)	$101,447	—	—
—	—	—	—	—	—	2,794(5)	$115,644	—	—
—	—	—	—	—	—	12,349(8)	$511,125	—	—
—	—	—	—	—	—	8,306(6)	$343,785	—	—
2021 to 2023 PSU	—	—	—	—	—	—	—	—	—
2022 to 2024 PSU	—	—	—	—	—	—	—	3,481	$144,079
2023 to 2025 PSU	—	—	—	—	—	—	—	4,896	$202,645
(1)
The Company does not grant stock options.

(2)
Assumes stock price of $41.39, the closing price on December 29, 2023.

(3)
Target number of Performance Leveraged Stock Units are shown for the 2021 to 2023 PSU (payout 2024), 2022 to 2024 PSU (payout 2025) and 2023 to 2025 PSU (payout 2026), all three awards for which performance and grant are not yet determined and which are described in the Compensation Discussion and Analysis. The maximum achievable amount of Performance Leveraged Stock Units is 200% of target.

84      Newmont Corporation

2023 Executive Compensation Tables
(4)
Vesting date is February 22, 2024.

(5)
Vesting dates are February 28, 2024 and 2025.

(6)
Vesting dates are February 27, 2024, 2025 and 2026.

(7)
Vesting dates are July 26, 2024.

(8)
Vesting dates are November 3, 2024 and 2025.

(9)
Vesting dates are July 27, 2024 and 2025.

(10)
Vesting dates are October 30, 2024, 2025 and 2026.

(11)
Vesting dates are July 24, 2024, 2025 and 2026.

It is noted that Mr. Puna is not included in the table above as he held no outstanding equity awards as of the end of the fiscal year and forfeited all outstanding awards upon departure from the Company.
Option Exercises and Stock Vested Table
	OPTION AWARDS		STOCK AWARDS
NEO	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)
TOM PALMER	—	—	216,180	9,442,951
KARYN OVELMEN	—	—	—	—
NATASCHA VILJOEN	—	—	—	—
ROBERT ATKINSON	—	—	86,255	3,767,003
PETER TOTH	—	—	29,233	1,270,174
BRIAN TABOLT	—	—	10,022	401,799
AARON PUNA	—	—	—	—

2024 Proxy Statement      85

ADDITIONAL BENEFITS AND TABLES

The Company provides two tax-qualified retirement plans, a Pension Plan, and a Savings Plan (401(k) plan). In addition, the Company offers a non-qualified pension plan (the “Pension Equalization Plan”), and non-qualified savings plan (the “Savings Equalization Plan”) for executive grade level employees.
Pension Benefits Table(1)(2)
NEO	PLAN	NUMBER OF YEARS CREDITED SERVICE (#)	PRESENT VALUE OF ACCUMULATED BENEFIT ($)	PAYMENTS DURING LAST FISCAL YEAR ($)
TOM PALMER	Pension Plan	7.67	$257,421	—
	Pension Equalization Plan	7.67	$2,612,188	—
KARYN OVELMEN	Pension Plan	0.67	$45,187	—
	Pension Equalization Plan	0.67	$79,560	—
NATASCHA VILJOEN	Pension Plan	0.25	$31,518	—
	Pension Equalization Plan	0.25	$1,555	—
ROBERT ATKINSON	Pension Plan	4.58	$153,917	—
	Pension Equalization Plan	4.58	$783,480	—
PETER TOTH	Pension Plan	1.50	$63,415	—
	Pension Equalization Plan	1.50	$157,722	—
BRIAN TABOLT	Pension Plan	2.67	$50,798	—
	Pension Equalization Plan	2.67	$61,431	—

(1)
Pension Calculation Assumptions. Qualified Plan and Pension Equalization Plan benefits are defined as a lump sum at age 65, the age at which the Stable Value benefits are unreduced. All of the benefits shown are also discounted from the earliest unreduced retirement age to current age using the FASB discount rate of 5.28%.

(2)
Mr. Puna forfeited the pension benefit on departure.

86      Newmont Corporation

Additional Benefits and Tables
Pension Plan
Each NEO participates in Newmont’s qualified Stable Value Pension Plan, which is available to a broad group of Company employees, which generally includes U.S. domestic salaried employees of the company. This benefit provides a strong incentive to remain employed with the Company, including in times of high demand within the talent marketplace.
The plan provides for post-retirement payments determined by a formula based upon years of service. Mr. Palmer has a vested benefit under the Pension Plan by virtue of five or more years of service. Ms. Ovelmen, Ms. Viljoen, Mr. Atkinson, Mr. Toth, and Mr. Tabolt do not have vested benefits under the Pension Plan, as they do not have five years of service with the Company. Mr. Puna had not yet vested under the Pension Plan prior to his departure.
Pension Value Calculation
The Stable Value Pension Plan benefits are determined as follows:
FULL YEARS OF SERVICES COMPLETED BY THE END OF THE PLAN YEAR	PERCENTAGE OF SALARY UP TO AND INCLUDING SOCIAL SECURITY WAGE BASE	PERCENT OF SALARY OVER THE SOCIAL SECURITY WAGE BASE
0 to 9	13%	21%
10 to 19	15%	23%
20+	17%	25%
The stable value benefit, as of a given date, is the sum of all the amounts accrued for each year of service, inclusive of regular pay, vacation pay and annual bonus. Severance or Change of Control payments are not included as pensionable earnings. Salary does not include stock-based compensation, foreign assignment premiums, signing bonuses, fringe benefits, payments from non-qualified plans or indemnity benefit payments. Normal retirement age under the pension is 65 and the vesting period is 5 years. If a participant has 5 years of service and separates employment with Newmont prior to age 65, the participant is entitled to a reduced benefit. Participants may take their benefit in lump sum or an annuity.
The Stable Value Pension Plan contains a cap on eligible earnings as required by the Internal Revenue Code as well as a cap on benefits as required by section 415 of the Internal Revenue Code. This cap limits the pension benefits that executive-grade employees of the Company can receive under the Pension Plan.
Pension Equalization Plan
The Pension Equalization Plan provides for an actuarially determined present value cash lump sum amount upon retirement, or upon termination after 5 years of service with the Company. The Company determines the lump sum amount by calculating a full pension benefit under the Pension Plan, using the definition of Salary from the Pension Equalization Plan, and subtracting the actual benefit owed under the Pension Plan that is subject to the cap in benefits.
If a participant dies while employed with the Company, or after retirement but before receipt of benefits under the Pension Equalization Plan, and the participant was entitled to benefits under the Pension Plan, the participant’s legal spouse receives survivor benefits which are calculated based upon the full Pension Equalization benefit minus the Pension Plan benefit amount. If the Company terminates a participant for cause, the participant forfeits all benefits under the Pension Equalization Plan.
Pension Calculation Assumptions
The qualified Pension Plan and Pension Equalization Plan benefits are defined as a lump sum at age 65, the age at which benefits are unreduced. All of the benefits shown are also discounted from the earliest unreduced retirement age to current age using the FASB discount rate of 5.28%.

2024 Proxy Statement      87

Additional Benefits and Tables
Retirement Savings Plan
The Retirement Savings Plan is the Company’s defined contribution plan that is available to a broad group of Company employees, which generally includes U.S. domestic salaried employees of the Company. Eligible employees may contribute before-tax or after-tax compensation to a plan account for retirement savings. Under the Savings Plan, the Company will match 100% of the first 6% of a participant’s base salary, with a maximum of $330,000 in salary and a maximum match of $19,800 for 2023 contribution to the Savings Plan annually. The Company contribution vests as follows:
Savings Plan Vesting Schedule
YEARS OF SERVICE	PERCENTAGE OF COMPANY CONTRIBUTION VESTED
Less than 1 year	0%
1 year	20%
2 years	40%
3 years	60%
4 or more years	100%
In the event of death, disability, retirement, change of control (same definition as Executive Change of Control Plan explained in the Potential Payments Upon Termination or Change of Control section below), or termination of the Savings Plan, a participant is fully vested in the Company contribution component of the Savings Plan. In accordance with the Internal Revenue Code, the Savings Plan limits the before-tax and after-tax contributions that highly compensated participants may make to the Savings Plan.
Savings Equalization Plan
The Savings Equalization Plan allows eligible participants the opportunity to defer up to 100% of compensation beyond the Internal Revenue Code limitations set forth in the Savings Plan on a pre-tax basis. The Savings Equalization Plan is a non-qualified deferred compensation plan. To participate in the Savings Equalization Plan, an employee must be an executive or a legacy participant and be eligible to participate in the Savings Plan of Newmont. The purpose of the Savings Equalization Plan is to allow executive employees a way to defer additional compensation for post-employment savings purposes beyond the limits set forth in the Savings Plan. A participant’s deferred compensation is contributed at the direction of the participant to various hypothetical investment alternatives. Such investments are selected by a committee of Company representatives, with the advice of professional investment managers.
Upon distribution of Savings Equalization Plan accounts, the participant receives a cash amount equal to the value of the contributions if such contributions had been invested in such hypothetical investments, as of the applicable valuation date. A participant receives distribution of Savings Equalization amounts in lump-sum form, or at a preselected distribution date in the future according to the provisions of the plan and Internal Revenue Code Section 409A.
In 2010, the Company established a trust for participants’ account balances in the Savings Equalization Plan and the Company funds the participant account balances in the trust. The assets held in this trust may be subject to claims of the Company’s creditors in the event the Company files for bankruptcy.
Potential Payments Upon Termination or Change of Control
The Committee maintains severance arrangements and protections to ensure alignment between the interests of our executives and our shareholders in the event of a sale or merger of the company. These benefits enable executive officers to focus their attention on business operations without undue concern regarding their own financial situations during these periods of potential disruption and distraction. The Committee designed these arrangements to be fair and reasonable, and in alignment with peer market practices.

88      Newmont Corporation

Additional Benefits and Tables
Retirement Benefits
Mr. Palmer has vested benefits under the Pension Plan and Pension Equalization Plan. Ms. Ovelmen, Ms. Viljoen, Mr. Atkinson, Mr. Toth, and Mr. Tabolt have not yet vested in the Pension Plan or the Pension Equalization Plan as they have not attained 5 years of service. See the “Pension Benefits Table” on page 86 for the present value of benefits under these plans. Mr. Puna had not yet vested into such plans prior to his departure.
For RSU and PSU equity grants, retirement is defined as at least age 55, with at least 5 years of continuous service and a total of 65 when adding age plus years of continuous service. If an individual meets this definition of retirement: 1) RSUs that have not yet met the first anniversary of grant shall pro-rata vest; 2) RSUs beyond the first anniversary of grant shall continue to vest post-retirement on the original vesting schedule; and 3) PSUs shall pro-rata vest based on actual performance (using the most recent fiscal quarter-end performance for the 2021 and 2022 PSU programs and using program-end performance for the 2023 and future PSU programs).
Voluntary Termination
The NEOs would receive no payments or other benefits upon voluntary termination, except for vested benefits under the Pension Plan and Pension Equalization Plan. See the “Pension Benefits Table” on page 86 for the present value of benefits under these plans.
Termination Not for Cause
On October 25, 2011, the Board of Directors and the Compensation Committee of the Board adopted an Executive Severance Plan applicable to the Senior Director and above levels of the Company. Under the Executive Severance Plan, any eligible employee who is subject to involuntary termination of employment for any reason other than cause is entitled to severance benefits. Cause is defined as engagement in illegal conduct or gross negligence, or willful misconduct or any dishonest or fraudulent activity, breach of any contract, agreement or representation with the Company, or violation of Newmont’s Code of Conduct.
The Company’s severance benefits include:
▶
A fixed number of months of base salary

▶
Pro-rated actual bonus (this benefit is contained in the bonus plan)

▶
Pro-rata RSU and PSU payout

▶
Medical benefits for the severance period, not to exceed 18 months

▶
Outplacement services for up to 12 months

The range of fixed number of months of base salary for the Named Executive Officers is 24 months of salary for Mr. Palmer, 15 months of salary + 1 month of salary for every year of service up to a maximum of 18 months of salary for Ms. Ovelmen, Ms. Viljoen, Mr. Atkinson, and Mr. Toth, and 12 months of salary for Mr. Tabolt.
For equity grants in the case of separation of employment under the Executive Severance Plan, there shall be a pro-rata percent acceleration of restricted stock units that have already been granted. For Performance Stock Units, there shall be a pro-rata payout based upon the most recent calculation of the performance against the metrics. The calculations below in the termination tables uses the target payout for Performance Stock Units.
The payments and benefits provided under the Severance Plan are contingent upon the affected executive officer’s execution and non-revocation of a general release of claims and compliance with specified restrictive covenants.
Termination for Cause
No additional benefits are payable in any case of termination for cause. The Company’s plans generally define cause as stated above.

2024 Proxy Statement      89

Additional Benefits and Tables
Change of Control
The Company’s Executive Change of Control Plan applies to Senior Director level employees and above, including the NEOs, in the event of a change of control, which is generally defined as:
▶
The acquisition of beneficial ownership of 20% or more of either (a) the then outstanding shares of the Company; or (b) the combined voting power of the then outstanding shares of the Company entitled to vote generally in the Election of Directors (but not an acquisition by a Company entity or Company benefit plan); or

▶
The individuals constituting the Company’s Board of Directors on January 1, 2008 (for 2008 Executive Change of Control Plan) and January 1, 2012 (for 2012 Executive Change of Control Plan), cease to constitute at least most of the Board, with certain exceptions allowing the Board the ability to vote in new members by a majority; or

▶
Consummation of a reorganization, merger, consolidation, sale, or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation. The acquisition of assets of another corporation does not constitute a change of control if certain requirements are met to evidence that the Company is the acquiring company and will conduct the business of the combined entity going forward.

Newmont maintains the 2008 Executive Change of Control Plan and the 2012 Executive Change of Control Plan. All NEOs are eligible for benefits under the 2012 with the exception of Mr. Palmer who is under the 2008 plan.
Termination After Change of Control
Executives are eligible for benefits under the change of control plans if terminated within the requisite period of a change of control or if the executive terminates for good reason within the requisite time period of a change of control. The Change of Control Plans generally define good reason as any of the following without the executive’s prior consent:
▶
Material reduction in salary or bonus compensation from the level immediately preceding the change of control

▶
Requiring the executive to relocate their principal place of business more than 35 miles (50 miles in the 2012 Executive Change of Control Plan) from the previous principal place of business

▶
Failure by the employer to comply with the obligations under the Change of Control Plan

▶
Assigning the executive duties inconsistent with the executive’s position immediately prior to such assignment or any action resulting in the diminution of the executive’s position, authority, duties, or responsibilities

If an executive is eligible for termination benefits under the Executive Change of Control Plan, the executive is entitled to:
▶
Two times the “annual pay” for most executives and up to three times for individuals specified by the Board

▶
Limited to two times the “annual pay” for newly appointed executives

▶
Annual pay is defined as annual salary, annual cash bonus at the highest amount that the executive received in the three years prior to the change of control, and the highest employer matching contribution made to the Savings Plan on behalf of the executive in the three years prior to the change of control

▶
Mr. Palmer would receive three times annual pay and Ms. Ovelmen, Ms. Viljoen, Mr. Atkinson, Mr. Toth, and Mr. Tabolt would receive two times annual pay.

▶
Pro-rated bonus determined by percentage of the year worked at target level

▶
For the COBRA period, health, dental, vision, prescription, and life insurance benefits for the executive and their family

▶
Outplacement services consistent with the Company’s practices during the one-year period prior to the change of control

90      Newmont Corporation

Additional Benefits and Tables
▶
Unvested participants in the Pension Plan vest in their interests in the plan; see the “Pension Benefits Table” on page 86 and accompanying footnotes for pension values and unvested participants

No tax gross ups are provided for any amounts payable in connection with a change in control. The 2020 Stock Incentive Compensation Plan approved by shareholders in 2020 incorporate a double-trigger upon change of control for any equity vesting and all equity outstanding only vests upon a double-trigger of change of control and termination of employment. The Retirement Savings Plan provides for immediate vesting of the Company matching contributions which is capped at a total of $19,800 per year in 2023.
Death
The level of coverage under the basic term life insurance program provides two times final annual base salary for an employee who dies while an active employee, up to a maximum of $1,500,000. Upon the death of one of the NEOs, payment is made to the beneficiary of record for the group life insurance coverage.
In the event of death during employment an unvested participant of the Pension Plan vests in the Pension Plan. See the “Pension Benefits Table” on page 86 and following text for pension values and unvested participants.
Disability
Short-term disability benefits provide for 100% of base pay (salary and bonus) for the initial twelve weeks of disability and 60% of base pay for the remainder of short-term disability for a total period of up to six months. In the event of long-term disability, the Company has an insurance plan that provides a maximum monthly benefit to executives and officers of the Company of $15,000 per month. The maximum benefit period for the long-term disability benefit varies depending upon the age on date of disability. Qualified long-term disability participants also receive continuation of medical coverage for up to 24 months.
Performance Bonuses, RSUs, and PSUs
All amounts shown for Bonuses include Company Performance Bonuses, Personal Bonuses, Performance Stock Units and Restricted Stock Units are calculated at target level for 2023 performance.
Accelerated Vesting of Restricted Stock
The amounts shown assume vesting as of December 31, 2023, at a closing price of $41.39. The amounts shown do not include any vested stock awards.
Performance Stock Units
The amounts shown for the Performance Stock Units in the event of a Change of Control assume target payout and a stock price of $41.39, the December 31, 2023, closing price, because there is no change of control price to determine actual payout, as contemplated by the PSU program.
Restricted Stock Unit
The amounts shown for the Restricted Stock Unit represent the target granted for the year of the change of control. These restricted stock units are subject to a vesting period beginning with one-third vesting the following January 1st, one-third vesting one year later, and the final one-third vesting two years later. Vesting accelerates upon a termination of employment after a change of control. The figures shown represent target payout and a stock price of $41.39, the December 31, 2023, closing price.
Health Care Benefits
The value of health care benefits disclosed below is based on the incremental additional cost to the Company for the length of coverage specified in the Long-Term Disability Plan, Executive Severance Plan, or the Executive Change of Control Plans, except that for Change of Control, the amount is determined without any present value discount.

2024 Proxy Statement      91

Additional Benefits and Tables
Life Insurance
Life insurance coverage and proceeds are provided under the terms of the Group Life Plan.
280G Tax Gross-Up
The Company does not provide 280G gross ups on any benefits.

92      Newmont Corporation

Additional Benefits and Tables
Potential Payments on Termination
The following tables describe the estimated potential payments upon termination or change of control of the Company for the NEOs. The amounts shown assume that the termination or change of control occurred on December 31, 2023. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company.
NEO	Retirement ($)	TERMINATION NOT FOR CAUSE ($)		CHANGE OF CONTROL (CIC) ($)	TERMINATION AFTER CIC ($)	DEATH ($)	DISABILITY ($)
TOM PALMER
Base Benefit	—		$2,870,000
Bonus (Corporate Performance)	$2,152,500		$2,152,500	$2,152,500		$2,152,500	$2,152,500
Restricted Stock Unit Units	—		—		$2,966,628
Performance Stock Units	$7,960,539		$7,960,539	$7,960,539	$4,624,381	$7,960,539	$7,960,539
Change of Control Payment	—		—		$10,762,500
Accelerated Vesting of Restricted Stock Units	$2,557,985		$1,753,901		$4,592,427	$4,592,427	$4,592,427
Incremental Non-Qualified Pension	—		—
Health Care Benefits and Life Insurance Coverage	—		$79,577		$78,072
Life Insurance Proceeds	—		—			$1,500,000
Disability Coverage	—		—
Outplacement Services	—		$7,500		$10,000
Total	$12,671,023		$14,824,017	$10,113,039	$23,034,008	$16,205,466	$14,705,466
KARYN OVELMEN
Base Benefit(1)	—		$937,500
Bonus (Corporate Performance)(1)	—		$750,000	$750,000		$750,000	$750,000
Restricted Stock Units	—		—		$833,305
Performance Stock Units	—		$—	$—	$—	$—	$—
Change of Control Payment	—		—		$1,687,134
Accelerated Vesting of Restricted Stock Units	—		$184,103		$1,244,639	$1,244,639	$1,244,639
Incremental Non-Qualified Pension	—		—
Health Care Benefits and Life Insurance Coverage	—		$48,646		$59,161
Life Insurance Proceeds	—		—			$1,500,000
Disability Coverage	—		—
Outplacement Services	—		$7,500		$10,000
Total	—		$1,927,749	$750,000	$3,834,239	$3,494,639	$1,994,639
NATASCHA VILJOEN
Base Benefit(2)	—		$1,062,500
Bonus (Corporate Performance)(2)	—		$935,000	$935,000		$935,000	$935,000
Restricted Stock Units	—		—		$1,071,628
Performance Stock Units	—	$		$—	$—	$—	$—
Change of Control Payment	—		—		$793,143
Accelerated Vesting of Restricted Stock Units	—		$363,239		$6,214,915	$6,214,915	$6,214,915
Incremental Non-Qualified Pension	—		—
Health Care Benefits and Life Insurance Coverage	—		$54,662		$66,461
Life Insurance Proceeds	—		—			$1,500,000
Disability Coverage	—		—
Outplacement Services	—		$7,500		$10,000
Total	—		$2,422,901	$935,000	$8,156,147	$8,649,915	$7,149,915

2024 Proxy Statement      93

Additional Benefits and Tables
NEO	Retirement ($)	TERMINATION NOT FOR CAUSE ($)	CHANGE OF CONTROL (CIC) ($)	TERMINATION AFTER CIC ($)	DEATH ($)	DISABILITY ($)
ROBERT ATKINSON
Base Benefit	—	$1,248,000
Bonus (Corporate Performance)	—	$915,200	$915,200		$915,200	$915,200
Restricted Stock Units	—	—		$999,982
Performance Stock Units	—	$2,815,803	$2,815,803	$1,558,747	$2,815,803	$2,815,803
Change of Control Payment	—	—		$3,494,400
Accelerated Vesting of Restricted Stock Units	—	$651,727		$1,611,768	$1,611,768	$1,611,768
Incremental Non-Qualified Pension	—	—
Health Care Benefits and Life Insurance Coverage	—	$78,103		$78,103
Life Insurance Proceeds	—	—			$1,500,000
Disability Coverage	—	—
Outplacement Services	—	$7,500		$10,000
Total	—	$5,716,333	$3,731,003	$7,753,000	$6,842,771	$5,342,771
PETER TOTH
Base Benefit	—	$901,333
Bonus (Corporate Performance)	—	$670,357	$670,357		$670,357	$670,357
Restricted Stock Units	—	—		$649,989
Performance Stock Units	—	$365,929	$365,929	$731,899	$365,929	$365,929
Change of Control Payment	—	—		$2,692,714
Accelerated Vesting of Restricted Stock Units	—	$702,223		$3,040,675	$3,040,675	$3,040,675
Incremental Non-Qualified Pension	—	—				—
Health Care Benefits and Life Insurance Coverage	—	$37,282		$42,272
Life Insurance Proceeds	—	—			$1,500,000
Disability Coverage	—	—				—
Outplacement Services	—	$7,500		$10,000
Total	—	$2,684,624	$1,036,286	$7,167,549	$5,576,961	$4,076,961
BRIAN TABOLT
Base Benefit	—	$512,050
Bonus (Corporate Performance and Personal)	—	$295,171	$295,171		$295,171	$295,171
Restricted Stock Units	—	—		$167,174
Performance Stock Units	—	$163,573	$163,573	$183,109	$163,573	$163,573
Change of Control Payment	—	—		$1,406,821
Accelerated Vesting of Restricted Stock Units	—	$232,198		$1,072,001	$1,072,001	$1,072,001
Incremental Non-Qualified Pension	—	—				—
Health Care Benefits and Life Insurance Coverage	—	$29,694		$38,847
Life Insurance Proceeds	—	—			$1,500,000
Disability Coverage	—	—				—
Outplacement Services	—	$7,500		$10,000
Total	—	$1,240,186	$458,744	$2,877,952	$3,030,745	$1,530,745
(1)
Given May 2023 start date, target base pay vs. Summary Compensation Table base pay value used for basis of calculation to provide for a more representative estimate.

(2)
Given October 2023 start date, target base pay vs. Summary Compensation Table base pay value used for basis of calculation to provide for a more representative estimate.

(*)
It is noted that Mr. Puna is not included in the table above as he departed the Company on September 13, 2023 (prior to the December 31, 2023 assumption applied for the table) and was not eligible for termination payments in connection with his departure.

94      Newmont Corporation

Additional Benefits and Tables
Pay Ratio of CEO to Median Employee
The following summarizes the relationship of the annual total compensation of the median employee from among our employees (other than the CEO) and the annual total compensation of the CEO.
To identify the median compensated employee for the 2024 Proxy Statement, the Company used a consistently applied compensation measure (“CACM”), defined as base salary excluding overtime and other incentives, which provides a reasonable estimate of compensation received. Salaries were annualized for employees (other than seasonal and temporary employees) starting employment in 2023, but not adjusted for part-time status. Local currency was consistently converted as of November 16, 2023, using the 2023 year-to-date exchange rates. No cost-of-living adjustments were applied. A small group of employees in three geographic locations (less than 0.5% of the total employee population) were excluded for data quality purposes. To arrive at the median employee for Newmont, actual total compensation of all selected employees was calculated in alignment with the method for calculating NEO total compensation. The Company used a statistical sampling methodology to identify all employees whom the Company expected to be paid within a 0.1% range of the median. The Company selected the representative employee from that group for purposes of calculating the ratio of CEO pay to median employee pay.
The Company has determined that the 2023 annual total compensation of the median compensated employee was $55,338. For 2023, the total compensation for the Company’s CEO, Mr. Palmer, as reported in the “Summary Compensation Table” on page 80 was $11,747,104. Mr. Palmer’s total compensation is 212 times (or a ratio of 212 to 1) that of the estimated median compensated Newmont employee. This pay ratio is a reasonable estimate calculated in accordance with SEC rules based on our payroll and employment records.
The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, exclusions, and assumptions that reflect their compensation practices. As such, the pay ratio reported above may not be comparable to the pay ratio reported by other companies, even those in a related industry or of a similar size and scope. Other companies may have different employment practices, regional demographics, or may utilize different methodologies and assumptions in calculating their pay ratios.

2024 Proxy Statement      95

Additional Benefits and Tables
Pay Versus Performance Table
The following summarizes the relationship between the executive compensation actually paid by the Company and the financial performance of Newmont over a four-year performance period.
YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO(1)	COMPENSATION ACTUALLY PAID TO PEO(1)	AVERAGE SUMMARY COMPENSATION TABLE FOR NON-PEO NEOS(2)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOS(2)(3)	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:		NET INCOME ($M)(5)	FCF ($M)(6)
					TOTAL SHARE- HOLDER RETURN	PEER GROUP TOTAL SHARE- HOLDER RETURN(4)
2023	$11,747,104	$1,125,000	$3,949,153	$1,569,024	$100.82	$156.39	$(2,467)	$88
2022	$13,654,538	$3,407,020	$3,904,167	$1,166,702	$113.19	$137.66	$(369)	$1,067
2021	$12,667,106	$15,415,524	$3,922,861	$3,707,302	$145.20	$150.22	$233	$2,613
2020	$12,202,285	$14,852,971	$4,943,217	$5,525,436	$138.96	$138.86	$2,791	$3,588
(1)
In his capacity as Chief Executive Officer, Mr. Palmer is included as our PEO for 2023, 2022, 2021, and 2020. See the Summary Compensation Table Total versus Compensation Actually Paid Reconciliation Table below for additional details.

(2)
In 2023, the Non-PEO NEOs comprises Ms. Ovelmen, Ms. Viljoen, Mr. Atkinson, Mr. Toth, Mr. Tabolt, and Mr. Puna. In 2022, the Non-PEOs comprises Mr. Tabolt, Mr. Atkinson, Ms. Lipson, Mr. Toth, and Ms. Buese. In 2021, the Non-PEOs comprises Ms. Buese, Mr. Atkinson, Mr. Gotesfeld, and Ms. Lipson. In 2020, the Non-PEOs comprises Ms. Buese, Mr. Atkinson, Mr. Engel, and Mr. Gotesfeld. See Summary Compensation Table Total versus Compensation Actually Paid Reconciliation Table for additional details.

(3)
Upon receiving clarified guidance for the 2024 PVP calculations regarding the treatment of transitioning PEOs, the 2022 values have been updated to remove prorations for PEOs that only served for a portion of the year. In the 2023 Newmont Proxy Statement, the average compensation for PEOs was determined prorating for time served in role, which has been corrected in the table above.

(4)
Peer Group TSR is market cap weighted, with the following peers (peers published in 2023 Newmont Annual report): Agnico Eagle Mines Ltd (AEM US); Anglogold Ashanti Ltd (AU US); Freeport (FCX US), Gold Fields Ltd (GFI US); Barrick Gold Corp (GOLD US); Harmony Gold Mining Co Ltd (HMY US), and Kinross Gold Corp (KGC US). Newcrest, included in the peer group for 2020 to 2022, was removed for 2023 as a result of Newmont’s acquisition of Newcrest in 2023.

(5)
Represents Company Net Income as disclosed in respective year’s Newmont Annual Report.

(6)
Transitioning from reporting Adjusted EBITDA in the 2023 Proxy Statement to Free Cash Flow in the 2024 Proxy Statement.

96      Newmont Corporation

Additional Benefits and Tables
Summary Compensation Table Total versus Compensation Actually Paid Reconciliation Table
ADJUSTMENTS(7)(8)(9)	PEO								OTHER NEO AVERAGE
	2023		2022		2021		2020		2023		2022		2021		2020
Summary Compensation Table Total	(+)	$11,747,104	(+)	$13,654,538	(+)	$12,667,106	(+)	$12,202,285	(+)	$3,949,153	(+)	$3,904,167	(+)	$3,922,861	(+)	$4,943,217
Deduction for amount reported in “Stock Awards” column of the Summary Compensation Table	(-)	$8,896,322	(-)	$10,132,164	(-)	$8,566,067	(-)	$7,659,869	(-)	$2,899,811	(-)	$2,665,646	(-)	$2,287,820	(-)	$2,639,891
Deduction for amounts reported in “Option Awards” column of the Summary Compensation Table	(-)	$0	(-)	$0	(-)	$0	(-)	$0	(-)	$0	(-)	$0	(-)	$0	(-)	$0
Addition of fair value at fiscal year (FY) end, of equity awards granted during the FY that remained outstanding	(+)	$7,410,447	(+)	$6,409,104	(+)	$10,094,687	(+)	$9,490,638	(+)	$2,021,753	(+)	$1,722,529	(+)	$2,696,083	(+)	$3,270,846
Addition of fair value at vesting date, of equity awards granted during the FY that vested during the FY	(+)	$0	(+)	$0	(+)	$0	(+)	$0	(+)	$0	(+)	$0	(+)	$0	(+)	$0
Addition of change in fair value at FY end versus prior FY end for awards granted in prior FY that remained outstanding	(-)	$6,203,785	(-)	$6,161,789	(+)	$3,757,541	(+)	$2,114,057	(-)	$757,830	(-)	$1,381,313	(+)	$672,482	(+)	$1,179,673
Addition of change in fair value at vesting date versus prior FY end for awards granted in prior FY that vested during the FY	(-)	$3,262,797	(-)	$1,432,304	(-)	$2,698,509	(-)	$1,096,571	(-)	$835,620	(-)	$629,778	(-)	$1,357,393	(-)	$863,441
Deduction of the fair value at the prior FY end for awards granted in prior FY that failed to meet their vesting conditions	(-)	$0	(-)	$0	(-)	$291,792	(-)	$0	(-)	$0	(-)	$0	(-)	$116,408	(-)	$0
Addition in respect of any dividends or other earnings paid during applicable FY prior to vesting date of underlying award	(+)	$664,022	(+)	$806,513	(+)	$769,710	(+)	$305,363	(+)	$74,826	(+)	$124,336	(+)	$246,121	(+)	$163,566
Addition of incremental fair value of in respect of any options or SARS modified during the FY	(+)	$0	(+)	$0	(+)	$0	(+)	$0	(+)	$0	(+)	$0	(+)	$0	(+)	$0
Deduction for values reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table	(-)	$652,107	(-)	$66,595	(-)	$606,521	(-)	$602,107	(-)	$140,779	(-)	$31,278	(-)	$241,736	(-)	$741,074
Addition for the Service Cost attributable to services rendered during the FY	(+)	$318,437	(+)	$329,717	(+)	$289,369	(+)	$99,175	(+)	$157,331	(+)	$123,685	(+)	$173,112	(+)	$212,540
Addition for the prior Service Cost in respect of a plan amendment or initiation during the FY	(+)	$0	(+)	$0	(+)	$0	(+)	$0	(+)	$0	(+)	$0	(+)	$0	(+)	$0
Compensation Actually Paid		$1,125,000		$3,407,020		$15,415,524		$14,852,971		$1,569,024		$1,166,702		$3,707,302		$5,525,436

2024 Proxy Statement      97

Additional Benefits and Tables
(7)
Equity valuations have been calculated in accordance with the requirements for Compensation Actually Paid. Adjustment for restricted stock units represents the sum of changes in fair value during the fiscal year. The fair market values at the end of the fiscal years were December 29, 2023 = $41.39; December 30, 2022 = $47.20; December 31,2021 = $62.02; December 31, 2020 = $59.89; and December 31, 2019 = $43.45. The restricted stock unit awards vest pro-ratably over three years. See the Compensation Discussion and Analysis for a description of this award and the rationale. The fair market values per share for restricted stock units on the following vest dates are as follows: 2/25/2020 = $50.07, 2/26/2020 = $49.17, 2/27/2020 = $48.30, 7/27/2020 = $69.20, 7/28/2020 = $68.23, 2/22/2021 = $57.12, 2/24/2021 = $56.76, 2/25/2021 = $56.63, 2/26/2021 = 55.01, 7/26/2021 = $60.59, 2/22/2022 = $67.67, 2/24/2022 = $67.90, 2/25/2022 = $67.07, 7/26/2022 = $44.59 (2020 Plan) and $45.81 (2013 Plan), 2/22/2023 = $45.17, 2/24/2023 = $43.58, 2/28/2023 = $43.34, 7/26/2023 = $43.61, 7/27/2023 = $43.45, 11/3/2023 = $37.96.

(8)
Equity valuations have been calculated in accordance with the requirements for Compensation Actually Paid. Adjustment for performance stock units represents the sum of changes in fair value during the fiscal year. The performance stock unit awards vest with a three-year cliff. Pursuant to ASC 718, the grant date fair value of Performance Stock Units (“PSU”) is determined by multiplying the target number of shares by a Monte Carlo calculation model which determined a grant date fair value for the 2017 to 2020 program, 2019 fair value = $52.21 and 2/27/2020 vest date fair market value = $48.30; 2018 to 2021 program, 2019 fair value = $40.89, 2020 fair value = $52.33, and 2/26/2021 vest date fair market value = $55.01; for the 2019 to 2022 program 2019 fair value = $47.24, 2020 fair value = $71.44, 2021 fair value = $98.67, and 2/25/2022 vest date fair market value = $67.07; for the 2020 to 2023 program 2020 fair value = $74.67, 2021 fair value = $107.46, 2022 fair value = $89.85, and 2/24/2023 vest date fair market value = $43.58; for the 2021 to 2024 program 2021 fair value = $80.06, 2022 fair value = $57.58, and 2023 fair value = $32.23; and for the 2022 to 2025 program 2022 fair value = $46.14 and 2023 fair value = $23.21; for the 2023 to 2026 program 2023 fair value = $37.27. The Monte Carlo model is further described in the Newmont’s Annual Report on Form 10-K for the year ended December 29, 2023. The maximum value of the Performance Stock Units is 200% of target. See the Compensation Discussion and Analysis for a description of this award and the rationale.

(9)
The total pension benefit adjustments for each applicable year includes the aggregate of two components: (i) the actuarially determined service cost for services rendered during the applicable year (“service cost”), and (ii) the entire cost of benefits granted in a plan amendment during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment (“prior service cost”), which was $0, in each case calculated in accordance with U.S. GAAP using the same methodologies the Company uses for its financial statements. Service cost for fiscal 2022 for the Qualified Plan was remeasured due to the settlement accounting required from the retiree annuity purchase on March 25, 2022. The discount rate used for determining the service cost reflected 3.03% from January 1, 2022, through March 25, 2022, and 4.09% from March 26, 2022 through December 31, 2022. The amount of service cost was $0 for Mr. Tabolt for 2023,2022, 2021, and 2020, Mr. Atkinson for 2021 and 2020, Mr. Toth for 2023, 2022, 2021, and 2020, Ms. Viljoen for 2023, 2022, 2021, and 2020, and Ms. Ovelmen for 2023, 2022, 2021, and 2020 due to ineligibility to participate in our Pension Plan and Pension Equalization Plan and be included in relevant census data for each respective year, based on the same methodologies that the Company uses to compute service cost for its financial statements under U.S. GAAP. All assumptions are consistent with those used in our preliminary expense letters issued for fiscal years 2020, 2021, and 2022 issued March 16, 2020, March 8, 2021, and February 24, 2022 and April 5, 2022, and January 31, 2023, respectively.

98      Newmont Corporation

Additional Benefits and Tables
Compensation Actually Paid Versus Company Performance
Executive compensation is linked strongly to the financial and operational performance of the Company, with a majority of annual target compensation being variable and at risk. In 2023, 88.5% of the total target compensation for the principal executive officer (PEO) and 78.3% of non-PEO NEO pay, on average, was at risk and tied to performance measures that impact shareholder return, including Free Cash Flow. The following charts provide a clear visual description of the relationship between Compensation Actually Paid and Newmont Total Shareholder Return, Peer/Index Total Shareholder Return, Newmont Free Cash Flow, and Newmont Net Income as included in the Pay Versus Performance table above.
Compensation Actually Paid versus Total Shareholder Return

$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
Compensation Actually Paid
$180
$160
$140
$120
$100
$80
$60
$40
$20
$-
Total Shareholder Return
2020
2021
2022
2023
Compensation Actually Paid to PEO
Average Compensation Actually Paid to non-PEO NEOs
Value of Initial Fixed $100 Investment Based On Newmont Total Shareholder Return
Value of initial fixed $100 Investment Based On Peer/Index Total Shareholder Return

Compensation Actually Paid versus Free Cash Flow and Net Income

$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
Compensation Actually Paid
$5,000,000,000
$4,000,000,000
$3,000,000,000
$2,000,000,000
$1,000,000,000
$-
$(1,000,000,000)
$(2,000,000,000)
$(3,000,000,000)
Cash / Income
2020
2021
2022
2023
Compensation Actually Paid to PEO
Average Compensation Actually Paid to non-PEO NEOs
Newmont Free Cash Flow
Newmont Net Income

2024 Proxy Statement      99

Additional Benefits and Tables
Tabular List of Financial Performance Measures
Absolute Total Shareholder Return (TSR)
Free Cash Flow
Relative Total Shareholder Return (rTSR)

100      Newmont Corporation

Additional Benefits and Tables
Key Compensation Discussion and Analysis Definitions
Capitalized terms, not otherwise defined in this CD&A, have the meaning ascribed below:
2024 Meeting	2024 Annual Meeting of Shareholders of Newmont
ASC	Accounting Standards Codification
AUD	Australian Dollar
Board or Board of Directors	Board of Directors of Newmont
BRG	Business Resource Group
CACM	Consistently Applied Compensation Measure
CCV	Critical Control Verification; delivery of a target number of fatality risk management-based verifications
CD&A	Compensation Discussion & Analysis
CEO	Chief Executive Officer
CFO	Chief Financial Officer
Committee	In the CD&A section, Leadership Development and Compensation Committee
Company	Newmont and its consolidated subsidiaries; all reference to “we,” “us,” and “our” refer to the Company
Compensation Peer Group	Peer group used for market comparisons, benchmarking, and setting executive and director compensation
CPB Adjusted CSC/GEO	Company performance bonus adjusted non-GAAP measure of Cash Sustaining Costs per Gold Equivalent Ounce — see Annex A-2 for additional information
CBP Adjusted Free Cash Flow	Company performance bonus adjusted non-GAAP measure to analyze cash flows generated from operations
CBP Adjusted ROCE	Company performance bonus adjusted non-GAAP measure to analyze Return on Capital Employed
DJSI	Dow Jones Sustainability Index
DSU	Director Stock Units
ELT	Executive Leadership Team
ESG	Environmental, Social and Governance
FASB	Financial Accounting Standards Board
FW Cook	Frederic W. Cook & Co., Inc.; Newmont LDCC’s independent compensation consultant
GDX	VanEck Gold Miners exchange-traded fund
ICMM	International Council on Mining and Metals
LTI	Long-Term Incentive
LTIP	Long-Term Incentive Program
NEO	Named Executive Officer
NYSE	New York Stock Exchange
PBGC	Pension Benefit Guaranty Corporation
PEO	Principal Executive Officer
PEP	Pension Equalization Plan
PSU	Performance Stock Unit
Relative TSR or rTSR	Percentile ranking against the TSR Peer Group of Newmont stock price appreciation, plus dividends paid
Reserves	Number of gold ounces in reserve economically feasible to mine based on extensive drilling, sampling, mine modelling, and metallurgical testing — see Annex A-2 for additional information
Resources	Number of gold ounces for which there are reasonable prospects for economic extraction — resources are not yet established to the level required for reserve reporting — see Annex A-2 for additional information
RMS	Risk Management System
RSU	Restricted Stock Unit
S&P 500	Standard and Poor’s 500
SEC	United States Securities and Exchange Commission
SPEFR	Significant Potential Event Frequency Rate
STI	Short-Term Incentive
STIP	Short-Term Incentive Program annual cash bonus plan
TCFD	Task Force on Climate-related Financial Disclosures
TSR	Total Shareholder Return
TSR Peer Group	Peer group used to measure relative TSR performance within the performance share program
TTDC	Total Target Direct Compensation
USD	United States Dollar

2024 Proxy Statement      101

REPORT OF THE LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Leadership Development and Compensation Committee of the Board of Directors (the “LDCC”) is composed entirely of Directors who are not officers or employees of the Company or any of its subsidiaries, and are independent, as defined in the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The LDCC has adopted a Charter that describes its responsibilities in detail, and the LDCC and Board review and assess the adequacy of the Charter on an annual basis. The LDCC has the responsibility of taking the leadership role with respect to the Board’s responsibilities relating to compensation of the Company’s key employees, including the Chief Executive Officer, the Chief Financial Officer, and the other executive officers. Additional information about the LDCC’s role in corporate governance can be found in the LDCC’s Charter, available on the Company’s website at http://www.newmont.com/about-us/governance- and-ethics/.
The LDCC has reviewed and discussed with management the Company’s Compensation Discussion and Analysis (CD&A) section of this Proxy Statement. Based on such review and discussions, the LDCC has recommended to the Board of Directors that the CD&A section be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
This Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.
Submitted by the following members of the LDCC of the Board of Directors:
Julio M. Quintana, Chair
Philip Aiken AM
Gregory H. Boyce
Maura J. Clark
Mary A. Laschinger

102      Newmont Corporation

PROPOSAL THREE — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Newmont’s Audit Committee of the Board of Directors evaluates the selection of independent auditors each year and has selected Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. In September 2014, the Company formally engaged EY as its independent registered public accounting firm for the fiscal year ended December 31, 2015. EY has continued to serve as the Company’s independent registered public accounting firm since that time.
The Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm retained to audit the Company’s consolidated financial statements. In accordance with its commitment to sound corporate governance practices, the Audit Committee reviews whether it is in the Company’s best interests to rotate the Company’s independent registered public accounting firm (“independent auditor”). In fulfilling its oversight responsibility, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent auditor, including the scope of the audit, audit fees, auditor independence matters, performance of the independent auditors and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee and its Chair are also directly involved with the selection, review and evaluation of the lead engagement partner and the negotiation of audit fees. The Audit Committee reviews the performance of the independent auditor annually. In conducting its review, the Audit Committee considers, among other things:
▶
the professional qualifications and effectiveness of EY, the lead audit partner and other key engagement partners

▶
EY’s historical and recent performance on the Company’s audit, including the extent and quality of EY’s communications with the Audit Committee

▶
an analysis of EY’s known legal risks and significant proceedings that may impair its ability to perform the Company’s annual audit

▶
data relating to audit quality and performance, including the most recent Public Company Accounting Oversight Board (“PCAOB”) reports on EY and its peer firms

▶
the appropriateness of EY’s fees

▶
EY’s independence policies and its processes for maintaining its independence

▶
EY’s tenure as the Company’s independent auditor and its depth of understanding of the Company’s global business, operations and systems, accounting policies and practices, including the potential effect on the financial statements of the major risks and exposures facing the Company, and internal control over financial reporting

▶
EY’s demonstrated professional integrity and objectivity, including through rotation of the lead audit partner and other key engagement partners

▶
EY’s capability, expertise and efficiency in handling the breadth and complexity of the Company’s global operations, including of the lead audit partner and other key engagement partners

▶
the advisability and potential impact of selecting a different independent public accounting firm

As a result of its evaluation of EY’s qualifications, performance and independence, the Board and the Audit Committee believe that the continued retention of EY to serve as the Company’s independent auditor for the year ending December 31, 2024, is in the best interests of the Company and its stockholders. As a matter of good corporate governance, the Board and the Audit Committee submit the selection of the independent auditor to our stockholders for ratification in connection with the 2024 Annual Meeting. If the selection of EY is not ratified by a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter, the Audit Committee will review its selection of an independent auditor in light of that

2024 Proxy Statement      103

Proposal Three — Ratification of Appointment of Independent Registered Public Accounting Firm
vote result. Even if this appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent auditor at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.
We expect that a representative of EY will attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.
FOR
The Board of Directors unanimously recommends that you vote FOR the ratification of Ernst and Young LLP as Newmont’s independent registered public accounting firm for the fiscal year ended December 31, 2024.

104      Newmont Corporation

Proposal Three — Ratification of Appointment of Independent Registered Public Accounting Firm
Independent Auditors Fees
The following table discloses the fees for professional services provided by Ernst & Young (EY) in each of the last two fiscal years.
	2023	2022
Audit Fees(1)	$12,669,000	$7,538,500
Audit-Related Fees(2)	$399,000	$293,000
Tax Fees(3)	$299,000	$365,000
All Other Fees(4)	$27,000	$27,000
Total(5)	$13,394,000	$8,223,500

(1)
Audit Fees were primarily for professional services rendered for the audits of the consolidated financial statements and internal controls over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002, the review of documents filed with the SEC, consents, comfort letters and financial accounting and reporting consultations.

(2)
Audit-Related Fees were primarily for professional services rendered for other attest services, employee benefit plan audits, accounting consultations and audits in connection with acquisitions, and attest services related to financial reporting that are not required by statute or regulation.

(3)
Tax Fees were for professional services related to general tax consultation, tax advisory, tax compliance and international tax matters.

(4)
All Other Fees were for the use of EY’s proprietary research tools.

(5)
The Audit Committee has determined that the provision of the services described above is compatible with maintaining the independence of our independent registered public accounting firm. The Audit Committee carefully reviews the scope of the audit and fees for audit and non-audit services and will continue to do so.

The Audit Committee has established procedures for engagement of the Company’s independent registered public accounting firm to perform services other than audit, review and attest services.
In order to safeguard the independence of the Company’s independent registered public accounting firm, for each engagement to perform such non-audit service, (a) management and EY affirm to the Audit Committee that the proposed non-audit service is not prohibited by applicable laws, rules or regulations; (b) management describes the reasons for hiring EY to perform the services; and (c) EY affirms to the Audit Committee that it is qualified to perform the services.
The Audit Committee pre-approves, and reviews audit and non-audit services performed by EY as well as the fees charged by EY for such services and is provided with quarterly reporting on actual spending. The Audit Committee has delegated to its Chair its authority to pre-approve such services in limited circumstances, and any such pre-approvals are reported to the Audit Committee at its next regular meeting and ratified. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence. All services provided by EY were permissible under applicable laws, rules and regulations and were pre-approved by the Audit Committee in accordance with its procedures. The Audit Committee considered the amount of non-audit services provided by EY in assessing its independence.
For additional information concerning the Audit Committee and its activities with EY, see “Corporate Governance” on page 35 and “Report of the Audit Committee” on page 106 in this Proxy Statement.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed entirely of Directors who are not officers or employees of the Company or any of its subsidiaries and are independent, as defined in the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The Audit Committee has adopted a Charter that describes its responsibilities in detail. The Charter is available on the Company’s website at http://www.newmont.com/about-us/governance-and-ethics/.
The primary responsibility for financial and other reporting, internal controls, compliance with laws and regulations, and ethics, rests with the management of the Company. The Audit Committee’s primary purpose is to oversee the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and corporate policies and controls, the independent auditor’s selection, compensation, retention, qualifications, performance, objectivity and independence, the performance of the Company’s internal audit function, treasury and finance matters and enterprise risk management, privacy and data security and cybersecurity. The Audit Committee reviews the financial information that will be provided to the stockholders and others, the systems of internal controls that management and the Board have established, and the audit, accounting and financial reporting process. Additional information about the Audit Committee’s role in corporate governance can be found in the Audit Committee’s Charter.
The Audit Committee has reviewed and discussed with management and EY, the Company’s independent auditors, the audited financial statements of the Company for the fiscal year ended December 31, 2023, and the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and independent registered public accounting firm’s audit of internal control over financial reporting as of December 31, 2023.
The Audit Committee has discussed with EY the matters required to be discussed by the applicable Public Company Accounting Oversight Board (“PCAOB”) rules, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Audit Committee has received and reviewed the disclosure and letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed EY’s independence with them, and considered whether the non-audit services provided by the independent registered public accounting firm to the Company are compatible with maintaining the firm’s independence.
The Company also has an internal audit department that reports to the Audit Committee. The Audit Committee reviews and approves the internal audit plan at least once a year and receives updates of internal audit results throughout the year. The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met regularly with the internal auditors and the independent registered public accounting firm to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the Securities and Exchange Commission.
Submitted by the members of the Audit Committee of the Board of Directors:
Bruce R. Brook, Chair
René Médori
Susan N. Story
The Report of the Audit Committee does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

106      Newmont Corporation

BENEFICIAL OWNERSHIP OF COMMON STOCK

Directors and Executive Officers Ownership
As of February 27, 2024, the Directors and executive officers of the Company as a group beneficially owned, in the aggregate, 647,428 shares of the Company’s outstanding capital stock, constituting, in the aggregate, less than 1% of the Company’s outstanding capital stock, based on 1,152,786,963 shares of common stock outstanding on such date.
No Director or executive officer (a) beneficially owned more than 1% of the outstanding shares of the Company’s common stock or (b) shares voting power in excess of 1% of the voting power of the outstanding capital stock of the Company. Each Director and executive officer have sole voting power and dispositive power with respect to all shares beneficially owned by them, except as set forth below.
The following table sets forth the beneficial ownership of common stock as of February 27, 2024, held by (a) each then current Director and nominee; (b) the Chief Executive Officer, the Chief Financial Officer and each of the other highly compensated executive officers (the “Named Executive Officers”); and (c) all then current Directors and executive officers as a group. The address for each of the named individuals below is c/o Newmont Corporation, 6900 E Layton Avenue, Suite 700, Denver, Colorado 80237 USA.
NAME OF BENEFICIAL OWNER	COMMON STOCK	RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DIRECTOR STOCK UNITS(1)(2)	OPTION SHARES(3)	BENEFICIAL OWNERSHIP TOTAL(4)
Non-Employee Directors
PHILIP AIKEN AM	7,976	2,300	—	10,276
Patrick G. Awuah, Jr.	—	9,100	—	9,100
Gregory H. Boyce	—	37,445	—	37,445
Bruce R. Brook	24,933	25,002	—	49,935
Maura J. Clark	—	11,709	—	11,709
Emma FitzGerald	—	7,556	—	7,556
Mary A. Laschinger	—	7,556	—	7,556
SALLY-ANNE LAYMAN	4,204	2,300	—	6,504
José Manuel Madero	—	9,100	—	9,100
René Médori	—	20,292	—	20,292
Jane Nelson	—	49,935	—	49,935
Julio M. Quintana	—	37,445	—	37,445
Susan N. Story	51	10,585	—	10,636
Named Executive Officers
Tom Palmer	170,419	13,581	—	184,000
Karyn Ovelmen	—	—	—	—
Natascha Viljoen	—	—	—	—
Robert Atkinson	33,984	5,035	—	39,019
Peter Toth	19,151	—	—	19,151
Brian Tabolt	8,345	1,397	—	9,742
All Directors and executive officers as a group, including those named above (24 persons)(5)	388,978	258,450	—	647,428

(1)
For 2023, director stock units (“DSUs”) were awarded to all non-employee Directors under Newmont’s Stock Incentive Compensation Plans. The DSUs represent the right to receive shares of common stock and are immediately fully vested and non-forfeitable. The holders of DSUs do not have the right to vote the underlying shares; however, the DSUs accrue dividend

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Beneficial Ownership of Common Stock
equivalents, which are paid at the time the common shares are issued. Upon retirement from the Board of Directors, the holder of DSUs is entitled to receive one share of common stock for each DSU. The amounts noted in this column for non-employee Directors represent DSUs.
(2)
Restricted Stock Units (“RSUs”) of the Company’s common stock granted after April 25, 2013, are awarded under the Company’s 2013 Stock Incentive Compensation Plan, and after May 6, 2020, under the Company’s 2020 Stock Incentive Compensation Plan. The RSUs do not have voting rights and are subject to forfeiture risk and other restrictions. The RSUs accrue dividend equivalents, which are paid at the time the units vest and common stock is issued. Includes shares underlying RSUs vesting within 60 days after February 27, 2024. This column does not include RSUs that vest more than 60 days after February 27, 2024.

(3)
The Company does not grant stock options.

(4)
The “Percentage of Class” data are omitted in the table since every director and officer, and all directors and officers as a group, own less than 1% of the outstanding shares.

(5)
Mr. Puna held no beneficial ownership of Newmont stock as of the departure date of September 13, 2023 when all outstanding awards were forfeited. Mr. Puna is no longer a Section 16 officer of Newmont.

Certain Other Beneficial Owners
Based on Schedule 13G filings under Section 13(d) of the Securities Exchange Act of 1934, available as of February 27, 2024, the only known beneficial owners of more than 5% of Newmont Corporation’s outstanding common stock were the following.
	SHARES BENEFICIALLY OWNED
NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER	PERCENT
BlackRock, Inc.(1) 50 Hudson Yards New York, NY 10001	123,967,973	10.8%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	124,407,515	10.79%

(1)
Based solely upon information contained in the most recent filed Schedule 13G/A of BlackRock, Inc., filed with the SEC on January 24, 2024, reflecting beneficial ownership as of December 31, 2023. According to this Schedule 13G/A, BlackRock, Inc. had sole voting power for 111,921,403 of these shares, no shared voting power, sole dispositive power for 123,967,973 of these shares and no shared dispositive power.

(2)
Based solely upon information contained in the most recent filed Schedule 13G/A of The Vanguard Group, filed with the SEC on February 13, 2024, reflecting beneficial ownership as of December 29, 2023. According to this Schedule 13G/A, The Vanguard Group had no sole voting power, shared voting power for 6,612,019 of these shares, sole dispositive power for 114,157,023 of these shares and shared dispositive power for 10,250,492 of these shares.

Delinquent Section 16(a) Reports
Pursuant to Section 16(a) of the Exchange Act and the rules issued thereunder, our executive officers and directors and any persons holding more than 10% of our common stock are required to file with the SEC and the NYSE reports of initial ownership of our common stock and changes in ownership of such common stock. Copies of the Section 16 reports filed by our directors and executive officers are required to be furnished to the Company. Based solely on our review of the copies of the reports furnished to us, or written representations that no reports were required, we believe that, during fiscal 2023, all of our executive officers and directors complied with the Section 16(a) requirements.

108      Newmont Corporation

GENERAL INFORMATION

This Proxy Statement is furnished to the stockholders of Newmont in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) to be voted at the Company’s 2024 Annual Meeting of Stockholders to be held on Wednesday, April 24, 2024 (the “Annual Meeting”).
The Annual Meeting is being held for the purposes set forth in the accompanying Notice of 2024 Annual Meeting of Stockholders. The Proxy Statement, proxy card and 2023 Annual Report to Stockholders are being made available to stockholders on or about March 14, 2024.
Newmont Corporation is referred to as “Newmont,” the “Company,” the “Corporation,” “we” and “our” in this Proxy Statement.
Stockholders Entitled to Vote
Only stockholders of record of Newmont’s common stock, par value $1.60 per share, at the close of business on Tuesday, February 27, 2024, (the “Record Date”) are entitled to notice of and to vote at the 2024 Annual Meeting or any adjournment thereof. As of the Record Date, there were 1,152,786,963 shares issued and outstanding.

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General Information
Voting Your Shares
Newmont Common Stock. Each share of common stock that you own entitles you to one vote. Your Notice or proxy card shows the number of shares of common stock that you own. You may elect to vote in one of the following methods:

If you received a Notice of Internet Availability of Proxy Materials, you can access our proxy materials and vote online. Instructions to vote online are provided in the Notice.
Online Prior to the Annual Meeting — You may vote by proxy online prior to the Annual Meeting by visiting www.envisionreports.com/NEM and entering the control number found in your Notice of Internet Availability. The availability of online voting may depend on the voting procedures of the organization that holds your shares.
Online During the Annual Meeting — Holders of common stock may also vote online during the Annual Meeting by visiting https://meetnow.global/MKS9NSL, entering the control number found in your Notice of Internet Availability, and following the on-screen instructions. The availability of online voting may depend on the voting procedures of the organization that holds your shares, and holders of CDIs and PDIs will not be able to vote during the Annual Meeting (see below for additional information). The Annual Meeting webcast will begin promptly at 8:00 a.m. Mountain Daylight Time. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test your system. If you experience technical difficulties during the check-in process or during the meeting, please call: 1-888-724-2416 in US & Canada (toll free) or +1-781-575-2748 for all other locations for assistance.

By Telephone — You may vote your shares by calling the telephone number specified on your proxy card. You will need to follow the instructions on your proxy card and the voice prompts. The availability of phone voting may depend on the voting procedures of the organization that holds your shares.

By Mail — If you have received or requested a paper copy of the proxy materials, please date and sign the proxy card and return it promptly in the accompanying envelope. The availability of mail voting may depend on the voting procedures of the organization that holds your shares.

Even if you plan on attending the Annual Meeting virtually, we encourage you to vote your shares in advance online, by phone, or by mail to ensure that your vote will be represented at the Annual Meeting.
If you wish to change your vote —  You may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting.
▶
Online Prior to the Annual Meeting — You may change your vote using the online voting method described above, in which case only your latest internet proxy submitted prior to the Annual Meeting will be counted.

▶
Online During the Annual Meeting — You may change your vote by attending the Annual Meeting by visiting https://meetnow.global/MKS9NSL, entering the control number found in your Notice of Internet Availability, and following the instructions to vote, in which case only your latest internet proxy submitted will be counted.

▶
Phone — You may change your vote using the phone voting method described above, in which case only your latest telephone proxy submitted prior to the Annual Meeting will be counted.

▶
Mail — You may revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date, in which case only your latest proxy card or voting instruction form received prior to the Annual Meeting will be counted.

If you hold Newmont Common Stock at your Broker — If your shares are held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice or proxy materials, as applicable, are being forwarded to you by that organization. Your Voting Instruction Form from Broadridge or your Notice provides information on how to vote your shares. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting.
If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on

110      Newmont Corporation

General Information
“routine” matters such as ratification of auditors but cannot vote on “non-routine” matters, including the Election of Directors and the Advisory Vote to Approve Executive Compensation unless you have provided specific instructions to do so.
Thus, if the organization that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine” matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”
If you hold Newmont CDIs or PDIs: If you are a CDI or PDI holder, you are the beneficial owner of the equivalent common stock for each CDI or PDI registered in your name as of the Record Date. Legal title to the common stock underlying the CDIs or PDIs is held by the Company’s CDI Depositary, CHESS Depositary Nominees Pty Ltd (“CDN”), in the case of CDIs, and the Company’s PDI Depositary, PNGCSD Nominee Limited (“PNGCSD”), in the case of PDIs. CDN and PNGCSD are considered the stockholders of record for the purposes of voting at the Annual Meeting. As the beneficial owner, you may instruct CDN (for CDIs) and PNGCSD (for PDIs), to vote the common stock underlying your CDIs or PDIs on your behalf in one of the following methods:

Online Prior to the Annual Meeting — You may instruct CDN and/or PNGCSD, as applicable, to vote on your behalf online at www.investorvote.com.au. The online system has easy-to-follow instructions on how you may instruct CDN and/or PNGCSD, as applicable, to vote in respect of your CDIs or PDIs and allows you to confirm that the system has properly recorded your instruction. If you submit a voting instruction in respect of your CDIs or PDIs online, you should have in hand when you submit your instruction the Notice of Internet Availability or the voting instruction form (for those CDI or PDI holders who have received a hard copy of the voting instruction form).
For your vote to be effective it must be received by 5.00pm (Australian Eastern Standard Time) on Thursday, 18 April 2024.
If you submit a voting instruction in respect of your CDIs or PDIs online, you do not need to return your voting instruction form to the Company.

By Mail Prior to the Annual Meeting — If you have received, by request, a hard copy of the voting instruction form, and wish to submit your voting instruction by mail, you should complete and return the voting instruction form to the Australian share registrar so that it is received by 5:00 p.m. (Australian Eastern Standard Time) on Thursday, April 18, 2024. The voting instruction form will contain detailed voting instructions and options for returning the hard copy form to the Australian share registrar. If you elect to return the form by mail, the Australian share registrar address is set out below:
Computershare Investor Services Pty Limited
GPO Box 242
Melbourne VIC 3001 Australia
If you wish to instruct CDN and/or PNGCSD, as applicable, to vote on your behalf by mail, please contact Computershare Australia using the details on the Notice of Access Letter to request a hard copy of the voting instruction form to be sent to your registered address.

The online process and hard copy voting instruction form provide further details and instructions on how to vote.
You may change or revoke your voting instruction by visiting our online voting site at www.investorvote.com.au contact before 5:00 p.m. (Australian Eastern Standard Time) on Thursday, April 18, 2024.
Holders of CDIs and PDIs may attend the Annual Meeting as a guest and instruct CDN and/or PNGCSD, as applicable, to vote on their behalf in advance online or by mail, but cannot vote electronically during the Annual Meeting.
If you hold CDIs or PDIs, you may request a printed copy of the proxy materials by any of the following methods: online at www.investorvote.com.au; by telephone at 1 300 850 505 (within Australia) or +61 3 9415 4000 (outside of Australia), or by email at Web.Queries@computershare.com.au. Please make any requests for email or printed copies on or before 4.00pm Friday, 12 April 2024 (Australian Eastern Standard Time) to facilitate timely delivery.

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General Information
Attending the meeting: CDI and PDI holders are invited to attend the Annual Meeting virtually as a non-voting guest at https://meetnow.global/MKS9NSL.
If you hold CDIs or PDIs and experience any issues or require any assistance, you may contact Computershare Australia by the following methods: online at www.investorvote.com.au; or by telephone at 1300-850-505 (within Australia) or +61-3-9415-4000 (outside of Australia).
Quorum, Tabulation and Broker Non-Votes and Abstentions
Quorum. The holders of a majority of the outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the meeting. For purposes of determining the presence of a quorum, “shares of capital stock of the Company” include all shares of common stock entitled to vote at the Annual Meeting.
Tabulating Votes and Voting Results. Votes at the Annual Meeting will be tabulated by one or more inspectors of election who will be appointed by the Chair of the meeting and who will not be candidates for election to the Board of Directors. The inspectors of election will treat shares of capital stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.
Broker Non-Votes and Abstentions. Abstentions and broker non-votes as to particular matters are counted for purposes of determining whether a quorum is present at the Annual Meeting. Except with respect to the Election of Directors, where abstentions are excluded, abstentions have the same effect as votes against proposals presented to stockholders. With respect to the Election of Directors, abstentions are not counted as votes cast and therefore will have no effect in determining whether the required majority vote has been attained. A “broker non-vote” occurs when you do not give instructions to your broker, bank or other nominee of shares you beneficially own in “street name” on how to vote your shares common stock, and the broker, bank or other nominee does not have authority to vote your shares in its discretion. In these circumstances, if you do not provide voting instructions, the broker, bank or nominee may nevertheless (but is not required to) vote your shares on your behalf with respect to certain proposals deemed to be “routine.” Other than with respect to the ratification of the appointment of our independent registered public accounting firm (Proposal Three), broker non-votes will not be counted as votes cast (with respect to Proposal One, Election of Directors), or as present and entitled to vote on the proposal (with respect to Proposal Two, the advisory vote to approve named executive officer compensation).
As such, please be reminded that if you hold your shares in “street name” it is critical that you cast your vote if you want it to count in the Election of Directors (Proposal One). If you hold your shares in “street name” and you do not instruct your bank or broker how to vote in the Election of Directors, no votes will be cast on your behalf. They also will not have discretion to vote uninstructed shares on the advisory vote to approve named executive officer compensation (Proposal Two). Your bank or broker will, however, have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm (Proposal Three).
Votes Required to Approve the Proposals
PROPOSAL	VOTE REQUIRED
Election of Directors	Majority of votes cast for each Nominee
Advisory vote on the approval of executive compensation	Non-binding advisory vote — majority of stock present in person or by proxy and entitled to vote
Ratification of appointment of independent registered public accounting firm for 2024	Majority of stock present in person or by proxy and entitled to vote
Election of Directors. Brokers, banks and other financial institutions cannot vote your stock on your behalf for the Election of Directors if you have not provided instructions on your voting instruction form, by telephone or by Internet. For your vote to be counted, you must submit your voting instructions to your broker or custodian.
Advisory Say-on-Pay Vote. Because the vote on Compensation of the Named Executive Officers is advisory in nature, it will not: (1) affect any compensation already paid or awarded to any Named Executive Officer, (2) be

112      Newmont Corporation

General Information
binding on or overrule any decisions by the Board of Directors, (3) create or imply any additional fiduciary duty on the part of the Board of Directors, or (4) restrict or limit the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. For your vote to be counted, you must submit your voting instructions to your broker or custodian.
Ratify Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2024. The affirmative vote of a majority of the shares present and entitled to vote, in person or by proxy, at the Annual Meeting is required to ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024. Even if you do not instruct your broker how to vote with respect to this item, your broker may vote your shares with respect to this proposal.
Other Items. If any other items are properly presented at the Annual Meeting, they must receive an affirmative vote of a majority of the shares present and entitled to vote, in person or by proxy, in order to be approved.
Revocation of Proxy or Voting Instruction Form
Revocation of Newmont Proxy or Voting Instruction Form. A stockholder who executes a proxy or Voting Instruction Form (“VIF”) may revoke it by delivering to the Secretary of the Company, at any time before the proxies are voted, a written notice of revocation bearing a later date than the proxy or VIF. Holders of common stock may revoke it or by attending the Annual Meeting online and by voting during the Annual Meeting (although virtual attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). A stockholder also may substitute another person in place of those persons presently named as proxies. Written notice revoking or revising a proxy should be sent to the attention of the Corporate Secretary (attention: Logan Hennessey), Newmont Corporation, at 6900 E. Layton Avenue, Suite 700, Denver, Colorado 80237 USA.
Solicitation Costs
The cost of preparing and mailing the proxy materials, and the cost of solicitation of proxies on behalf of the Board of Directors will be borne by the Company. In addition, solicitation of proxies and Voting Instruction Forms may be made by certain officers and employees of the Company by mail, telephone or in person. The Company has retained MacKenzie Partners Inc. to aid in the solicitation of brokers, banks, intermediaries and other institutional holders for a fee of $18,000. The Company also will reimburse brokerage firms and others for their expenses in forwarding proxy materials to beneficial owners of common stock.
Eliminating Duplicate Mailings — Householding
To reduce the expense of delivering duplicate proxy materials to our stockholders, we are relying on the SEC rules that permit us to deliver only one set of proxy materials, including our Proxy Statement, our 2023 Annual Report and the Notice, to multiple stockholders who share an address unless we receive contrary instructions from any stockholders at that address. This practice, known as “householding,” reduces duplicate mailings, thus saving printing and postage costs as well as natural resources. Each stockholder retains a separate right to vote on all matters presented at the Annual Meeting. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you wish to receive a separate copy of the 2023 Annual Report or other proxy materials, free of charge, or if you wish to receive separate copies of future annual reports or proxy materials, please mail your request to the Corporate Secretary of the Company.
Voting Results
The results of the voting at the Annual Meeting will be reported on Form 8-K and filed with the SEC within four business days after the end of the meeting.
Date for Receipt of Stockholder Proposals
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present appropriate proposals for inclusion in our proxy statement and for consideration at our annual meeting of stockholders by submitting their proposals to us in a timely manner. For a stockholder proposal to be considered

2024 Proxy Statement      113

General Information
for inclusion in our proxy statement for our 2025 Annual Meeting, the proposal must be received by our Corporate Secretary no later than November 14, 2024 (120 days before the anniversary of the date of this proxy statement), and must comply with the requirements of Rule 14a-8. Any stockholder proposal received after November 14, 2024, will not be considered for inclusion in our 2025 Proxy Statement.
Our Board amended our By-Laws in 2016 to adopt “proxy access” to permit a stockholder (or a group of no more than 20 stockholders) who has maintained continuous qualifying ownership of at least 3% of our outstanding common stock for at least three years and has complied with the other requirements set forth in our By-Laws, to submit Director nominees (up to the greater of 2 Directors or 20% of the Board) for inclusion in our proxy statement if the stockholder(s) and the nominee(s) satisfy the requirements set forth in our By- Laws. Notice of Director nominees submitted under these By-Law provisions must be received by the Corporate Secretary of the Company by not less than 120 days nor more than 150 days prior to the first anniversary of this proxy statement (i.e., no earlier than October 15, 2024 and not later than November 14, 2024). Notice must include the information required by our By-Laws, which are available on our website at http://www.newmont.com/about-us/governance-and-ethics/.
In addition, our amended By-Laws contain an advance notice procedure for the nomination of candidates for election to the Board of Directors or other business to be addressed at the 2025 Annual Meeting and such notice must be received at the principal executive offices of the Corporation no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting (i.e., no later than the close of business on January 24, 2025, and no earlier than the close of business on December 25, 2024). The advance notice must be delivered to the attention of the Corporate Secretary of the Company. Notice must include the information required by our By-Laws. In addition to satisfying the foregoing requirements under our By-Laws, including the same deadlines disclosed above under the advance notice provisions of our By-Laws, stockholders who intend to solicit proxies in support of director nominees, other than our Board’s nominees, must provide the additional information required by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) of the Exchange Act.
Electronic delivery should be sent to CorporateSecretary@newmont.com. Mailings to the Corporate Secretary of the Company should be addressed to the attention of Logan Hennessey at Newmont Corporation’s principal executive offices located at 6900 E. Layton Avenue, Suite 700, Denver, Colorado 80237 USA.
Other Matters
The Board of Directors does not intend to bring other matters before the Annual Meeting, except items incidental to the conduct of the meeting. However, on all matters properly brought before the meeting by the Board of Directors or by others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote in accordance with their best judgment. Additional information about Newmont, including its Annual Report on Form 10-K, is available through the Company’s website, at www.newmont.com.

114      Newmont Corporation

Annex A

Non-GAAP Compensation Measures — Annex A-1
Management of the Company uses certain financial and operating measures, including Attributable Adjusted FCF and Adjusted Cash Sustaining Costs / Gold Equivalent Ounce, which have been adjusted at the discretion of the Leadership Development and Compensation Committee to evaluate the Company’s performance for compensation purposes in connection with the calculation of the Company Performance Bonus results, which differs from metrics reported under accounting principles generally accepted in the U.S. (“GAAP”). Further to the discussion of these metrics in the “Compensation Discussion and Analysis,” a reconciliation of these measures for the year-ended December 31, 2023, appears below. References to the Notes to the Financial Statements below refers to the Notes to the Consolidated Financial Statements in our Form 10-K for the year-ended December 31, 2023, filed with the SEC on February 29, 2024 (the “2023 Form 10-K”), available on Newmont.com and the SEC’s website. Amounts presented may not recalculate in total due to rounding.
Corporate Performance Bonus Attributable Adjusted FCF
YEAR ENDED DECEMBER 31, 2023
Net cash provided by (used in) operating activities	$2,763
Less: Net cash used in (provided by) operating activities of discontinued operations	(9)
Net cash provided by (used in) operating activities of continuing operations	$2,754
Less: Additions to property, plant and mine development	(2,666)
Free Cash Flow	$88
2023 Allowable Adjustments(1)	491
CPB Attributable Adjusted FCF	$579

(1)
CPB related adjustments include the removal of Newcrest, NGM, Merian Non-Newmont interest and development capital

Corporate Performance Bonus Adjusted CSC per GEO
YEAR ENDED DECEMBER 31, 2023
Costs Applicable to Sales(1)(2)(3)	$6,699
Reclamation costs(4)	224
Advanced projects, research and development and exploration(5)	212
General and administrative	299
Other expense, net(6)	21
Treatment and refining costs	169
Sustaining capital and lease related costs(7)(8)	1,617
All-in sustaining costs	$9,241
Write-downs of inventory and stockpiles and ore on leach pads	(30)
Cash sustaining costs	$9,209
2023 Allowable Adjustments(9)	(2,265)
CPB Adjusted Cash Sustaining Costs	6,944
Gold Equivalent Ounces Produced(10)	6,292
2023 Allowable Adjustments(9)	(1,596)
CPB adjusted Gold Equivalent Ounces Produced	4,696
CPB adjusted CSC per GEO(11)	$1,479

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(1)
Excludes Depreciation and amortization and Reclamation and remediation.

(2)
Includes by-product credits of $137 and excludes co-product revenues of $1,219.

(3)
Includes stockpile and leach pad inventory adjustments of $3 at Porcupine, $5 at Éléonore, $2 at Brucejack, $32 at Peñasquito, $2 at Cerro Negro, $5 at Yanacocha, $5 at Telfer, $1 at Akyem, and $43 at NGM.

(4)
Reclamation costs include operating accretion and amortization of asset retirement costs of $97 and $125, respectively, and exclude accretion and reclamation and remediation adjustments at former operating properties and historic mining operations that have entered the closure phase and have no substantive future economic value of $148 and $1,288, respectively.

(5)
Advanced projects, research and development and Exploration excludes development expenditures of $3 at CC&V, $5 at Porcupine, $5 at Peñasquito, $9 at Merian, $5 at Cerro Negro, $4 at Yanacocha, $29 at Tanami, $38 at Ahafo, $18 at Akyem, $16 at NGM and $121 at Corporate and Other, totaling $253 related to developing new operations or major projects at existing operations where these projects will materially benefit the operation.

(6)
Other expense, net is adjusted for settlement costs of Newcrest transaction-related costs of $464, restructuring and severance costs of $24, settlement costs of $7, and distributions from the Newmont Global Community Support fund of $1.

(7)
Excludes capitalized interest related to sustaining capital expenditures. See Liquidity and Capital Resources within Part II, Item 7, Management’s Discussion and Analysis for sustaining capital by segment in the 10K.

(8)
Includes finance lease payments for sustaining projects of $64 and excludes finance lease payments for development projects of $36.

(9)
CPB related adjustments include the removal of Newcrest and NGM.

(10)
Gold equivalent ounces is calculated as pounds or ounces produced multiplied by the ratio of the other metals price to the gold price, using Gold ($1,400/oz.), Copper ($3.50/lb.), Silver ($20.00/oz.), Lead ($1.00/lb.) and Zinc ($1.20/lb.) pricing for 2023.

(11)
Per ounce measures may not recalculate due to rounding

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Non-GAAP Financial Measures
Non-GAAP financial measures are intended to provide additional information only and do not have any standard meaning prescribed by GAAP. These measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Unless otherwise noted, we present the Non- GAAP financial measures of our continuing operations in the tables below. For additional information regarding our discontinued operations, refer to Note 1 to the Consolidated Financial Statements in our Form 10-K for the year-ended December 31, 2023, filed with the SEC on February 29, 2024 (the “2023 Form 10-K”), available on Newmont.com and the SEC’s website.
The reader is reminded that references to the Notes to the Financial Statements or “our Consolidated Financial Statements” below refers to the Consolidated Finance Statement contained in Newmont Corporation’s 2023 Form 10-K.
Earnings before interest, taxes and depreciation and amortization and Adjusted earnings before interest, taxes and depreciation and amortization
Management uses earnings before interest, taxes and depreciation and amortization (“EBITDA”) and EBITDA adjusted for non-core or certain items that have a disproportionate impact on our results for a particular period (“Adjusted EBITDA”) as non-GAAP measures to evaluate the Company’s operating performance. EBITDA and Adjusted EBITDA do not represent, and should not be considered an alternative to, net income (loss), operating income (loss), or cash flow from operations as those terms are defined by GAAP, and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. Although Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our calculation of Adjusted EBITDA is not necessarily comparable to such other similarly titled captions of other companies. The Company believes that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors. Management’s determination of the components of Adjusted EBITDA are evaluated periodically and based, in part, on a review of non-GAAP financial measures used by mining industry analysts. Net income (loss) attributable to Newmont stockholders is reconciled to EBITDA and Adjusted EBITDA as follows:
	Year Ended December 31,
	2023	2022	2021
Net income (loss) attributable to Newmont stockholders	$(2,494)	$(429)	$1,166
Net income (loss) attributable to noncontrolling interests	27	60	(933)
Net (income) loss from discontinued operations(1)	(27)	(30)	(57)
Equity loss (income) of affiliates	(63)	(107)	(166)
Income and mining tax expense (benefit)	526	455	1,098
Depreciation and amortization	2,108	2,185	2,323
Interest expense, net	243	227	274
EBITDA	$320	$2,361	$3,705
Adjustments:
Impairment charges(2)	$1,891	$1,320	$25
Reclamation and remediation charges(3)	1,260	713	1,696
Newcrest transaction and integration costs(4)	464	—	—
(Gain) loss on asset and investment sales(5)	197	(35)	(212)
Change in fair value of investments(6)	47	46	135
Restructuring and severance(7)	24	4	11
Pension settlements(8)	9	137	4
Settlement costs(9)	7	22	11
COVID-19 specific costs(10)	1	3	5
Loss on assets held for sale(11)	—	—	571
Loss on debt extinguishment(12)	—	—	11
Impairment of investments(13)	—	—	1
Other(14)	(5)	(21)	—
Adjusted EBITDA	$4,215	$4,550	$5,963

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(1)
For additional information regarding our discontinued operations, refer to Note 1 to our Consolidated Financial Statements.

(2)
Impairment charges, included in Impairment charges, represents non-cash write-downs of long-lived assets and goodwill. Refer to Note 7 to our Consolidated Financial Statements for further information.

(3)
Reclamation and remediation charges, included in Reclamation and remediation, represents revisions to the reclamation and remediation plans and cost estimates at the Company’s former operating properties and historic mining operations that have entered the closure phase and have no substantive future economic value. For additional information, refer to Note 6 in the Consolidated Financial Statements.

(4)
Newcrest transaction and integration costs, included in Other expense, net, represents costs incurred related to Newmont’s acquisition of Newcrest completed in 2023 as well as subsequent integration costs. These costs primarily include $316 in relation to the stamp duty tax incurred in connection with the transaction.

(5)
(Gain) loss on asset and investment sales, included in Other income (loss), net, primarily represents the impairment loss on the abandonment of the pyrite leach plant at Peñasquito offset by the net gain recognized on the exchange of Maverix shares and warrants to Triple flag and the subsequent sale of Triple Flag shares in 2023; gains recognized on the sale of the investment in MARA, on disposal of trucks at Boddington, and the sale of royalty interests at NGM, partially offset by the loss recognized on the sale of the La Zanja equity method investment in 2022; and the gain on the sale of the Kalgoorlie Power business, gain on the NGM Lone Tree and South Arturo exchange transaction, and gain on the sale of TMAC in 2021. For additional information, refer to Note 9 and 15 to our Consolidated Financial Statements.

(6)
Change in fair value of investments, included in Other income (loss), net, primarily represents unrealized gains and losses related to the Company’s investments in current and non-current marketable and other equity securities. For additional information regarding our investments, refer to Note 15 to our Consolidated Financial Statements.

(7)
Restructuring and severance, included in Other expense, net, primarily represents severance and related costs associated with significant organizational and operating model changes implemented by the Company for all periods presented.

(8)
Pension settlements, included in Other income (loss), net, primarily represents pension settlement charges related to lump sum payments to participants in 2023, the annuitization of certain defined benefit plans and lump sum payments to participants in 2022, and lump sum payments to participants in 2021. Refer to Note 11 to our Consolidated Financial Statements for further information.

(9)
Settlement costs, included in Other expense, net, primarily represents costs related to additional employee related accruals as a result of the Australian Fair Work legislation in 2023; a legal settlement and a voluntary contribution made to support humanitarian efforts in Ukraine in 2022; and a voluntary contribution made to the Republic of Suriname in 2021.

(10)
COVID-19 specific costs, included in Other expense, net, primarily includes amounts distributed from Newmont Global Community Support Fund to help host communities, governments and employees combat the COVID-19 pandemic for all periods presented and includes incremental direct costs incurred as a result of actions taken to protect against the impacts of the COVID-19 pandemic. Refer to Note 8 to our Consolidated Financial Statements for further information.

(11)
Loss on assets held for sale, included in Loss on assets held for sale, represents the loss recognized due to the reclassification of the Conga mill assets as held for sale during 2021. The assets were remeasured to fair value less costs to sell. For additional information, refer to Note 1 to our Consolidated Financial Statements.

(12)
Loss on debt extinguishment, included in Other income (loss), net, primarily represents losses on the debt tender offer and subsequent extinguishment of the 2023 Newmont Senior Notes and the 2023 Goldcorp Senior Notes during 2021.

(13)
Impairment of investments, included in Other income (loss), net, primarily represents other-than-temporary impairments of other investments.

(14)
Other, included in Other income (loss), net, in 2023 represents income received during the first quarter of 2023 on the favorable settlement of certain matters that were outstanding at the time of sale of the related investment in 2022. Amounts related to 2022 are primarily comprised of a reimbursement of certain historical Goldcorp operational expenses related to a legacy project that reached commercial production in the second quarter of 2022 and penalty income from an energy vendor early terminating a contract in 2022.

Adjusted net income (loss)
Management uses Adjusted Net Income (Loss) to evaluate the Company’s operating performance and for planning and forecasting future business operations. The Company believes the use of Adjusted Net Income (Loss) allows investors and analysts to understand the results of the continuing operations of the Company and its direct and indirect subsidiaries relating to the sale of products, by excluding certain items that have a disproportionate impact on our results for a particular period. Adjustments to continuing operations are presented before tax and net of our partners’ noncontrolling interests, when applicable. The tax effect of adjustments is presented in the Tax effect of adjustments line and is calculated using the applicable tax rate. Management’s determination of the components of Adjusted Net Income (Loss) are evaluated periodically and

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based, in part, on a review of non-GAAP financial measures used by mining industry analysts. Net income (loss) attributable to Newmont stockholders is reconciled to Adjusted net income (loss) as follows:
	Year Ended December 31, 2023
		per share data(1)
		basic	diluted
Net income (loss) attributable to Newmont stockholders	$(2,494)	$(2.97)	$(2.97)
Net loss (income) attributable to Newmont stockholders from discontinued operations(2)	(27)	(0.03)	(0.03)
Net income (loss) attributable to Newmont stockholders from continuing operations(3)	(2,521)	(3.00)	(3.00)
Impairment charges, net(4)	1,888	2.25	2.25
Reclamation and remediation charges(5)	1,260	1.50	1.50
Newcrest transaction and integration costs(6)	464	0.56	0.56
(Gain) loss on asset and investment sales(7)	197	0.23	0.23
Change in fair value of investments(8)	47	0.05	0.05
Restructuring and severance(9)	24	0.03	0.03
Pension settlements(10)	9	0.01	0.01
Settlement costs(11)	7	0.01	0.01
COVID-19 specific costs(12)	1	—	—
Other(13)	(5)	—	—
Tax effect of adjustments(14)	(613)	(0.73)	(0.73)
Valuation allowance and other tax adjustments, net(15)	566	0.66	0.66
Adjusted net income (loss)	$1,324	$1.57	$1.57
Weighted average common shares (millions):(3)		841	841

(1)
Per share measures may not recalculate due to rounding.

(2)
For additional information regarding our discontinued operations, refer to Note 1 to our Consolidated Financial Statements.

(3)
Adjusted net income (loss) per diluted share is calculated using diluted common shares, which are calculated in accordance with GAAP. For the year ended December 31, 2023, potentially dilutive shares, which were insignificant, were excluded from the computation of diluted loss per common share attributable to Newmont stockholders in the Consolidated Statement of Operations as they were antidilutive. These shares were included in the computation of adjusted net income per diluted share for the year ended December 31, 2023.

(4)
Impairment charges, net, included in Impairment charges represents non-cash write-downs of long-lived assets and goodwill. Refer to Note 7 to our Consolidated Financial Statements for further information. Amount is presented net of pre-tax income (loss) attributable to noncontrolling interests of $(3).

(5)
Reclamation and remediation charges, net, included in Reclamation and remediation, represents revisions to the reclamation and remediation plans and cost estimates at the Company’s former operating properties and historic mining operations that have entered the closure phase and have no substantive future economic value. Refer to Note 6 to our Consolidated Financial Statements for further information.

(6)
Newcrest transaction and integration costs, included in Other expense, net, represents costs incurred related to Newmont’s acquisition of Newcrest completed in 2023 as well as subsequent integration costs. These costs primarily include $316 in relation to the stamp duty tax incurred in connection with the transaction.

(7)
(Gain) loss on asset and investment sales, included in Gain on asset and investment sales, net, primarily represents the impairment loss on the abandonment of the pyrite leach plant at Peñasquito offset by the net gain recognized on the exchange of Maverix shares and warrants to Triple flag and the subsequent sale of Triple Flag shares. For additional information, refer to Note 9 to our Consolidated Financial Statements.

(8)
Change in fair value of investments, included in Other income (loss), net, primarily represents unrealized gains and losses related to the Company’s investment in current and non-current marketable and other equity securities. For additional information regarding our investments, refer to Note 15 to our Consolidated Financial Statements.

(9)
Restructuring and severance, net, included in Other expense, net, primarily represents severance and related costs associated with significant organizational and operating model changes implemented by the Company.

(10)
Pension settlements, included in Other income (loss), net, primarily represents pension settlement charges related to lump sum payments to participants. Refer to Note 11 to our Consolidated Financial Statements for further information.

(11)
Settlement costs, included in Other expense, net, primarily represents costs related to additional employee related accruals as a result of the Australian Fair Work legislation.

(12)
COVID-19 specific costs, included in Other expense, net, represents amounts distributed from the Newmont Global Community Fund to help host communities, governments and employees combat the COVID-19 pandemic. Adjusted net income (loss) has not been adjusted for $1 of incremental COVID-19 costs incurred as a result of actions taken to protect against the impacts of the COVID-19 pandemic at our operational sites. Refer to Note 8 to our Consolidated Financial Statements for further information.

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(13)
Other, included in Other income (loss), net, primarily represents income received during the first quarter of 2023 on the favorable settlement of certain matters that were outstanding at the time of sale of the related investment in 2022.

(14)
The tax effect of adjustments, included in Income and mining tax benefit (expense), represents the tax effect of adjustments in footnotes (4) through (13), as described above, and are calculated using the applicable tax rate.

(15)
Valuation allowance and other tax adjustments, net, included in Income and mining tax benefit (expense), is recorded for items such as foreign tax credits, alternative minimum tax credits, capital losses, disallowed foreign losses, and the effects of changes in foreign currency exchange rates on deferred tax assets and deferred tax liabilities. The adjustment reflects the net increase or (decrease) to net operating losses, capital losses, tax credit carryovers, and other deferred tax assets subject to valuation allowance of $357, the effects of changes in foreign exchange rates on deferred tax assets and liabilities of $(3), net removal to the reserve for uncertain tax positions of $(28), and other tax adjustments of $240.

Free Cash Flow
Management uses Free Cash Flow as a non-GAAP measure to analyze cash flows generated from operations. Free Cash Flow is Net cash provided by (used in) operating activities less Net cash provided by (used in) operating activities of discontinued operations less Additions to property, plant and mine development as presented on the Consolidated Statements of Cash Flows. The Company believes Free Cash Flow is also useful as one of the bases for comparing the Company’s performance with its competitors. Although Free Cash Flow and similar measures are frequently used as measures of cash flows generated from operations by other companies, the Company’s calculation of Free Cash Flow is not necessarily comparable to such other similarly titled captions of other companies.
The presentation of non-GAAP Free Cash Flow is not meant to be considered in isolation or as an alternative to net income as an indicator of the Company’s performance, or as an alternative to cash flows from operating activities as a measure of liquidity as those terms are defined by GAAP, and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. The Company’s definition of Free Cash Flow is limited in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, the Company believes it is important to view Free Cash Flow as a measure that provides supplemental information to the Company’s Consolidated Statements of Cash Flows.
The following table sets forth a reconciliation of Free Cash Flow, a non-GAAP financial measure, to Net cash provided by (used in) operating activities, which the Company believes to be the GAAP financial measure most directly comparable to Free Cash Flow, as well as information regarding Net cash provided by (used in) investing activities and Net cash provided by (used in) financing activities.
	Year Ended December 31,
	2023	2022	2021
Net cash provided by (used in) operating activities	$2,763	$3,220	$4,279
Less: Net cash used in (provided by) operating activities of discontinued operations	(9)	(22)	(13)
Net cash provided by (used in) operating activities of continuing operations	2,754	3,198	4,266
Less: Additions to property, plant and mine development	(2,666)	(2,131)	(1,653)
Free Cash Flow	$88	$1,067	$2,613
Net cash provided by (used in) investing activities(1)	$(1,002)	$(2,983)	$(1,868)
Net cash provided by (used in) financing activities	$(1,603)	$(2,356)	$(2,958)

(1)
Net cash provided by (used in) investing activities includes Additions to property, plant and mine development, which is included in the Company’s computation of Free Cash Flow.

Net Debt
Management uses Net Debt to measure the Company’s liquidity and financial position. Net Debt is calculated as Debt and Lease and other financing obligations less Cash and cash equivalents and time deposits included in Time deposits and other investments, as presented on the Consolidated Balance Sheets. Cash and cash equivalents and time deposits are subtracted from Debt and Lease and other financing obligations as these are highly liquid, low-risk investments and could be used to reduce the Company’s debt obligations. The Company believes the use of Net Debt allows investors and others to evaluate financial flexibility and strength of the Company’s balance sheet. Net Debt is intended to provide additional information only and does not have any

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standardized meaning prescribed by GAAP and should not be considered in isolation or as a substitute for measures of liquidity prepared in accordance with GAAP. Other companies may calculate this measure differently.
The following table sets forth a reconciliation of Net Debt, a non-GAAP financial measure, to Debt and Lease and other financing obligations, which the Company believes to be the GAAP financial measures most directly comparable to Net Debt.
	At December 31, 2023	At December 31, 2022
Debt	$8,874	$5,571
Lease and other financing obligations	562	561
Less: Cash and cash equivalents	(3,002)	(2,877)
Less: Time deposits(1)	—	(829)
Net debt	$6,434	$2,426

(1)
Refer to Note 15 of the Consolidated Financial Statements for further information.

Costs applicable to sales per ounce/gold equivalent ounce
Costs applicable to sales per ounce/gold equivalent ounce are non-GAAP financial measures. These measures are calculated by dividing the costs applicable to sales of gold and other metals by gold ounces or gold equivalent ounces sold, respectively. These measures are calculated for the periods presented on a consolidated basis. We believe that these measures provide additional information to management, investors and others that aids in the understanding of the economics of our operations and performance compared to other producers and provides investors visibility into the direct and indirect costs related to production, excluding depreciation and amortization, on a per ounce/gold equivalent ounce basis. Costs applicable to sales per ounce/gold equivalent ounce statistics are intended to provide additional information only and do not have any standardized meaning prescribed by GAAP and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The measures are not necessarily indicative of operating profit or cash flow from operations as determined under GAAP. Other companies may calculate these measures differently.
The following tables reconcile these non-GAAP measures to the most directly comparable GAAP measures.
	Gold(1)			GEO(2)
	Year Ended December 31,			Year Ended December 31,
	2023	2022	2021	2023	2022	2021
Costs applicable to sales(3)	$5,689	$5,423	$4,628	$1,010	$1,045	$807
Gold/GEO sold (thousand ounces)(4)	5,420	5,812	5,897	896	1,275	1,258
Costs applicable to sales per ounce(5)	$1,050	$933	$785	$1,127	$819	$640

(1)
Includes by-product credits of $124, $109, and $187 in 2023, 2022, and 2021, respectively.

(2)
Includes by-product credits of $13, $8, and $7 in 2023, 2022, and 2021, respectively.

(3)
Excludes Depreciation and amortization and Reclamation and remediation.

(4)
Gold equivalent ounces is calculated as pounds or ounces produced multiplied by the ratio of the other metals price to the gold price, using Gold ($1,400/oz.), Copper ($3.50/lb.), Silver ($20.00/oz.), Lead ($1.00/lb.) and Zinc ($1.20/lb.) pricing for 2023, Gold ($1,200/oz.), Copper ($3.25/lb.), Silver ($23.00/oz.), Lead ($0.95/lb.) and Zinc ($1.15/lb.) pricing for 2022 and Gold ($1,200/oz.), Copper ($2.75/lb.), Silver ($22.00/oz.), Lead ($0.90/lb.) and Zinc ($1.05/lb.) pricing for 2021.

(5)
Per ounce measures may not recalculate due to rounding.

All-In Sustaining Costs
Current GAAP measures used in the mining industry, such as cost of goods sold, do not capture all of the expenditures incurred to discover, develop and sustain production. Therefore, Newmont calculates All-In Sustaining Costs (“AISC”) based on the definition published by the World Gold Council. The World Gold Council is a market development organization for the gold industry comprised of and funded by gold mining companies around the world and a regulatory organization.
AISC is a metric that expands on GAAP measures, such as cost of goods sold, and non-GAAP measures, such as costs applicable to sales per ounce, to provide visibility into the economics of our mining operations related

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to expenditures, operating performance and the ability to generate cash flow from our continuing operations. We believe that AISC is a non-GAAP measure that provides additional information to management, investors and others that aids in the understanding of the economics of our operations and performance compared to other producers and provides investors visibility by better defining the total costs associated with production.
AISC amounts are intended to provide additional information only and do not have any standardized meaning prescribed by GAAP and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The measures are not necessarily indicative of operating profit or cash flow from operations as determined under GAAP. Other companies may calculate these measures differently as a result of differences in the underlying accounting principles, policies applied and in accounting frameworks such as in IFRS, or by reflecting the benefit from selling non-gold metals as a reduction to AISC. Differences may also arise related to definitional differences of sustaining versus development (i.e. non-sustaining) activities based upon each company’s internal policies.
The following disclosure provides information regarding the adjustments made in determining the All-In Sustaining Costs measure:
Costs applicable to sales. Includes all direct and indirect costs related to current production incurred to execute the current mine plan. We exclude certain exceptional or unusual amounts from CAS, such as significant revisions to recovery amounts. CAS includes by-product credits from certain metals obtained during the process of extracting and processing the primary ore-body. CAS is accounted for on an accrual basis and excludes Depreciation and amortization and Reclamation and remediation, which is consistent with our presentation of CAS on the Consolidated Statements of Operations. In determining AISC, only the CAS associated with producing and selling an ounce of gold is included in the measure. Therefore, the amount of gold CAS included in AISC is derived from the CAS presented in the Company’s Consolidated Statements of Operations less the amount of CAS attributable to the production of other metals. The other metals’ CAS at those mine sites is disclosed in Note 4 of the Consolidated Financial Statements. The allocation of CAS between gold and other metals is based upon the relative sales value of gold and other metals produced during the period.
Reclamation costs. Includes accretion expense related to reclamation liabilities and the amortization of the related ARC for the Company’s operating properties. Accretion related to the reclamation liabilities and the amortization of the ARC assets for reclamation does not reflect annual cash outflows but are calculated in accordance with GAAP. The accretion and amortization reflect the periodic costs of reclamation associated with current production and are therefore included in the measure. The allocation of these costs to gold and other metals is determined using the same allocation used in the allocation of CAS between gold and other metals.
Advanced projects, research and development and exploration. Includes incurred expenses related to projects that are designed to sustain current production and exploration. We note that as current resources are depleted, exploration and advanced projects are necessary for us to replace the depleting reserves or enhance the recovery and processing of the current reserves to sustain production at existing operations. As these costs relate to sustaining our production, and are considered a continuing cost of a mining company, these costs are included in the AISC measure. These costs are derived from the Advanced projects, research and development and Exploration amounts presented in the Consolidated Statements of Operations less incurred expenses related to the development of new operations, or related to major projects at existing operations where these projects will materially benefit the operation in the future. The allocation of these costs to gold and other metals is determined using the same allocation used in the allocation of CAS between gold and other metals. We also allocate these costs incurred at Corporate and Other using the proportion of CAS between gold and other metals.
General and administrative. Includes costs related to administrative tasks not directly related to current production, but rather related to supporting our corporate structure and fulfilling our obligations to operate as a public company. Including these expenses in the AISC metric provides visibility of the impact that general and administrative activities have on current operations and profitability on a per ounce basis. We allocate these costs to gold and other metals at Corporate and Other using the proportion of CAS between gold and other metals.
Other expense, net. For Other expense, net we include care and maintenance costs relating to direct operating costs incurred at the mine sites during the period that these sites were temporarily placed into care and maintenance in response to pandemics such as COVID-19 or unexpected significant events and exclude certain

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exceptional or unusual expenses, such as restructuring, as these are not indicative to sustaining our current operations. Furthermore, this adjustment to Other expense, net is also consistent with the nature of the adjustments made to Net income (loss) attributable to Newmont stockholders as disclosed in the Company’s non-GAAP financial measure Adjusted net income (loss). The allocation of these costs to gold and other metals is determined using the same allocation used in the allocation of CAS between gold and other metals.
Treatment and refining costs. Includes costs paid to smelters for treatment and refining of our concentrates to produce the salable metal. These costs are presented net as a reduction of Sales on the Consolidated Statements of Operations. The allocation of these costs to gold and other metals is determined using the same allocation used in the allocation of CAS between gold and other metals.
Sustaining capital and finance lease payments. We determined sustaining capital and finance lease payments as those capital expenditures and finance lease payments that are necessary to maintain current production and execute the current mine plan. We determined development (i.e. non-sustaining) capital expenditures and finance lease payments to be those payments used to develop new operations or related to projects at existing operations where those projects will materially benefit the operation and are excluded from the calculation of AISC. The classification of sustaining and development capital projects and finance leases is based on a systematic review of our project portfolio in light of the nature of each project. Sustaining capital and finance lease payments are relevant to the AISC metric as these are needed to maintain the Company’s current operations and provide improved transparency related to our ability to finance these expenditures from current operations. The allocation of these costs to gold and other metals is determined using the same allocation used in the allocation of CAS between gold and other metals. We also allocate these costs incurred at Corporate and Other using the proportion of CAS between gold and other metals.

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Year Ended December 31, 2023	Costs Applicable to Sales(1)(2)(3)	Reclamation Costs(4)	Advanced Projects, Research and Development and Exploration(5)	General and Administrative	Other Expense, Net(6)	Treatment and Refining Costs	Sustaining Capital and Lease Related Costs(7)(8)	All-In Sustaining Costs	Ounces (000) Sold	All-In Sustaining Costs per Ounce(9)
Gold
CC&V	$198	$10	$10	$—	$2	$—	$62	$282	171	$1,644
Musselwhite	214	5	10	—	—	—	104	333	181	1,843
Porcupine	301	23	12	—	—	—	71	407	258	1,577
Éléonore	295	9	10	—	—	—	114	428	233	1,838
Red Chris(10)	4	—	—	—	—	—	2	6	4	1,439
Brucejack(10)	69	—	7	—	1	3	16	96	36	2,646
Peñasquito	158	7	1	—	2	9	29	206	130	1,590
Merian	385	7	14	—	—	1	85	492	319	1,541
Cerro Negro	328	5	5	—	5	—	51	394	261	1,509
Yanacocha	294	24	7	—	—	—	24	349	275	1,266
Boddington	634	17	5	—	—	18	125	799	749	1,067
Tanami	337	3	1	—	—	—	130	471	444	1,060
Cadia(10)	129	—	1	—	—	6	16	152	120	1,271
Telfer(10)	126	—	2	—	—	3	2	133	67	1,988
Lihir(10)	146	—	2	—	—	—	51	199	131	1,517
Ahafo	547	20	2	—	2	—	135	706	578	1,222
Akyem	275	44	1	—	—	—	37	357	296	1,210
NGM	1,249	17	13	11	2	6	332	1,630	1,167	1,397
Corporate and Other(11)	—	—	89	255	6	—	37	387	—	—
Total Gold	$5,689	$191	$192	$266	$20	$46	$1,423	$7,827	5,420	$1,444
Gold equivalent ounces – other metals(12)
Red Chris(10)	$17	$—	$—	$—	$—	$3	$7	$27	16	$1,660
Peñasquito	651	30	5	1	1	82	120	890	507	1,756
Boddington	204	3	1	—	—	15	39	262	246	1,067
Cadia(10)	116	—	1	—	—	19	17	153	114	1,342
Telfer(10)	22	—	2	—	—	4	5	33	13	2,580
Corporate and Other(11)	—	—	11	32	—	—	6	49	—	—
Total Gold Equivalent Ounces	$1,010	$33	$20	$33	$1	$123	$194	$1,414	896	$1,579
Consolidated	$6,699	$224	$212	$299	$21	$169	$1,617	$9,241
(1)
Excludes Depreciation and amortization and Reclamation and remediation.

(2)
Includes by-product credits of $137 and excludes co-product revenues of $1,219.

(3)
Includes stockpile and leach pad inventory adjustments of $3 at Porcupine, $5 at Éléonore, $2 at Brucejack, $32 at Peñasquito, $2 at Cerro Negro, $5 at Yanacocha, $4 at Telfer, $1 at Akyem, and $43 at NGM.

(4)
Reclamation costs include operating accretion and amortization of asset retirement costs of $97 and $127, respectively, and exclude accretion and reclamation and remediation adjustments at former operating properties and historic mining operations that have entered the closure phase and have no substantive future economic value of $148 and $1,288, respectively.

(5)
Advanced projects, research and development and Exploration excludes development expenditures of $3 at CC&V, $5 at Porcupine, $5 at Peñasquito, $9 at Merian, $5 at Cerro Negro, $4 at Yanacocha, $29 at Tanami, $38 at Ahafo, $18 at Akyem, $16 at NGM and $121 at Corporate and Other, totaling $253 related to developing new operations or major projects at existing operations where these projects will materially benefit the operation.

(6)
Other expense, net is adjusted for settlement costs of Newcrest transaction-related costs of $464, restructuring and severance costs of $24, settlement costs of $7, and distributions from the Newmont Global Community Support fund of $1.

(7)
Excludes capitalized interest related to sustaining capital expenditures. See Liquidity and Capital Resources within Part II, Item 7, MD&A for sustaining capital by segment.

(8)
Includes finance lease payments for sustaining projects of $64 and excludes finance lease payments for development projects of $36.

(9)
Per ounce measures may not recalculate due to rounding.

(10)
Sites acquired through the Newcrest transaction. Refer to Note 3 to the Consolidated Financial Statements for further information.

(11)
Corporate and Other includes the Company’s business activities relating to its corporate and regional offices and all equity method investments. Refer to Note 4 to the Consolidated Financial Statements for further information.

(12)
Gold equivalent ounces is calculated as pounds or ounces produced multiplied by the ratio of the other metals price to the gold price, using Gold ($1,400/oz.), Copper ($3.50/lb.), Silver ($20.00/oz.), Lead ($1.00/lb.) and Zinc ($1.20/lb.) pricing for 2023.

124      Newmont Corporation

Annex A
Cautionary Statements and Endnotes — Annex A-2
Note Regarding Tier 1 Assets: A Tier 1 asset is defined as having on average over such asset’s mine life: (1) production of over 500,000 GEO’s/ year on a consolidated basis, (2) average AISC/oz in the lower half of the industry cost curve, (3) an expected mine life of over 10 years, and (4) operations in countries that are classified in the A and B rating ranges for Moody’s, S&P and Fitch. Newmont's Tier 1 operations consist of six managed Tier 1 assets (Boddington, Tanami, Cadia, Lihir, Peñasquito and Ahafo), and four assets owned through two non-managed joint ventures at Nevada Gold Mines and Pueblo Viejo (Carlin, Cortez, Turquoise Ridge and Pueblo Viejo).
Note Regarding Reserves and Resources: Reserves and Resources are utilized as compensation performance measures in connection with the annual Company Performance Bonus calculation.
Newmont’s reserves estimates were prepared in compliance with Subpart 1300 of Regulation S-K adopted by the SEC and represent the amount of gold, copper, silver, lead, zinc and molybdenum estimated, at December 31, 2023, could be economically and legally extracted or produced at the time of the reserve determination. The term “economically,” as used in this definition, means that profitable extraction or production has been established or analytically demonstrated in at a minimum, a pre-feasibility study to be viable and justifiable under reasonable investment and market assumptions. The term “legally,” as used in this definition, does not imply that all permits needed for mining and processing have been obtained or that other legal issues have been completely resolved. However, for a reserve to exist, Newmont (or our joint venture partners) must have a justifiable expectation, based on applicable laws and regulations, that issuance of permits or resolution of legal issues necessary for mining and processing at a particular deposit will be accomplished in the ordinary course of business and in a timeframe consistent with Newmont’s (or our joint venture partner’s) current mine plans. Reserves in this presentation are aggregated from the proven and probable classes. The term “Proven reserves” used in the tables of the appendix means reserves for which (a) quantity is estimated from dimensions revealed in outcrops, trenches, workings or drill holes; (b) grade and/or quality are estimated from the results of detailed sampling; and (c) the sites for inspection, sampling and measurements are spaced so closely and the geologic character is sufficiently defined that size, shape, depth and mineral content of reserves are well established. The term “Probable reserves” means reserves for which quantity and grade are estimated from information similar to that used for Proven reserves, but the sites for sampling are farther apart or are otherwise less closely spaced. The degree of assurance, although lower than that for Proven reserves, is high enough to assume continuity between points of observation. Newmont classifies all reserves as Probable on its development projects until a year of production has confirmed all assumptions made in the reserve estimates. Proven and Probable reserves include gold, copper, silver, zinc, lead or molybdenum attributable to Newmont’s ownership or economic interest. Proven and Probable reserves were calculated using cut-off grades. The term “cutoff grade” means the lowest grade of mineralized material considered economic to process. Cut-off grades vary between deposits depending upon prevailing economic conditions, mineability of the deposit, by- products, amenability of the ore to gold, copper, silver, zinc, lead or molybdenum extraction and type of milling or leaching facilities available.
Estimates of Proven and Probable reserves are subject to uncertainty. Such estimates are, or will be, to a large extent, based on the prices of gold, silver, copper, zinc, lead and molybdenum and interpretations of geologic data obtained from drill holes and other exploration techniques, which data may not necessarily be indicative of future results. If our reserve estimations are required to be revised using significantly lower gold, silver, zinc, copper, lead and molybdenum prices as a result of a decrease in commodity prices, increases in operating costs, reductions in metallurgical recovery or other modifying factors, this could result in material write-downs of our investment in mining properties, goodwill and increased amortization, reclamation and closure charges. Producers use pre-feasibility and feasibility studies for undeveloped ore bodies to derive estimates of capital and operating costs based upon anticipated tonnage and grades of ore to be mined and processed, the predicted configuration of the ore body, expected recovery rates of metals from the ore, the costs of comparable facilities, the costs of operating and processing equipment and other factors. Actual operating and capital cost and economic returns on projects may differ significantly from original estimates. Further, it may take many years from the initial phases of exploration until commencement of production, during which time, the economic feasibility of production may change.
Estimates of resources are subject to further exploration and development, are subject to additional risks, and no assurance can be given that they will eventually convert to future reserves. Inferred resources, in particular, have a great amount of uncertainty as to their existence and their economic and legal feasibility. Investors are

2024 Proxy Statement      125

Annex A
cautioned not to assume that any part of all of the Inferred resource exists or is economically or legally mineable. The Company cannot be certain that any part or parts of the resource will ever be converted into reserves. In addition, if the price of gold, silver, copper, zinc, lead or molybdenum declines from recent levels, if production costs increase, grades decline, recovery rates decrease or if applicable laws and regulations are adversely changed, the indicated level of recovery may not be realized or mineral reserves or resources might not be mined or processed profitably. If we determine that certain of our mineral reserves or resources have become uneconomic, this may ultimately lead to a reduction in our aggregate reported mineral reserves and resources. Consequently, if our actual mineral reserves and resources are less than current estimates, our business, prospects, results of operations and financial position may be materially impaired. For additional information see the “Proven and Probable Reserve” and “Measured and Indicated and Inferred Resource” tables, in the Company’s Form 10-K for the year-ended December 31, 2023, filed on February 29, 2024, with the SEC.
Note Regarding Forward-Looking Statements: Forward-looking statements may appear in this proxy statement. Certain statements, other than purely historical information, including estimates, projections, statements relating to our plans, objectives and expected results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “target,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements in this proxy statement may include, without limitation, estimates of outlook, including expected financial and operating results, expectations regarding full potential savings, value creation, synergies and other efficiencies, expectations regarding project execution including without limitation IRR, expectations regarding portfolio optimization, investments or divestitures, expectations regarding future mineralization, expectations regarding future dividends, annualized dividends, dividend framework, yield and payment levels, share repurchases and others. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” of our Form 10-K for the year-ended December 31, 2023, filed with the SEC, available on the SEC website or www.newmont.com. The Company undertakes no obligation to update or revise publicly any forward-looking statements.
Note Regarding Future Dividends. Future dividends, including 2023 dividends and beyond, have not yet been approved or declared by the Board of Directors. Management’s expectations with respect to future dividends and the dividend framework are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Investors are cautioned that such statements with respect to future dividends are non-binding. The declaration and payment of future dividends remain at the discretion of the Board of Directors and will be determined based on Newmont’s financial results, balance sheet strength, cash and liquidity requirements, future prospects, gold and commodity prices, and other factors deemed relevant by the Board. The Board of Directors reserves all powers related to the declaration and payment of dividends. Consequently, in determining the dividend to be declared and paid on the common stock of the Company, the Board of Directors may revise or terminate the payment level at any time without prior notice. As a result, investors should not place undue reliance on such statements.
Note Regarding Share Repurchase Program. Investors are also cautioned that the extent to which the Company repurchases its shares, and the timing of such repurchases, will depend upon a variety of factors, including trading volume, market conditions, legal requirements, business conditions and other factors. The repurchase program may be discontinued at any time, and the program does not obligate the Company to acquire any specific number of shares of its common stock or to repurchase the full authorized $1.0 billion. Consequently, the Board of Directors may revise or terminate such share repurchase authorization in the future.
Note Regarding GEOs: 2023 Gold equivalent ounces (GEOs). Calculated as pounds or ounces produced multiplied by the ratio of the other metal’s price to the gold price, using Gold ($1,400/oz.), Copper ($3.50/lb.), Silver ($20/oz.), Lead ($1.00/lb.), and Zinc ($1.20/lb.) pricing.

126      Newmont Corporation

Annex A
Reserves and Resources gold equivalent ounces (GEO’s). Gold Equivalent Ounces calculated using Mineral Reserve pricing: Gold ($1,400/oz.), Copper ($3.50/lb.), Silver ($20/oz.), Lead ($1.00/lb.), and Zinc ($1.20/lb.) and Resource pricing: Gold ($1,600/oz.), Copper ($4.00/lb.), Silver ($23/oz.), Lead ($1.20/lb.), and Zinc ($1.45/lb.) and metallurgical recoveries for each metal on a site-by-site basis as: metal * (metal price * metal recovery) / (gold price * gold recovery).
Note Regarding Full Potential and Synergies. Full Potential improvement value creation is considered an operating measure provided for illustrative purposes, and should not be considered a GAAP or non-GAAP financial measures. Full Potential amounts are estimates utilized by management that represent estimated cumulative incremental value realized as a result of Full Potential projects implemented and are based upon both cost savings and efficiencies that have been monetized for purposes of the estimation. Because Full Potential improvement estimates reflect differences between certain actual costs incurred and management estimates of costs that would have been incurred in the absence of the Full Potential program, such estimates are necessarily imprecise and are based on numerous judgments and assumptions. Expectations of the results of Full Potential savings, synergies or improvements are forward-looking statements and subject to risks and uncertainties.
Synergies and value creation from acquisitions as used in this presentation is a management estimate provided for illustrative purposes and should not be considered a GAAP or non-GAAP financial measure. Synergies represent management’s combined estimate of pre-tax general and administrative synergies, supply chain efficiencies and Full Potential improvements, as a result of the integration of Newmont’s and Newcrest’s businesses that have been monetized for the purposes of the estimation. Because synergies estimates reflect differences between certain actual costs incurred and management estimates of costs that would have been incurred in the absence of the integration of Newmont’s and Newcrest’s businesses, such estimates are necessarily imprecise and are based on numerous judgments and assumptions. Synergies are “forward-looking statements” subject to risks, uncertainties and other factors which could cause actual value creation to differ from expected or past synergies.
Note Regarding Third-Party Data. Where indicated, this document contains data provided by a third-party source. Third party providers generally state that the data contained therein have been obtained from sources believed to be reliable, but that there is no guarantee of the accuracy or completeness of such data. While Newmont believes that such information has been prepared by a reputable source, Newmont has not independently verified the data contained therein. Accordingly, undue reliance should not be placed on any of the industry, market or competitive position data.

2024 Proxy Statement      127

Newmont™ VOTE

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2024 Annual Meeting Proxy Card

A Proposals — The Board of Directors recommends a vote FOR proposals One, Two and Three.

1. Election of Directors.
   Nominees:

	For	Withhold	Abstain		For	Withhold	Abstain		For	Withhold	Abstain
01 - Philip Aiken AM	☐	☐	☐	02 - Gregory H. Boyce	☐	☐	☐	03 - Bruce R. Brook	☐	☐	☐
04 - Maura J. Clark	☐	☐	☐	05 - Emma FitzGerald	☐	☐	☐	06 - Sally-Anne Layman	☐	☐	☐
07 - José Manuel Madero	☐	☐	☐	08 - René Médori	☐	☐	☐	09 - Jane Nelson	☐	☐	☐
10 - Thomas R. Palmer	☐	☐	☐	11 - Julio M. Quintana	☐	☐	☐	12 - Susan N. Story	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

1 U P X

03XTZF

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card.OnlineGo to www.envisionreports.com/NEM or scan the QR code — login details are located in the shaded bar below.PhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories and CanadaSave paper, time and money! Sign up for electronic delivery at www.envisionreports.com/NEM 1.Election of Directors. Nominees: q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qFor Withhold AbstainFor Withhold AbstainFor Withhold Abstain+ 01 - Philip Aiken AM 04 - Maura J. Clark07 - José Manuel Madero 02- Gregory H. Boyce 05 - Emma FitzGerald 08 - René Médori 03- Bruce R. Brook06 - Sally-Anne Layman 09 - Jane Nelson 10- Thomas R. Palmer 11- Julio M. Quintana 12- Susan N. Story 2.Approval of the advisory resolution on Newmont’s executive compensation. ForAgainst Abstain 3.Ratification of the Audit Committee’s appointment ofErnst and Young LLP as Newmont’s independent registered public accounting firm for the fiscal year ended December 31, 2024. ForAgainst Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. 03XTZF 1 U P X+

Newmont Corporation2024 Annual Meeting of Stockholders to be held virtually Wednesday, April 24, 2024 at 8:00 A.M. Mountain Daylight Time via the internet at https://meetnow.global/MKS9NSLTo access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.Important notice regarding the Internet availability of proxy materials for the 2024 Annual Meeting of Stockholders:The 2024 Proxy Statement and the 2023 Annual Report on Form 10-K to Stockholders are available at: www.envisionreports.com/NEMq IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q+PROXY FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, APRIL 24, 2024 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF NEWMONT CORPORATIONThe undersigned, a holder of record of shares of common stock, par value $1.60 per share, of Newmont Corporation (the “Corporation”) at the close of business on February 27, 2024 (the “Record Date”), hereby appoints Mark D. Ebel and Logan Hennessey, and each or either of them, the proxy or proxies of the undersigned, with full power of substitution and revocation, to represent the undersigned and to vote all shares of the common stock of the Corporation that the undersigned is entitled to vote at the 2024 Annual Meeting of Stockholders of the Corporation to be held virtually on Wednesday, April 24, 2024 at 8:00 a.m. Mountain Daylight Time, and any adjournment thereof, upon the matters listed on the reverse side hereof.The proxies cannot vote your shares unless you vote by mail, Internet or telephone. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. To vote by Internet or telephone, please follow the instructions on the reverse side hereof. Your Internet or telephone vote authorizes the proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.THE PROXIES WILL VOTE: (1) AS YOU SPECIFY ON A MATTER LISTED ON THE REVERSE SIDE HEREOF, (2) AS THE BOARD OF DIRECTORS RECOMMENDS WHERE YOU DO NOT SPECIFY YOUR CHOICE ON A MATTER LISTED ON THE REVERSE SIDE HEREOF, AND (3) AS THE PROXIES DECIDE ON ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.The undersigned hereby authorizes the proxies, in their discretion, to vote on any other business which may properly be brought before the meeting or any adjournment thereof. Proxies can only be given by the Corporation’s common stockholders of record on the Record Date. Please sign your name below exactly as it appears on your stock certificate(s) on the Record Date or on the label affixed hereto. When the shares of the Corporation’s common stock are held of record by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders, the 2024 Proxy Statement and the 2023 Annual Report on Form 10-K to Stockholders.(Items to be voted appear on reverse side)Change of Address — Please print new address below.Comments — Please print your comments below.Meeting AttendanceMark box to the right if you plan to attend the Annual Meeting.+